UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
LivePerson, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 8, 2023
Dear LivePerson Stockholders:
On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our 2023 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”), which is scheduled to be held via live audio webcast on October 5, 2023 at 10:00 a.m. Eastern Time. More details on the Annual Meeting can be found in the enclosed Notice for Annual Meeting and Proxy Statement.

We have a number of important proposals for your consideration at the Annual Meeting, including:
•Item 1: to elect two Class II directors to serve until the Company’s 2026 Annual Meeting of Stockholders and until such directors’ successors shall have been duly elected and qualified;
•Item 2: to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•Item 3: to approve, on an advisory basis, the compensation of the Company’s named executive officers;
•Item 4: to determine, on an advisory basis, the frequency of future advisory votes to approve the Company’s executive compensation;
•Item 5: to approve an amendment to the 2019 Stock Incentive Plan to increase the number of shares available for issuance thereunder;
•Item 6: to approve an amendment to the 2019 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder; and
•to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

When determining the Board’s recommendations on the director nominees and other matters before the Annual Meeting, the Board has carefully considered the best interests of all our stockholders.

The Board of Directors recommends a vote on the enclosed proxy card “FOR BOTH” of the Board’s director nominees to be elected at the Annual Meeting pursuant to the proposal listed as Item 1, and a vote “FOR” each of the proposals listed as Items 2, 3, 5 and 6, and a vote “1 YEAR” for the proposal listed as Item 4.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to vote TODAY so that your voice is heard by voting by Internet, by telephone or by dating, signing, and returning the enclosed proxy card. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. Only your latest dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

We look forward to seeing you at the virtual Annual Meeting.

Sincerely,

By:	/s/ Jill Layfield
Name:	Jill Layfield
Title:	Chair of the Board

LivePerson, Inc.
www.liveperson.com
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________
October 5, 2023
10:00 a.m. Eastern Time

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), is scheduled to be held on October 5, 2023 at 10:00 a.m. Eastern Time. The Annual Meeting will be held via a live audio webcast at www.virtualshareholdermeeting.com/LPSN2023. The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

(1)Election of two Class II directors to serve until the Company’s 2026 Annual Meeting of Stockholders and until such directors’ successors shall have been duly elected and qualified;
(2)Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
(3)Advisory approval of the compensation of the Company’s named executive officers;
(4)The determination, on an advisory basis, of the frequency of future advisory votes to approve the Company’s executive compensation;
(5)Approval of an amendment to the 2019 Stock Incentive Plan to increase the number of shares available for issuance thereunder;
(6)Approval of an amendment to the 2019 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder; and
(7)Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on August 11, 2023 (the “record date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are urged to promptly submit the enclosed proxy card, even if their shares were sold after the record date.

We have adopted a virtual format with a live audio webcast for our Annual Meeting to provide a consistent experience for all stockholders. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the record date or hold a valid proxy for such a stockholder for the Annual Meeting. To participate in the Annual Meeting, stockholders will be required to enter the control number found on their proxy card or voting instruction form.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR BOTH” OF THE BOARD’S NOMINEES TO BE ELECTED AND “FOR” PROPOSAL NOS. 2, 3, 5 AND 6 AND “1 YEAR” FOR PROPOSAL NO. 4 USING THE ENCLOSED PROXY CARD.

By Order of the Board of Directors

By:	/s/ Jill Layfield
Name:	Jill Layfield
Title:	Chair of the Board

September 8, 2023

This Notice of Annual Meeting and the enclosed Proxy Statement and proxy card are first being mailed on or about September 8, 2023 to stockholders entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders Scheduled to Be Held on October 5, 2023
This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Company’s Annual Report for the fiscal year ended December 31, 2022 are available free of charge at www.proxyvote.com.

LIVEPERSON, INC.
____________________
PROXY STATEMENT
_____________________

In this Proxy Statement, the terms “LivePerson,” “the Company,” “we,” “us,” and “our” refer to LivePerson, Inc., a Delaware corporation, and its subsidiaries unless the context otherwise requires; the “Board” refers to the Company’s Board of Directors; the “Annual Meeting” refers to the Company’s 2023 Annual Meeting of Stockholders, including any adjournments or postponements thereof; and all references to “present” or “presence” refer to virtual presence at the Annual Meeting.

AT A GLANCE
LivePerson is the global leader in enterprise conversations. Hundreds of the world’s leading brands — including HSBC, Chipotle, and Virgin Media — use our award-winning Conversational Cloud platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing a uniquely rich data set and safety tools to unlock the power of Conversational AI for better business outcomes.

Awards and Recognitions
The world’s foremost awards and recognition programs for customer care, sales, marketing, and technology have acclaimed LivePerson’s AI and its ability to produce better outcomes. The company is also regularly recognized for its management and outstanding work environment.

Fast Company	2022	#1 Most Innovative AI Company in the World
		#22 Overall Most Innovative Company
CX Awards	2023	Best Use of AI
VentureBeat	2022	AI Innovation Award
Business Intelligence Group	2022	Sales and Marketing Product of the Year
Built In	2023	Best Places to Work
	and
	2022
Stevie	2023	Gold Stevie Award for Technology Partner of the Year
	2022	Gold Stevie Award for Best Contact Center Solution
Inc.	2022	Power Partner Awards for best B2B companies
Quadrant	2022	Spark Matrix: Digital-First Customer Service Solutions Leader
Newsweek	2021	Top 100 Most Loved Workplaces
Inc.	2021	Best-Led Companies List
Digiday	2021	Best Technology for eCommerce Site

PROXY STATEMENT	1

Corporate Responsibility
We believe that operating our company in an environmentally and socially responsible manner will help drive the long-term growth of our business. Our social and environmental initiatives are an integral part of how we operate and are intended to foster a culture where our employees are proud of where they work.

Responsible AI

•We are committed to trustworthy AI, recognizing the rapid growth of AI capabilities and its susceptibility to incorporating the personal and unconscious biases of its creators. We have established a cross-functional committee with representatives from engineering and technology, law, diversity, equity & inclusion, and other key internal stakeholder groups. This committee has a charter to review, create, and evolve our company’s responsible AI principles and practices to help our products evolve in an ethical and unbiased manner.

•We were a founding member of EqualAI. This nonprofit organization brings together leaders across business, technology, and academia to shine a light on this important issue and create a new set of best practices for organizations leveraging AI to ensure equal representation. More information is available at www.EqualAI.org.

•Our digital experiences are built on responsible AI principles. We strive to deliver inclusive and authentically empathetic AI at scale, enabling brands to build meaningful and personalized connections with their customers.

•LivePerson has been able to substantially reduce its need for office space as well as employee commutes and their associated carbon footprints, through its adoption of an "employee-centric" workforce model.

•We offer the option to all our employees to choose to work in an office setting when preferred through our partnership with WeWork. We chose WeWork as our main partner due in part to its commitment to become operationally carbon neutral, prioritization of renewable energy sources, and focus on sustainable resource use. According to the Carbon Fund, WeWork office spaces are, on average, 2.5x more efficient than typical office spaces. Our other workspaces have high-energy efficiency appliances as well as full recycling programs, water bottle refill stations and compositing initiatives.

•We regularly update our Sustainability webpage with up-to-date information on LivePerson’s sustainability efforts and our Sustainability Accounting Standards Board (SASB)
disclosures (https://www.liveperson.com/sustainability/).

•LivePerson is responsive to various ESG platforms, including ISS ESG Corporate Ratings, EcoVadis, and the Carbon Disclosure Project.
•We maintain a computer equipment recycling program, ensuring the proper and environmentally friendly disposal of potential electronic waste.

•In making procurement decisions and partnering with third-party data centers, we have prioritized the selection of third-party service providers that demonstrate good stewardship of the environment and lead in data center sustainability by taking steps to minimize our carbon footprint and reduce our energy consumption. Our primary data center operation partners are leaders in data center sustainability who are committed to either operating on carbon-free energy or being climate-neutral by 2030, investing in resource conservation strategies and innovation, scaling renewable energy purchasing, and actively managing their value chain emissions.

Among the many leading practices, our primary third-party data centers:
•use adaptive control systems that reduce power consumption and increase cooling capacity through active airflow management;
•adhere to ASHRAE thermal guidelines to reduce power for cooling;

•implement cold/hot aisle containment that lowers energy consumption and enables more efficient cooling by using physical barriers to reduce the mixing of cold air in data center supply aisles with the hot air in exhaust aisles; and

•maintain energy efficient lighting systems.

Diversity, Equity, Inclusion, and Accessibility
Our Approach: LivePerson is committed to driving positive change in our industry and society, starting with creating an inclusive and welcoming workplace for all our employees. Our inclusivity strategy revolves around three foundational pillars: People, Product, and Stakeholder Community. Our key initiatives include: building shared understanding through ongoing dialogue, empowering our employee-led resource groups and Diversity, Equity, Inclusivity & Accessibility Council, inclusive hiring processes, and a focus on equity, inclusivity and accessibility in our company’s benefits and policies, as well as our products.

Promoting Inclusion & Equity: We conduct equity and fairness-centered reviews of our policies and processes to enhance and promote equitable employee experiences, including our interview frameworks, the hiring process, rewards philosophy, performance management systems, and family leave policies. We have established a global, consistent hiring process and training to enhance equal opportunity for all qualified applicants and reduce recruitment bias. Additionally, we have processes and training to help minimize discrimination in professional development and promotional processes.

Empowering Employee Resource Groups: From creating networking opportunities to supporting professional development to enhancing employee engagement and morale and providing feedback on our programs, policies, and initiatives, our employee-led ERGs benefit the entire organization.

DEI&A Council: We recognize that creating an inclusive workplace and culture requires intentional efforts and active engagement from all levels of our organization. Our employee-led DEI&A Council plays a pivotal role in setting strategies, providing guidance, and implementing programs and policies that promote diversity, equity, inclusivity and accessibility.

Community Engagement
FeedingNYC, an annual program of The Dream Big Foundation, a 501(c)(3) organization, was founded shortly after September 11, 2001 by LivePerson founder, Robert LoCascio in order to provide Thanksgiving meals to New York families in need. FeedingNYC began with a dozen volunteers from LivePerson who assembled a Thanksgiving meal-in-a-box (a frozen turkey and all of the fixings) and delivered those meals to 40 families living in shelters in New York City. LivePerson has continued to support FeedingNYC over the past 20+ years, with LivePerson employees and numerous third parties volunteering their time and making financial contributions. FeedingNYC has hand-delivered more than 100,000 Thanksgiving meals to families in need.

In 2022, our employees volunteered their time and skills to support AID For Ukraine, a charitable effort to connect refugees from Ukraine with available support resources and charity organizations. Employees from collaborated to design a multilingual chatbot using LivePerson’s Conversational AI technology. The chatbot helps eliminate language barriers and can be accessed from any device by scanning a QR code. By using the chatbot, refugees can find an learn about support resources available to them—in their own language—ranging from transportation, education, and medical support.

PROXY STATEMENT	3

Leadership Transition

In July 2023, the Company announced that the employment agreement of Robert LoCascio would not be renewed upon the conclusion of its current term on December 31, 2023, and in August 2023, the Company announced that Mr. LoCascio had stepped down as CEO and from the Board and has assumed the role of Special Advisor to serve through the conclusion of the term of his employment agreement.

The Board appointed Jill Layfield, formerly the Lead Independent Director of the Board, as Chair of the Board, effective July 10, 2023.

Mr. John D. Collins, the Company’s Chief Financial Officer (“CFO”), was appointed as the Company's Interim CEO effective August 7, 2023 and continues to serve as the Company’s CFO.

PROXY SUMMARY
This section highlights information contained in other parts of this Proxy Statement. We encourage you to review the entire Proxy Statement for more detail on these items, as well as our Annual Report to Stockholders for the fiscal year ended December 31, 2022 (the “2022 Fiscal Year”).

DATE AND TIME:	October 5, 2023 at 10:00 a.m. Eastern Time
PLACE:
The Annual Meeting will be held via a live audio webcast at www.virtualshareholdermeeting.com/LPSN2023. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the record date or hold a valid proxy for such a stockholder for the Annual Meeting. To participate in the Annual Meeting, stockholders will be required to enter the control number found on their proxy card or voting instruction form.

RECORD DATE:
Only stockholders of record at the close of business on August 11, 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon at the Annual Meeting is presented in this Proxy Statement.

PROXY VOTING:
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to vote TODAY so that your voice is heard by voting by Internet, by telephone or by dating, signing and returning the enclosed proxy card. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. See “Questions and Answers” beginning on page 9 of this Proxy Statement for more information on how to vote.

PROXY STATEMENT	5

Matters to Be Voted On

Proposal Number	Description	Board Recommendation
1	Election of Directors	FOR BOTH of the Board’s Nominees
To elect two Class II directors to serve until the Company’s 2026 Annual Meeting of Stockholders and until such directors’ successors shall have been duly elected and qualified.
2	Ratify Appointment of Independent Registered Public Accounting Firm	FOR
To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
3	Advisory Vote on the Compensation of our Named Executive Officers	FOR
To approve, on an advisory basis, the compensation of the Company’s named executive officers.
4	Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers	1 YEAR
To determine, on an advisory basis, the frequency of future advisory votes to approve the Company’s executive compensation.
5	Amendment to the 2019 Stock Incentive Plan	FOR
To approve an amendment to the 2019 Stock Incentive Plan to increase the number of shares available for issuance thereunder.
6	Amendment to the 2019 Employee Stock Purchase Plan	FOR
To approve an amendment to the 2019 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder.
We will also transact any other business that may properly come before the Annual Meeting.

Board Snapshot

The following table provides summary information about each director nominee and continuing directors. Fred Mossler, a current Class II director, is not standing for re-election at the Annual Meeting and therefore is not included in the table below.

Name	Age	Director Since	Independent	Class	Current Term Expires	AC	CC	NCGC	OC
Director Nominees*
Jill Layfield «	48	2016(1)	Yes	II	2023	M	C	M
James Miller	59	2023	Yes	II	2023			M	M
Continuing Directors
Bruce Hansen	64	2022	Yes	I	2025	M			M
Vanessa Pegueros	58	2022	Yes	I	2025		M	M	C
William G. Wesemann	66	2004	Yes	I	2025	M	M	C
Kevin C. Lavan ♦	71	2000	Yes	III	2024	C	M		M
Yael Zheng	58	2022	Yes	III	2024	M	M
(1)On February 8, 2023, in order to rebalance the classes of the Board following the appointments of Ms. Vanessa Pegueros, Mr. Bruce Hansen, and Ms. Yael Zheng, Ms. Jill Layfield resigned from the Board and was immediately re-appointed as Class II director with a term expiring at the Annual Meeting.

★	Chair of the Board	AC	Audit Committee
♦	Financial Expert	CC	Compensation Committee
C	Chairperson of Committee	OC	Operating Committee
M	Member of the Committee	NCGC	Nominating and Corporate Governance Committee

*If elected, term will expire in 2026

PROXY STATEMENT	7

Governance Policies and Practices Snapshot
In addition to a highly qualified, independent Board, we are committed to maintaining a corporate governance structure that provides strong oversight across the Company and promotes long-term stockholder value creation. Some key highlights of our Board and governance practices are set forth below:

Topic		Practice

Director Refreshment	✓	Rigorous director selection and evaluation process focused on the skills and experience relevant to the Company’s future, factoring in diversity of gender, ethnicity, tenure, skills and experience

Director Independence	✓	All current directors are independent
	✓	Audit, Compensation, Operating, and Nominating and Corporate Governance Committees are composed entirely of independent directors

Executive Sessions	✓	Independent directors meet regularly without management

Stockholder Rights	✓	Only one class of capital stock, which is entitled to one vote per share, is issued and outstanding

ESG	✓	Board-level oversight through the Nominating and Corporate Governance Committee

Executive and Non-Employee Director Stock Ownership	✓	Adopted robust stock ownership guidelines for all executive officers and non-employee directors, including prohibition on new pledging of stock

Director Compensation	✓	Thorough benchmarking of director compensation against peers

Board Self-Evaluations	✓	Board and each committee must conduct an annual self-evaluation

Stockholder Engagement	✓	Active and ongoing stockholder engagement program

Risk Oversight	✓	Regular review of the Company’s risk profile, including risks associated with cybersecurity, human capital management, climate change and sustainability
	✓	Enterprise risk management
	✓	Annual risk assessment of the Company's compensation programs and policies

Questions and Answers
QUESTIONS AND ANSWERS
Why am I receiving these materials?
This Proxy Statement, the enclosed proxy card, and the Company’s Annual Report to Stockholders are being furnished to stockholders in connection with the solicitation of proxies on behalf of the Board for the Annual Meeting.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting, the enclosed proxy card, and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the 2022 Fiscal Year. We are first mailing these materials to stockholders entitled to notice of and to vote at the Annual Meeting on or about September 8, 2023.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.to elect two Class II directors to serve until the Company’s 2026 Annual Meeting of Stockholders and until such directors’ successors shall have been duly elected and qualified;
2.to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.to approve, on an advisory basis, the compensation of the Company’s named executive officers;
4.to determine, on an advisory basis, the frequency of future advisory votes to approve the Company’s executive compensation;
5.to approve an amendment to the 2019 Stock Incentive Plan to increase the number of shares available for issuance thereunder; and
6.to approve an amendment to the 2019 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder.
We will also transact any other business that may properly come before the Annual Meeting.
How does the Board recommend I vote on these proposals?
The Board unanimously recommends that you vote on the enclosed proxy card:
•“FOR BOTH” of the Board’s nominees—Jill Layfield and James Miller—to be elected as Class II directors;
•“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers;
•“1 YEAR” for the frequency of future advisory votes to approve the Company’s executive compensation;
•“FOR” the approval of an amendment to the 2019 Stock Incentive Plan to increase the number of shares available for issuance thereunder; and
•“FOR” the approval of an amendment to the 2019 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record of the Company’s common stock, par value $0.001 per share, at the close of business on August 11, 2023, the record date fixed for the Annual Meeting (the “record date”), are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 78,010,303 shares of the Company’s common stock

PROXY STATEMENT	9

Questions and Answers
outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.
Why should I participate in voting the shares I own?
YOUR VOTE IS VERY IMPORTANT. Voting your shares is important to ensure that you have a say in the governance of the Company. Please review this Proxy Statement and follow the instructions on the enclosed proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these materials have been sent directly to you by us. As a stockholder of record, you are entitled to vote your shares in person at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered a “street name” stockholder. These materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. If your shares are held in “street name,” you will receive voting instructions from your broker, bank or other nominee, as described below.
How can I vote my shares if I am a stockholder of record?
Except as provided below with respect to stockholders who hold shares through a member of the Tel Aviv Stock Exchange (“TASE”) and intend to vote their shares, there are four ways a stockholder of record can vote:
•By Internet: You may vote over the Internet at www.virtualshareholdermeeting.com/LPSN2023 by following the instructions on the enclosed proxy card.
•By Mail: You may sign, date and return the enclosed proxy card in the postage-paid envelope provided.
•By Telephone: You may vote by telephone by following the instructions provided on the enclosed proxy card.
•At the Annual Meeting: You may vote your shares electronically at the Annual Meeting. Please follow the instructions for attending the Annual Meeting and voting during the meeting posted at www.virtualshareholdermeeting.com/LPSN2023. All votes must be received before the polls close during the Annual Meeting.
Stockholders who hold shares through a member of the TASE and intend to vote their shares must deliver to the Company’s Israeli counsel, Arnon, Tadmor-Levy, c/o Luna Suleiman, 1 Azrieli Center, Tel Aviv, Israel, 6702101 (email: LunaS@ArnonTL.com) an ownership certificate confirming their ownership of the Company’s common stock on the record date. Such certificate must be issued by a member of the TASE, as required by the Israeli Companies Regulations (Proof of Ownership of Shares for Voting at General Meeting) 2000, as amended. Each such stockholder is entitled to receive the ownership certificate at the branch of the TASE member or by mail to such stockholder’s address (in consideration of mailing fees only), if the stockholder so requests. Such a request should be made promptly upon receipt of this Proxy Statement and should be made for a particular securities account. Stockholders who wish to vote are obliged to complete, sign, date and return the proxy card in accordance with the instructions indicated thereon along with their ownership certificate to the address of Company’s Israeli counsel indicated above no later than 5:00 p.m. (Israel time) on October 3, 2023. The form of proxy card for stockholders who hold shares through a member of the TASE is available on the websites: https://www.magna.isa.gov.il and https://maya.tase.co.il.
YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the Annual Meeting, we recommend that you also use the enclosed proxy card to vote by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided so that your vote will be counted if you are unable to attend the Annual Meeting.
How can I vote my shares if I am a street name stockholder?

Questions and Answers
If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Street name stockholders should generally be able to vote by telephone, by Internet or by signing, dating and returning a voting instruction form. Your broker is required to vote those shares in accordance with your instructions. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares by ballot at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
If I submit a proxy card, how will it be voted?
If the enclosed proxy card is properly signed, dated and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you are a stockholder of record of shares of our common stock and if you indicate when voting through the Internet that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then John D. Collins and Monica L. Greenberg, the proxy holders designated by our Board, who are officers of our Company, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Specifically, if you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted:
•“FOR BOTH” of the Board’s nominees—Jill Layfield and James Miller—to be elected as Class II directors;
•“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers;
•“1 YEAR” for the frequency of future advisory votes to approve the Company’s executive compensation;
•“FOR” the approval of an amendment to the 2019 Stock Incentive Plan to increase the number of shares available for issuance thereunder; and
•“FOR” the approval of an amendment to the 2019 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder.
The Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement.
Can I change my vote or revoke my proxy?
Stockholders of Record
If you are a stockholder of record, except as provided below with respect to stockholders who hold shares through a member of the TASE, you can change your vote or revoke your proxy before it is exercised at the Annual Meeting by:
•entering a new vote by Internet or by telephone on a later date;
•completing and returning a later-dated proxy card;
•sending a written notice of revocation to LivePerson, Inc., 530 Seventh Ave, Floor M1, New York, New York 10018, Attention: Corporate Secretary; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

TASE Stockholders

PROXY STATEMENT	11

Questions and Answers
If you are a stockholder who holds shares through a member of the TASE and wish to revoke or change your proxy card, you must file a notice of revocation or another signed proxy card with the Company’s Israeli counsel no later than 5:00 p.m. (Israel time) on October 3, 2023.
Street Name Stockholders
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What should I do if I receive more than one proxy card or set of proxy materials from the Company?
Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must vote each proxy card you receive in order to vote with respect to each account by telephone, by Internet, or by signing, dating and returning each proxy card you receive in the postage-paid envelope provided.
Can I attend the Annual Meeting?
We have adopted a virtual format with a live audio webcast for our Annual Meeting to provide a consistent experience for all stockholders. The Annual Meeting will be held via a live audio webcast at www.virtualshareholdermeeting.com/LPSN2023. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the record date or hold a valid proxy for such a stockholder for the Annual Meeting. To participate in the Annual Meeting, stockholders will be required to enter the control number found on their proxy card or voting instruction form. If you encounter any technical difficulties accessing the virtual Annual Meeting, please call the technical support number in the reminder email sent the day before the meeting.
What constitutes a quorum at the Annual Meeting?
The presence, virtually or by proxy, of the holders of 50% of the stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. All votes will be tabulated by the independent inspector of election appointed for the Annual Meeting, who will separately tabulate “for” and “against” votes, abstentions, withhold votes and broker non-votes (i.e., proxies from brokers, bankers or other nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker, bank or other nominee does not have discretionary power to vote). Abstentions, withhold votes and broker non-votes are counted as “present” for quorum purposes.
What is the voting requirement to approve each of the proposals?
So long as there is a quorum, the voting requirements for the proposals to be presented at the Annual Meeting and the effects of abstentions, withhold votes and broker non-votes is as follows:

Questions and Answers

Proposal	Vote Required	Effect of Abstentions, Withhold Votes and Broker Non-Votes
Election of directors	Plurality of votes cast, meaning that the two nominees who receive the most “for” votes will be elected to the Board	Withhold votes have no effect on the outcome of the election of directors. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Ratification of the appointment of the independent registered public accounting firm	Majority of the stock having voting power present in person or represented by proxy	An abstention has the same effect as a vote against the proposal. Broker discretionary voting is permitted with respect to this proposal
Advisory approval of the compensation of the Company’s named executive officers	Majority of the stock having voting power present in person or represented by proxy	An abstention has the same effect as a vote against the proposal. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Advisory vote on frequency of future advisory votes to approve executive compensation	The frequency (every one, two or three years) receiving the most votes will be considered the frequency recommended by stockholders	An abstention has no effect on the outcome of this proposal. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Amendment to the 2019 Stock Incentive Plan to increase the number of shares available for issuance thereunder	Majority of the stock having voting power present in person or represented by proxy	An abstention has the same effect as a vote against the proposal. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Amendment to the 2019 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder	Majority of the stock having voting power present in person or represented by proxy	An abstention has the same effect as a vote against the proposal. Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal
Will my shares be voted if I do nothing?
Stockholders of Record
If you are a stockholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker) and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
TASE Stockholders
If you are a stockholder who holds stock through a member of the TASE and intend to vote your shares, you are obliged to return a complete signed and dated proxy card along with a certificate of ownership to the offices of Israeli counsel to the Company, Arnon, Tadmor-Levy, c/o Luna Suleiman, 1 Azrieli Center, Tel Aviv, Israel, 6702101 (email: LunaS@ArnonTL.com), no later than 5:00 p.m. (Israel time) on October 3, 2023.
Street Name Stockholders
If you are a street name stockholder (i.e., your shares are registered in the name of a bank, broker or other nominee), the New York Stock Exchange rules applicable to brokers determine whether your bank, broker or other nominee may vote your shares in its discretion even if it does not receive voting instructions from you.
Your bank, broker or other nominee is not entitled to vote your shares on “non-routine” items absent voting instructions from you, but may, in its discretion, either leave your shares unvoted or vote your shares on “routine” matters. The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2) is the only “routine” matter proposed to be presented at the Annual Meeting. Accordingly, your bank, broker or other nominee will be able to exercise

PROXY STATEMENT	13

Questions and Answers
discretionary authority on Proposal No. 2 if it does not receive voting instructions from you, and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine” matters. Such broker non-votes will not affect the outcome of Proposal Nos. 1, 3, 4, 5 and 6. However, we do not expect that your bank, broker or other nominee will be permitted to vote your shares with respect to any of the proposals to be voted on at the Annual Meeting unless you provide the bank, broker or other nominee with voting instructions.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to vote TODAY so that your voice is heard by voting by Internet, by telephone or by dating, signing and returning the enclosed proxy card. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes. If your bank, broker or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from such holder of record. You must follow these instructions in order for your shares to be voted. We urge you to instruct your bank, broker or other nominee, by following the instructions on the enclosed voting instruction form, to vote your shares in line with the Board’s recommendations on the voting instruction form.
Who will count the votes?
A representative of Equiniti Trust Company, LLC will serve as the independent inspector of election (the “Inspector of Election”) for the Annual Meeting and, in such capacity, will count and tabulate the votes.
What happens if the Annual Meeting is adjourned?
In the event that a quorum is not present at the Annual Meeting, the stockholders present at the meeting, in person or represented by proxy, may adjourn the meeting until a quorum is present. The Chair of the Board may also adjourn the Annual Meeting from time to time. Unless a new record date is fixed, your proxy will still be valid at an adjourned Annual Meeting and you will still be able to change or revoke your proxy until it is used to vote your shares.
Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results based on the advice of our proxy solicitor at the Annual Meeting. We also expect to disclose final voting results based on the Inspector of Election’s final, certified report on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final results are unavailable at that time, we intend to file preliminary voting results based on the preliminary tabulation by the Inspector of Election and then file an additional Current Report on Form 8-K within four business days of the day the final results are available.
Who can help answer any other questions I may have?
If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitor, MacKenzie Partners:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll-Free: (800) 322-2885
Email: LPSN@mackenziepartners.com

Proposal No. 1 Election of Directors
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Charter”), provides for a classified Board, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.

The term of office for Ms. Layfield and Mr. Miller and Mr. Mossler, each of whom is a Class II director, expires at the Annual Meeting. The Nominating and Corporate Governance Committee has unanimously recommended that the Board nominate, and the Board has unanimously nominated, Ms. Layfield and Mr. Miller to be re-elected as Class II directors to serve until the Company’s 2026 Annual Meeting of Stockholders and until such directors’ successors shall have been duly elected and qualified. Mr. Mossler is not standing for re-election as a director, and accordingly the size of the Board will be reduced from eight directors to seven directors at the Annual Meeting. We would like to thank Mr. Mossler for his service on the Board since 2017 and his important contributions to the Company in that time.

Each of Ms. Layfield and Mr. Miller has agreed to be named as a nominee and to continue to serve as a director, if elected, and management has no reason to believe that they will be unavailable to serve. If either of Ms. Layfield or Mr. Miller is unable or declines to serve as a director at the time of the Annual Meeting, properly submitted proxies will be voted by the proxy holders set forth thereon for any substitute nominee who may be designated by the Board. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and agreed to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. Votes authorized on the enclosed proxy card may be cast for or withheld from the nominees for election as directors listed thereon as a group, or for or withheld from each individual nominee. Unless otherwise instructed, the proxy holders on the Company’s proxy card will vote the proxies received by them “FOR BOTH” of Ms. Layfield and Mr. Miller to be elected.

Required Vote
The Class II directors shall be elected by the affirmative vote of a plurality of the shares of the common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. This means that the two director nominees who receive the most votes will be elected to the Board. Any shares not voted for a particular nominee, whether as a result of a withhold vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the vote.

The Board unanimously recommends a vote on the proxy card “FOR BOTH” of Ms. Layfield and Mr. Miller.

PROXY STATEMENT	15

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Highlights

We have a Board composed of highly experienced and professionally accomplished directors with diverse backgrounds, viewpoints, attributes, tenures and experiences. Our directors’ varied perspectives enable the Board to provide effective oversight of management, drive accountability to our stockholders and add significant value to the strategic decisions made by the Company. They bring experience as entrepreneurs, technologists and advisors; leverage relevant industry expertise, such as insight into the customer perspective, call center operations, e-commerce, organization dynamics and corporate culture development; and have an array of operational, financial and marketing skills. In addition, the Board seeks a diversity of tenures to ensure directors with fresh external perspectives are complemented by those with a long-term understanding of our business.

Board Snapshot

The following table provides summary information about each director nominee and continuing directors. Mr.
Mossler, a current Class II director, is not standing for re-election at the Annual Meeting and is therefore not reflected in the table below.

Name	Age	Director Since	Independent	Class	Current Term Expires	AC	CC	NCGC	OC
Director Nominees*
Jill Layfield ★	48	2016(1)	Yes	II	2023	M	C	M
James Miller	59	2023	Yes	II	2023			M	M
Continuing Directors
Bruce Hansen	64	2022	Yes	I	2025	M			M
Vanessa Pegueros	58	2022	Yes	I	2025		M	M	C
William G. Wesemann	66	2004	Yes	I	2025	M	M	C
Kevin C. Lavan ♦	71	2000	Yes	III	2024	C	M		M
Yael Zheng	58	2022	Yes	III	2024	M	M
(1)On February 8, 2023, in order to rebalance the classes of the Board following the appointments of Ms. Vanessa Pegueros, Mr. Bruce Hansen, and Ms. Yael Zheng, Ms. Jill Layfield resigned from the Board and was immediately re-appointed as Class II director with a term expiring at the Annual Meeting.

★	Chair of the Board	AC	Audit Committee
♦	Financial Expert	CC	Compensation Committee
C	Chairperson of Committee	OC	Operating Committee
M	Member of the Committee	NCGC	Nominating and Corporate Governance Committee

*If elected, term will expire in 2026

Our Board of Directors and Corporate Governance
Board Diversity Matrix (as of September 8, 2023)

Total Number of Directors: 8(1)

				Did Not
Part I: Gender Identity	Female	Male	Non-Binary	Disclose Gender
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native America	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1	0	0	0
Did Not Disclose Demographic Background	0	0	0	0
(1) Mr. Mossler, a current Class II director, is not standing for re-election at the Annual Meeting.

Board Skills Matrix

The following matrix highlights the mix of key skills and experiences of our director nominees and continuing directors. This matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that skill or experience. Nominees have developed competencies in these skills through education, direct experience and oversight responsibilities. Additional biographical information on each nominee is set out below.

	Director Nominees		Continuing Directors
Name	Jill Layfield	James Miller	Bruce Hansen	Vanessa Pequeros	William G. Wesemann	Kevin C. Lavan	Yael Zheng
C-Suite / Senior Leadership Experience	✔	✔	✔	✔	✔	✔	✔
Corporate Strategy	✔	✔	✔	✔	✔	✔	✔
Organizational Development	✔		✔	✔	✔	✔	✔
Independence	✔	✔	✔	✔	✔	✔	✔
Financial Expertise	✔	✔	✔		✔	✔
Human Capital Management	✔		✔		✔	✔
Product Innovation	✔	✔	✔	✔	✔		✔
Technology Expertise	✔	✔	✔	✔	✔	✔	✔
Strategic Transaction / M&A	✔	✔	✔	✔	✔	✔	✔
E-Commerce / Sales	✔	✔			✔		✔

PROXY STATEMENT	17

Our Board of Directors and Corporate Governance
Director Nominee and Director Biographies

The following is a brief biographical summary of the experience of our continuing directors and director nominees.

Jill Layfield
Class II Director Nominee
Director since November 2016
Chair of the Board
Committees: Compensation Committee (Chair), Audit Committee and Nominating and Corporate Governance Committee
Other Public Company Boards: 1
Ms. Layfield has been Chair of the Board since July 2023 and previously served as the Lead Independent Director. She has served as CEO of James Michelle Jewelry, a digitally-native, direct-to-consumer, jewelry company since June of 2022. Ms. Layfield co-founded Tamara Mellon, a digitally-native, luxury retail company, where she served as CEO from July 2016 to December 2021 and assisted in launching the first-ever digitally-led, direct-to-consumer luxury footwear brand. From November 2004 until July 2016, Ms. Layfield served in various roles at Backcountry.com, including as President and CEO from January 2011 to December 2015. During her time at Backcountry.com, she significantly grew the company and successfully sold the business to TSG Consumer Partners for $350 million. Ms. Layfield also held various marketing positions at several major Silicon Valley companies. Ms. Layfield currently sits on the board of directors for The Orvis Company. Additionally, Ms. Layfield previously sat on the boards of directors of Camber Outdoors and SmartPak Equine. Ms. Layfield received a B.A. degree in Communications—Journalism from Santa Clara University. Ms. Layfield is recognized as an innovator and industry expert in combining organizational change and advanced technologies to retool customer care for the digital, mobile era.
Ms. Layfield brings to the Board a deep experience in the retail and technology sector, operational expertise and unique expertise transforming customer experience and forging meaningful, high-quality connections between brands and consumers.

Jim Miller
Class II Director Nominee
Director since February 2023
Independent
Committees: Nominating and Corporate Governance Committee and Operating Committee
Other Public Company Boards: 2
Mr. Miller brings over 20 years of board, C-Suite and executive experience at leading technology and e-commerce companies such as Google, Wayfair, The RealReal, Amazon, Sanmina-SCI and Cisco. Mr. Miller served as Chief Technology Officer of Wayfair, Inc. from 2019 to 2022. Prior to Wayfair, he served as Chief Executive Officer of AREVO Inc., a 3-D printing company, and previously held executive leadership roles at Google including Vice President of Operations, Ads and Commerce, and Vice President of Worldwide Operations & Google Energy LLC. Prior to joining Google, Mr. Miller was Executive Vice President at Sanmina-SCI Corporation, one of the world’s largest electronic manufacturing service providers. Mr. Miller has also held executive roles in operations and supply chain at FirstSolar, Inc., Cisco Systems, Inc. and Amazon.com, Inc. Mr. Miller currently serves on the boards of The RealReal, Inc., a Nasdaq-listed online luxury resale store and Brambles Ltd., an ASX-listed supply-chain logistics company. He previously served on the board of Wayfair before becoming its Chief Technology Officer, and ITRenew, Inc., a privately-held global provider of data sanitization and IT asset disposition (ITAD) services.
Mr. Miller brings to the Board extensive experience in scaling rapidly-growing internet companies, technological and operational expertise and significant knowledge of financial management and corporate strategy.

Our Board of Directors and Corporate Governance

Continuing Directors

Bruce Hansen
Class I Director
Director since December 2022
Independent
Committees: Audit Committee and Operating Committee
Other Public Company Boards: 2
Mr. Hansen brings three decades of experience building companies across the burgeoning big data, AI/analytics, and fintech industries to LivePerson. He previously co-founded and served as Chairman and CEO of ID Analytics (now part of LexisNexis Risk Solutions), a leader in consumer risk management software solutions from 2002 to 2012. Prior to ID Analytics, Mr. Hansen was President at HNC Software Inc., a global AI software provider in financial services, wireless, and healthcare, which was acquired by FICO in 2002. Earlier in his career, he held executive roles at Center for Adaptive Systems Applications (CASA) Inc., CitiGroup, ADP, and JPMorgan Chase. Currently, Mr. Hansen serves as board chair at Verisk Analytics, Inc., which offers leading data analytics technology, and board member at Mitek Systems, Inc., a provider of identity verification solutions. Previously, Mr. Hansen served on the boards of RevSpring, Inc., a private company providing consumer communications, billing, and payments solutions, GDS Link, a private provider of customer-centric risk management and process automation solutions, Performant Financial Corp, a healthcare payment integrity company, and Zyme, a leading channel data management cloud platform that is now part of E2Open. Mr. Hansen holds an M.B.A. in finance from The University of Chicago’s Booth School of Business and an A.B. in economics from Harvard University.
Mr. Hansen brings to the Board management and operations experience gained as a senior executive of multiple data analytics businesses, current and past service on other public company boards, and a global perspective in areas such as product innovation and technology expertise, with particular knowledge of AI and fintech.

Vanessa Pegueros
Class I Director
Director since December 2022
Independent
Committees: Operating Committee (Chair), Compensation Committee and Nominating and Corporate Governance Committee
Other Public Company Boards: 2
Ms. Pegueros brings over three decades of experience and leadership in software, technology and cybersecurity to LivePerson. Most recently, she served as the Chief Trust & Security Officer of Onelogin, Inc., the identity platform for secure, scalable and smart experiences that connect people to technology. Prior to that, Ms. Pegueros served as Vice President and Chief Information Security Officer of DocuSign, Inc., the world’s leading way to electronically sign and manage contracts. Ms. Pegueros also previously served as Senior Vice President of Information Security at U.S. Bancorp; Chief Information Security Officer at Expedia Group, Inc.; and First Vice President, Security Assessment Services at Washington Mutual, Inc. Currently, Ms. Pegueros serves on the board of Prisidio Inc., a cloud-based secure digital vault, and as a member of the board and the Audit Committee of Boeing Employee Credit Union. Previously, Ms. Pegueros served on the board of Carbon Black, Inc., an endpoint security company, which was acquired by VMware, Inc. in October 2019. Ms. Pegueros holds an M.B.A. and Public Management Certificate from Stanford Graduate School of Business, a M.S. in Telecommunications from the University of Colorado at Boulder, and a B.S. in Mechanical Engineering from the University of California at Berkeley. She is Directorship Certified through the NACD as well as a certified Qualified Technology Expert through the Digital Directors Network. She also holds GSEC, CRISC, CISM, and CISSP security certifications as well as the Certified Information Privacy Professional Europe (CIPP/E) privacy certification.
Ms. Pegueros brings to the Board extensive senior leadership experience, technological expertise and innovation, and deep knowledge in the areas of governance and organizational management.

PROXY STATEMENT	19

Our Board of Directors and Corporate Governance

Continuing Directors

William G. Wesemann
Class I Director
Director since November 2004
Independent
Committees: Nominating and Corporate Governance Committee (Chair), Audit Committee and Compensation Committee
Other Public Company Boards: 1
Mr. Wesemann brings experience as an executive, board member and investor in various technology companies. Mr. Wesemann has been an independent consultant and an independent investor since 2002 in the software and consumer services industries. In addition to his role as a member of the Board, Mr. Wesemann has served on the board of directors of Aclarion, Inc. (Nasdaq: ACON), a medical SAAS company that listed on Nasdaq in 2022, since 2016 and has served as its Lead Independent Director since 2022. He also serves on the boards of directors of several privately-held companies, including STATIONHEAD, a social audio company, and Mylio, a photo management company. From March 2016 until January 2019, Mr. Wesemann was CEO of LARC Networks Inc., a communication, security and privacy technology developer. Earlier in his career, Mr. Wesemann was CEO of NextPage, Inc., a provider of document management systems, CEO of netLens Inc., a peer-to-peer platform for creating distributed applications that was acquired by NextPage, and Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. degree from Glassboro State College (now called Rowan University).
Mr. Wesemann brings to the Board notable technology, software and sales experience, in addition to extensive CEO, management and board experience at public and private software and technology companies.

Kevin Lavan
Class III Director
Director since January 2000
Independent
Committees: Audit Committee (Chair), Compensation Committee, and Operating Committee
Other Public Company Boards: 0
Mr. Lavan currently serves as Chief Financial Officer of Autoclear LLC, a designer, builder and distributor of security systems, a role he has held since February 2016. Prior to his current role, Mr. Lavan was an independent consultant to the media and entertainment industries, building on his leadership experience across entertainment, media and direct and digital marketing. Between April 2010 and December 2014, Mr. Lavan was a Senior Vice President, Worldwide Controller of IMG, an international and diversified sports, entertainment and media company. He also served in various executive roles at Paradysz Matera Company, Inc., MDCPartners, Inc., Now Marketing, Inc. and Wunderman, a marketing division of Young & Rubicam Inc., and previously served as an independent consultant to marketing services organizations. While at Now Marketing, Inc., Mr. Lavan invented
NowCode, a product that was used in several television promotions including by NBC for a sweepstakes for the 2002 Winter Olympics. Earlier in Mr. Lavan’s career, he held various finance roles at Young & Rubicam, Viacom Inc. and Viacom’s subsidiary, MTV Networks. Mr. Lavan holds a B.S. degree from Manhattan College and is a Certified Public Accountant.
Mr. Lavan brings to the Board a highly relevant perspective in digital marketing and advertising, as well as extensive operating and financial senior management experience.

Our Board of Directors and Corporate Governance

Yael Zheng
Class III Director
Director since December 2022
Independent
Committees: Audit Committee and Compensation Committee
Other Public Company Boards: 1
Ms. Zheng brings over two decades of experience and leadership in B2B software, marketing and customer engagement to LivePerson. Most recently, Ms. Zheng served as Chief Marketing Officer of Bill Holdings, Inc., a provider of cloud-based software that automates back-office financial operations for small and midsize businesses. Before that, she served as Chief Marketing Officer at Tintri, Inc., a virtualization focused storage company. Ms. Zheng also previously served, on a consulting basis, as Head of Marketing of Medallia, Inc., a company offering SaaS customer experience and enterprise feedback management software. Prior to that, as part of the executive team at VMware, Inc, a software company providing cloud computing infrastructure and services, Ms. Zheng served as Vice President of Corporate and Worldwide Marketing, and Vice President of Global Support Services. Ms. Zheng currently serves on the boards of MeridianLink, Inc., a provider of cloud-based products and services that enable financial institutions to streamline digital lending for consumers and businesses; BillTrust, Inc., a provider of cloud-based B2B accounts receivable automation products and services; and Splashtop, Inc., a remote access and remote support software company. Previously, Ms. Zheng served on the boards of Poly Inc., a global communications technology company until its acquisition by HP, Inc in August, 2022; and Stella Connect Inc., a customer feedback software company, which was acquired by Medallia in September 2020. She holds a NACD Directorship Certification from the National Association of Corporate Directors. Ms. Zheng holds an M.B.A. from the Haas School of Business at the University of California, Berkeley and a B.S. in Materials Science and Engineering from the Massachusetts Institute of Technology.

Ms. Zheng brings to the Board notable insights in corporate strategy, go-to-market operations, and executive leadership experience.

PROXY STATEMENT	21

Our Board of Directors and Corporate Governance
Corporate Governance Policies and Practices

We are committed to strong corporate governance to enhance our Board’s oversight of the Company and have adopted policies and practices in furtherance of such objective. These policies and practices include that:

•all of the current members of the Board are “independent” under the Nasdaq rules;
•as part of the Leadership Transition, the former Lead Independent Director has moved to become an independent Chair;

•all members of our Audit Committee are “independent” under the Nasdaq rules and the rules and regulations of the SEC;
•all members of our Compensation Committee, our Nominating and Corporate Governance Committee and our Operating Committee are “independent” under the Nasdaq rules;
•the Company and the Board regularly review and evaluate the Company’s corporate governance practices as a general matter and in response to investor feedback;
•the Board maintains charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Operating Committee which can be found at https://ir.liveperson.com/corporate-governance/governance-overview;
•the Board has adopted a policy regarding conflicts of interest and “related party transactions”, as defined under the Nasdaq rules and the rules and regulations of the SEC, under which all potential conflicts of interest and related party transactions must be reviewed and pre-approved by the Audit Committee; and
•an annual risk assessment of the Company’s compensation policies is conducted by the Board and the Compensation Committee.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, corporate governance policies, and standards applicable to us in general. In addition, the Board has adopted a Code of Conduct applicable to all of our employees, including our executive officers, and our non-employee directors, as well as a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Conduct and Code of Ethics can be found at https://ir.liveperson.com/corporate-governance/governance-overview.
Director Independence
The Board has determined that the Chair of the Board, Ms. Layfield, and Mr. Hansen, Mr. Lavan, Mr. Miller, Ms. Pegueros, Mr. Wesemann, and Ms. Zheng are “independent” under the Nasdaq listing requirements and the applicable rules and regulations of the SEC. The Board also determined that Mr. Mossler, who is not standing for re-election upon expiration of his current term at the Annual Meeting, is also independent. As part of the Board’s process in making such determination, each such director provided confirmation that (a) the objective criteria for independence pursuant to the Nasdaq rules are satisfied and (b) each such director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors and Corporate Governance
Communications with Directors
In order to communicate with the Board as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc., 530 Seventh Ave, Floor M1, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Director Nominations
The Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders in accordance with its charter, our Bylaws, and the Corporate Governance Guidelines.
The processes established by our Nominating and Corporate Governance Committee to identify and evaluate director candidates, including those recommended by stockholders, include requests to Board members and others for recommendations, evaluation of biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board, all on an as-needed basis from time to time.
In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria attached to its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Specific weighting is not assigned to any of the criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Nominating and Corporate Governance Committee has, on certain occasions, retained a third-party executive search firm to identify or assist in the evaluation of candidates.
As part of its efforts to create a diverse Board, the Nominating and Corporate Governance Committee endeavors to include women and individuals from underrepresented communities in the pool of candidates from which the Nominating and Corporate Governance Committee identifies director nominees. In carrying out its responsibilities, the Nominating and Corporate Governance Committee values differences in business experience, professional skills, educational background, gender, race, ethnicity and/or nationality, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of the business and affairs of the Company. The Nominating and Corporate Governance Committee adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Once the Nominating and Corporate Governance Committee has identified or been recommended a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Corporate Governance Committee will make its initial determination based on its own knowledge of the candidate, information provided as part of the candidate’s nomination and any supplemental inquiries to the person recommending the candidate or others. The initial determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.
If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third-party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then will evaluate the prospective nominee, taking into account whether the prospective nominee is “independent” within the meaning of the listing standards of Nasdaq and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills

PROXY STATEMENT	23

Our Board of Directors and Corporate Governance
and experience, the diversity of the nominee’s skills and experience in areas that are relevant to the Company’s businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, will conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.
In addition, stockholders may nominate candidates for election to the Board so long as such stockholders comply with the requirements set forth in our Bylaws. See “Other Information—Stockholder Proposals and Nominations” beginning on page 99 of this Proxy Statement for more information on the deadline for receipt of director nominations under our Bylaws.

Attendance at Annual Meeting
While the Company has not adopted a formal policy with regard to attendance by members of the Board at annual stockholder meetings, all members of the Board are invited to attend the Company’s annual meeting of stockholders. One director attended the 2022 Annual Meeting.
Board Tenure/Retirement Policy
The Board does not believe that arbitrary limits on the number of consecutive terms a director may serve or on the directors’ ages are currently appropriate in light of the substantial benefits the Company generally receives from having a sustained focus on the Company’s business, strategy and industry over a significant period of time. Each individual’s performance will be assessed by the Nominating and Corporate Governance Committee in light of relevant factors in connection with assessments of candidates for nomination to be a director. However, we work hard to strike the right balance between long-term understanding of our business and fresh external perspectives, and have added four new independent directors in the past year to help ensure diversity of backgrounds and perspectives within the Board.

Board Leadership Structure
The Board regularly evaluates its leadership structure to ensure that it serves the best interests of the Company. As part of the Leadership Transition, Ms. Layfield, the former Lead Independent Director, has moved to become an independent Chair of the Board.

Our Board of Directors and Corporate Governance
Risk Oversight
The Board provides oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board as needed with respect to its ongoing enterprise risk management efforts, including monitoring risk related to the Company's business strategy, operational risk relating to the Company's key business practices and compliance risk associated with the regulatory frameworks to which the Company is subject. Given the heightened importance and relevance of risks related to privacy, data use and cybersecurity, the Board as a whole oversees management of these risks. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risks related to the Company’s financial statements, internal controls, disclosure controls, and related processes. As discussed in more detail below, the Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to the Company’s compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s corporate governance practices. Each committee reports as needed to the full Board with respect to such committee’s particular risk oversight responsibilities.

Risk Assessment of Compensation Policies
The Compensation Committee, with the assistance of management, included a risk assessment in its overall review of the Company’s compensation policies and practices in the 2022 Fiscal Year and concluded that they did not, and do not, motivate imprudent risk taking. As further discussed below in Proposal No. 3 (Advisory Approval of the Compensation of the Company’s NEOs) as it relates to the Company’s executive compensation program, the Compensation Committee noted that:

•the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress toward Company goals;
•the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;
•the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value; and
•the Company’s compensation programs are appropriately balanced between cash and equity, and the equity component does not promote unnecessary risk taking.
•Based on this assessment, the Compensation Committee and the Board concluded that the Company has a balanced pay and performance program that is consistent with the Company’s business model and long-term goals, and does not promote excessive risk taking.

Board Meetings and Committees
The Board held four regular quarterly meetings, as well as eight interim meetings, during the 2022 Fiscal Year. During the 2022 Fiscal Year, each director attended or participated in each of the meetings of the Board that were held while such director served on the Board and in each of the meetings of the committees of the Board on which such director served.

Directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. The Board and the Audit Committee generally hold executive sessions at each regularly scheduled meeting. The Compensation Committee holds executive sessions as needed.

PROXY STATEMENT	25

Our Board of Directors and Corporate Governance
Audit Committee

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates, oversees whistleblower procedures, and performs other duties and responsibilities as set forth in a charter approved by the Board. The charter of the Audit Committee is available at https://ir.liveperson.com/corporate-governance/governance-overview. Each member of the Audit Committee is independent, as “independence” is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Audit Committee held four meetings during the 2022 Fiscal Year.

The members of the Audit Committee of our Board during the 2022 Fiscal Year were Mr. Lavan (Chair), Ms. Layfield and Mr. Wesemann. Mr. Hansen and Ms. Zheng joined the Audit Committee in 2023.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is the Audit Committee’s “audit committee financial expert” as defined by the SEC.

Compensation Committee
The Compensation Committee’s primary responsibility is to review and approve the compensation to be paid or provided to the Company’s executive officers and to ensure that such compensation is in line with the Company’s strategy, sound corporate governance principles and stockholder interests. The Compensation Committee also oversees the Company’s compensation, equity and employee benefit plans and programs and performs other duties and responsibilities as set forth in a charter approved by the Board. The charter of the Compensation Committee is available at https://ir.liveperson.com/corporate-governance/governance-overview. The CEO and the Human Resources Department present compensation and benefit proposals to the Compensation Committee for the Committee’s consideration and approval. Each member of the Compensation Committee is independent, as “independence” is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act. The Compensation Committee deliberated at four scheduled board meetings and held five Compensation Committee meetings during the 2022 Fiscal Year.

The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities. The Company from time to time engages the services of a compensation consultant to provide market and peer compensation data to the Company. The Compensation Committee annually reviews this market and peer compensation data, and the Compensation Committee engaged Compensia as the Committee’s independent compensation consultant throughout the 2022 Fiscal Year. Compensia is an independent compensation advisory firm specializing in executive compensation benchmarking and design and corporate governance consultation.

The members of the Compensation Committee of our Board during the 2022 Fiscal Year were Ms. Layfield (Chair), Mr. Lavan, Mr. Mossler, Mr. Wesemann and Mr. Peter Block until his resignation in August 2022. Ms. Pegueros and Ms. Zheng joined the Compensation Committee in 2023.

Our Board of Directors and Corporate Governance

Compensation Committee Interlocks and Insider Participation

During the 2022 Fiscal Year:

•none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;
•none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•none of our executive officers served on the compensation committee of another entity (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board is responsible for identifying individuals qualified to become Board members, recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees, reviewing and making recommendations to the Board with respect to Board and management succession planning, developing and recommending to the Board corporate governance principles and policies, reviewing stockholder proposals and overseeing evaluation of the Board and each committee thereof, as needed. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing the Company’s policies, practices, risk management, and public disclosure regarding environmental, social and governance matters. The charter of the Nominating and Corporate Governance Committee is available at https://ir.liveperson.com/corporate-governance/governance-overview. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under “Director Nominations.” Each member of the Nominating and Corporate Governance Committee is “independent,” as defined under the rules of Nasdaq. The Nominating and Corporate Governance Committee deliberated as needed during regularly scheduled board meetings.

The members of the Nominating and Corporate Governance Committee of our Board during the 2022 Fiscal Year were Mr. Wesemann (Chair), Mr. Lavan, Ms. Layfield and Mr. Mossler. Ms. Pegueros and Mr. Miller joined the Nominating and Corporate Governance Committee in 2023 and Mr. Lavan left this committee in connection with their appointment.

PROXY STATEMENT	27

Our Board of Directors and Corporate Governance
Social Impact and Culture Committee
The Social Impact and Culture Committee was responsible for assisting the Board and management in its oversight of our initiatives, plans and practices with respect to social matters of significance to us and the communities in which we operate and in cultivating and reinforcing a workplace culture defined by the set of shared values, goals, attitudes and practices that characterize LivePerson and permeate the day-to-day work experience and set the platform for the Company’s performance and drive its future state. In light of the fact that the areas within the Social Impact and Culture Committee’s purview were being appropriately addressed during Nominating and Corporate Governance and full board meetings as well as informally beginning in 2023 the areas previously overseen by the Social Impact and Culture Committee have been moved under the purview of the Nominating and Corporate Governance Committee and the Social Impact and Culture Committee has been disbanded.

Operating Committee
The Operating Committee works with the Company’s management to identify and recommend to the Board opportunities for improvement in go to market function, growth outlook, cost structure, margin profile, and capital allocation and recommend opportunities for improvement to the Board.

The members of the Operating Committee of our Board during the 2022 Fiscal Year were Ms. Pegueros (Chair), Mr. Hansen and Mr. Lavan. Mr. Miller joined the Operating Committee in 2023.

Delinquent Section 16(a) Reports
The members of our Board, our executive officers and persons and entities who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires each of them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports that LivePerson has received from such persons or entities, and the written representations received from the reporting persons that no other reports were required, for transactions in our common stock and their common stock holdings for the 2022 Fiscal Year, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than 10% of its common stock, other than one late Form 4 filed on behalf of each of Messrs. Cu, Lavan, Mossler, Wesemann and Ms. Layfield, with respect to one transaction each for receipt of their standard annual board equity compensation in 2022.

Director Compensation
DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation of our non-employee directors in the 2022 Fiscal Year. Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (1)(2)(3)	Option Awards ($) (1)(2)(4)	Total ($)
Ernest Cu (5)	—	200,010	—	235,010
Kevin C. Lavan	67,500	200,010	—	267,510
Jill Layfield	65,000	200,010	—	265,010
Fred Mossler (6)	57,500	200,010	—	257,510
William G. Wesemann	62,500	200,010	—	262,510
Vanessa Pegueros (7)	—	—	—	—
Bruce Hansen (7)	—	—	—	—
Yael Zheng (7)	—	—	—	—
Peter Block (8)	—	—	—	—
(1)Non-employee directors are eligible to receive their annual equity award in one of the following forms, at their election: (1) 100% in stock options, (2) 100% in restricted stock units (“RSUs”) or (3) 50% in stock options and 50% in RSUs. In addition, directors may elect to receive their annual cash retainer in the form of equity, the form of which will be based on the same options described above.
(2)These columns represent the aggregate grant date fair value of stock options and RSUs granted to each non-employee director in the 2022 Fiscal Year computed in accordance with FASB ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the non-employee directors and there is no assurance that these grant date fair values will ever be realized by the non-employee directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 13 of the consolidated financial statements contained in our Annual Report on Form 10-K for the 2022 Fiscal Year.
(3)As of December 31, 2022, the number of shares underlying unvested RSUs for each director were: for Mr. Cu, 13,124; for Mr. Lavan, 13,124; for Ms. Layfield, 13,124; for Mr. Mossler, 13,124; and for Mr. Wesemann, 13,124.
(4)As of December 31, 2022, the number of shares underlying unexercised stock options for each director were: Mr. Cu 4,590; Mr. Lavan, 189,917; Ms. Layfield, 141,017; Mr. Mossler, 77,137; Mr. Wesemann, 206,017; and Mr. Block 112,107.
(5)Mr. Cu resigned from the Board on February 7, 2023. In connection with his resignation, Mr. Cu voluntarily returned all cash fees that were paid to him in 2022.
(6)Mr. Mossler, a current Class II director, is not standing for re-election at the Annual Meeting.

(7)Appointed to the Board effective as of December 27, 2022. These directors did not receive any compensation in respect of their service in fiscal year 2022.
(8)Peter Block ceased serving as a Director on August 4, 2022, the date of our 2022 annual meeting of stockholders. In connection with his departure, the Board approved extending the exercisability of Mr. Block’s outstanding vested stock options for the lesser of five years or the remaining life of the stock option. There was no accounting implication associated with this extension.

The Company’s non-employee directors are compensated in accordance with a fee schedule that is approved by the Compensation Committee. Directors who are also our employees receive no additional compensation for their

PROXY STATEMENT	29

Director Compensation
services as directors. The Compensation Committee reviews and recommends to the Board appropriate director compensation programs for service as directors, committee chair and committee members. In order to determine the Board compensation framework, the Compensation Committee reviewed comparative market composite data provided by the Committee’s independent consultant.
Consistent with the Company’s compensation philosophy, non-employee director compensation is positioned competitively against companies of similar size, complexity and growth trajectory.
For his or her services in Fiscal Year 2022, each non-employee director received compensation in accordance with the following:

Annual Cash Retainer	$35,000
Lead Director Cash Retainer	$20,000	(1)
Annual Equity Grant	$200,000	(2)
Members of our Committees, other than the Chairpersons, receive the following additional compensation:

Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
The Chairpersons of our Committees receive or received the following additional compensation:

Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Social Impact and Culture Committee (3)	$5,000
(1)Ms. Layfield was appointed as Lead Independent Director in July 2022, when the role of Lead Independent Director was created. Ms. Layfield is entitled to a retroactive payment in respect of the additional Lead Independent Director retainer of $20,000 payable for her service in 2022 in the position of Lead Independent Director. The additional cash retainer was approved in February 2023 and was paid to Ms. Layfield in July 2023. In connection with the transition of the Company’s CEO, Ms. Layfield was appointed as Chair of the Board (effective July 10, 2023), and it is anticipated that her retainer will be increased in connection with her new role.

(2)Newly appointed directors to the Board receive an initial equity grant equal to the annual equity retainer of $200,000, the value of which may, in the Board’s discretion, be pro-rated based on the timing of the new director’s commencement of service.

(3)In recognition that the areas within the Social Impact and Culture Committee’s purview were being appropriately addressed during Nominating and Corporate Governance and full board meetings as well as informally, commencing in 2023 the areas under the Social Impact and Culture Committee’s oversight has been moved under the purview of the Nominating and Corporate Governance Committee, and the Social Impact and Culture Committee has been disbanded.

For 2022, directors were permitted to receive their annual equity award in one of the following forms, at their election: (1) 100% in stock options, (2) 100% in RSUs, or (3) 50% in stock options and 50% in RSUs. In addition, directors were permitted to elect to receive their annual cash retainer in the form of equity, the form of which will be based on the same options described above. Equity grants to the directors generally cliff vest on the earlier of one year from grant, or the date of the next annual stockholder’s meeting, subject to the director’s continued service though the vesting date. For 2023, the Compensation Committee voted to allow only for RSU grants in respect of the annual equity award (rather than stock options). In addition, a new committee of the Board, the Operating Committee, first convened in 2023. The Chairperson of the Operating Committee is entitled to an additional cash retainer of $10,000, and all other members are entitled to an additional retainer of $5,000.

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, including each quarterly interim period therein, and the Board is asking the stockholders to ratify this appointment at the Annual Meeting.

Although stockholder ratification of the Audit Committee’s appointment of BDO is not required, the Board considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from BDO is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The following table presents fees for professional audit services and other services provided to LivePerson by BDO for the fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees (1)	$1,845,960	$912,588
Audit-Related Fees (2)	$125,000	$418,178
Tax Fees (3)	$—	$—
All Other Fees	$—	$—
(1)“Audit Fees” consist of fees for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements, the review of the Company’s interim condensed consolidated financial statements included in quarterly reports, the audits in connection with statutory and regulatory filings or engagements, and the audit of the Company’s internal controls over financial reporting.
(2)“Audit-Related Fees” consist primarily of fees for professional services rendered in connection with the audits of the Company’s employee benefit plan and acquisition accounting due diligence.
(3)“Tax Fees” consist of fees billed for professional services rendered for tax compliance, tax consulting and tax planning services.

PROXY STATEMENT	31

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

Required Vote
The affirmative vote of a majority of the stock having voting power that is present virtually or represented by proxy at the Annual Meeting at which a quorum is present is required to ratify the Audit Committee’s selection of BDO. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s or our stockholders’ best interests.

Audit Committee Report
AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The Audit Committee consists of the following members of the Company’s Board: Kevin C. Lavan (Chair), Bruce Hansen, Jill Layfield, William G. Wesemann and Yael Zheng. Each member of the Audit Committee is independent, as “independence” is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board. The Audit Committee charter is available at http://www.liveperson.com/company/ir/corporate-governance.

Review of the Company’s Audited Consolidated Financial Statements for the 2022 Fiscal Year

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor for the Company’s 2022 Fiscal Year, BDO, was responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2022 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO, the Company’s independent registered public accounting firm for the 2022 Fiscal Year, the matters required to be discussed by PCAOB Auditing Standard No. 1301 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements. In addition, the Audit Committee has also received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with BDO the independence of BDO from the Company.

PROXY STATEMENT	33

Audit Committee Report
Conclusion

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2022 Fiscal Year for filing with the SEC.

Not all of the members of the Audit Committee are professionally engaged in the practice of auditing or accounting and not all are necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not ensure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that BDO is in fact “independent.”

Submitted by the Audit Committee of the Company’s Board:

Kevin C. Lavan (Chair)
Bruce Hansen
Jill Layfield
William G. Wesemann
Yael Zheng

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Proposal No. 3 Advisory Approval of the Compensation of Our Named Executive Officers
PROPOSAL NO. 3 ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At our 2017 annual meeting of stockholders, a majority of our stockholders recommended that an advisory resolution with respect to NEO compensation be presented to the Company’s stockholders every year. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Our Board adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages 44 to 74 of this Proxy Statement, as required under Section 14A of the Exchange Act. In accordance with SEC rules, we are also asking stockholders to vote on their preference for the frequency of future say-on-pay votes again at the 2023 annual meeting of stockholders; see Proposal No. 4 of this Proxy Statement.

As more fully described in this Proxy Statement under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long-term value for stockholders, and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.

We believe that we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our NEOs a measure of security in the base compensation that each individual is eligible to receive, while motivating the NEO to focus on the business metrics that will produce a high level of performance for the Company, as well as promote executive retention. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our NEOs.

At our 2022 annual meeting of stockholders, 94% of the votes cast supported our executive compensation program and decisions. We interpreted the results of the 2022 vote as a strong endorsement of our executive compensation program’s design and direction.

We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 44 of this Proxy Statement for additional details on LivePerson’s executive compensation, including LivePerson’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our NEOs in the 2022 Fiscal Year.

We are asking you to indicate your support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to approve, on an advisory basis, “For” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to LivePerson, Inc.’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion of this Proxy Statement, is hereby approved.

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Proposal No. 3 Advisory Approval of the Compensation of Our Named Executive Officers
Required Vote
Although, as an advisory vote, this proposal is not binding upon us or the Board or the Compensation Committee, which is responsible for approving or recommending to the full Board the amount and form of compensation to be paid to our executive officers, including our NEOs, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of a majority of the stock having voting power that is present virtually or represented by proxy at the Annual Meeting at which a quorum is present is required to approve this Proposal No. 3.

The Board unanimously recommends a vote on the proxy card “FOR” the approval of the executive compensation of our named executive officers.

Executive Compensation
EXECUTIVE COMPENSATION
Executive Officers
The following is a brief biographical summary of the experience of the executive officers of LivePerson as of September 8, 2023.

John D. Collins, 41, has served as our Interim Chief Executive Officer since August 2023 and our Chief Financial Officer since February 2020. Drawing on his experience as a founder, data scientist, and institutional investor, John brings a modern vision and skillset to his work. As CFO, he has played a critical role in driving LivePerson’s corporate strategy and business development efforts, including successfully executing M&A, divestiture, and capital markets transactions. Mr. Collins joined LivePerson in September 2019 to lead the development of automations and machine learning to support strategic decision making and predictive analytics as SVP of Quantitative Strategy. In 2013, Mr. Collins co-founded Thasos, a New York City-based predictive intelligence company powering large-scale equity trading platforms. Mr. Collins served in various capacities at Thasos, including, most recently, as an Advisory Board Member, as its Chief Product Officer (2016–2019) and as its Portfolio Manager (2013–2016). Prior to that, Mr. Collins held roles in the financial services industry, including regulating financial firms at the NYSE, and structuring transactions in leveraged finance at Credit Suisse. Mr. Collins received his J.D. from Chicago-Kent College of Law at Illinois Institute of Technology, his M.B.A. from the Massachusetts Institute of Technology, and his B.S. from the University of Central Florida.

Monica L. Greenberg, 54, has served as our Executive Vice President of Public Policy and General Counsel since April 2019, our Executive Vice President, Corporate Development, Strategic Alliances and General Counsel from December 2017 to April 2019, our Executive Vice President, Business Affairs and General Counsel from February 2014 to December 2017, and our Senior Vice President, Business Affairs and General Counsel from November 2006 to February 2014. From May 2004 until October 2006, Ms. Greenberg was an independent consultant. From April 2000 until April 2004, Ms. Greenberg served as Vice President, General Counsel and Senior Corporate Counsel of Nuance Communications, Inc. Previously, from January 1999 to March 2000, Ms. Greenberg was the principal of a small business. From July 1996 to December 1998, Ms. Greenberg was associated with the law firm of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. From September 1994 to July 1996, Ms. Greenberg was associated with the law firm of Willkie Farr & Gallagher in New York, New York. Ms. Greenberg received her J.D. from Boston University School of Law, where she was a member of the Boston University Law Review, and a B.A. from the University of Pennsylvania.

Alex Kroman, 43, has served as our Executive Vice President, Product & Technology since March 2023. Mr. Kroman oversees our global technology organization. With a deep background in engineering and product, he is leading our transformation into a product-led company, solidifying its position as the leading provider of AI for better business outcomes, driving new product development, and optimizing and scaling the company’s AI platform. Prior to this, Alex served for over a decade as General Manager and Senior Vice President of Product & Engineering at New Relic, where he was the first engineering manager and led the company’s engineering organization and new product development during a period of hypergrowth from $5 million to $850 million in revenue. Before New Relic, he held engineering leadership roles at OpenSourcery, Cargill, and Dark Horse Comics. Mr. Kroman received his B.S. from Miami University.

Jeffrey Ford, 44, has served as our Senior Vice President and Chief Accounting Officer since August 2023. Prior to joining LivePerson, Mr. Ford served in senior finance and accounting roles at Stripe, Inc. and Crowdstrike Holdings, Inc. Prior to that, Mr. Ford was at KPMG LLP for 20 years, most recently as a partner where he held various leadership roles and served in the Department of Professional Practice. Mr. Ford received his B.S. and B.A. from the University of Redlands and is a certified public accountant.

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Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for our NEOs for Fiscal Year 2022, listed below. The CD&A also describes the process followed by the Compensation Committee of the Board (referred to as the “Compensation Committee” or the “Committee” in this CD&A) for making pay decisions with respect to our NEOs, as well as its rationale for specific decisions related to Fiscal Year 2022 NEO compensation matters. For Fiscal Year 2022, our NEOs included:
•Robert P. LoCascio, our former President and CEO;
•John D. Collins, our Interim CEO and CFO;
•Monica L. Greenberg, our Executive Vice President of Public Policy and General Counsel; and
•Norman M. Osumi, our Senior Vice President of Finance and Former Chief Accounting Officer.

Our Company
LivePerson, Inc. is the market leader in Conversational Artificial Intelligence with a best-in-class platform used by thousands of the world’s top brands to better understand customer intents, connect across channels and deliver meaningful outcomes. The Conversational Cloud, our cloud-based platform, enables businesses to become conversational by securely deploying AI-powered messaging at scale for brands with tens of millions of customers and many thousands of agents across each brand’s primary digital channels, including mobile apps, mobile and desktop web browsers, SMS, social media, and third-party consumer messaging platforms. More than 18,000 businesses use our conversational solutions to create a convenient, deeply personal relationship with their customers and nearly a billion conversational interactions are powered by our Conversational Cloud each month.

2022 Executive Compensation Program Highlights

Compensation program aligned with growth. Approximately 79% to 80% of our NEO’s target compensation is variable and at risk.

Enhanced equity risk mitigation policies. Consistent with our commitment to best governance practices, we have adopted robust stock ownership guidelines for our executives, including 5x base salary for the CEO and 2x base salary for other NEOs (which 2x requirement applies for our Interim CEO).

Annual incentives balance goals between key drivers. Performance metrics for the annual incentive program include revenue to incentivize top line growth and Adjusted EBITDA to emphasize disciplined profitability, two of the key drivers of our long-term growth. Annual performance bonuses for our NEOs were paid out at 42.5% of target amounts for Fiscal Year 2022.

In response to stockholder feedback, we introduced performance-vesting RSUs to the 2022 long-term incentive program for executives. In Fiscal Year 2022, long-term incentive equity grants for our NEOs included performance-vesting RSUs with vesting tied to a three-year performance period and the achievement of financial performance and relative Total Shareholder Return metrics. We believe the inclusion of performance-vesting RSUs in our Fiscal Year 2022 compensation program further strengthens alignment between the interests of our executives with those of our stockholders. We will continue to evaluated the use of performance-vesting RSUs in future years as we continue to evolve our compensation program.

CFO Employment Agreement. We entered into a formal employment agreement with John D. Collins memorializing key terms and conditions of his employment as our Chief Financial Officer.

Executive Compensation

Stockholder Engagement and Say-on-Pay
We believe that regular, transparent communications with our stockholders are essential to our long-term success. We value the opinions of our stockholders and we are committed to a robust stockholder engagement program to solicit feedback and encourage open, transparent and candid discussion about our strategic priorities, governance programs and sustainability priorities that are important to our stockholders.
Each year, we carefully consider the results of our stockholder advisory say-on-pay vote from the preceding year. At our 2022 annual meeting of stockholders, over 94% of the votes cast supported our executive compensation program. We are pleased with the support we received in 2022 as we continue to evolve our executive compensation program with the interests and perspectives of our stockholders in mind. In this regard, based on stockholder feedback, as part of the 2022 long-term incentive program design, the Board adopted a new long-term incentive program structure that incorporated a performance-based RSU component as part of our annual equity grants to NEOs in Fiscal Year 2022 (as more fully described below in the section of this Proxy Statement titled “Long-Term Incentives – Annual Equity-Based Awards”). We will continue to evaluate the use of performance-vesting awards in our compensation program and evolve our performance compensation programs over time in response to stockholder feedback, retention needs, and Company dilution, and consistent with best practices.
We engage with our stockholders in a variety of ways, including as follows:
•We regularly speak with stockholders, prospective stockholders and investment analysts.
•We participate in equity conferences and investor events across the United States; and
•We also directly engage with stockholders to solicit feedback on the following matters: executive compensation, environmental, social and governance strategies and practices and other topics of interest related to our business.
As part of our engagement efforts, we seek to provide our investors with insight into our business and practices, answers to their questions, and responses to the valuable insight and feedback they share. We also review and discuss stockholder feedback internally to help ensure we are proactively assessing and informing our policies, programs and areas of focus, as well as balancing the priorities of our stockholders. We intend to continue our efforts to engage with, and solicit feedback from, our stockholders and will, in turn, carefully consider, and may implement, revisions to our compensation programs as a result of that feedback, as we have done for our 2022 program with the adoption of performance-vesting RSUs. In connection with our agreement with Starboard Value LP in December 2022 three new independent directors joined our Board, and we expanded our Compensation Committee to include two of those new directors.

Compensation Governance
We believe the following practices and policies, embedded in our current NEO compensation plans and programs, promote sound compensation governance and are in the best interests of our stockholders and executives:

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Executive Compensation

	What We Do		What We Don’t Do
✓	Emphasize variable incentive pay, including performance-vesting equity grants for NEOs	✗	No excise tax gross-ups
✓	Maintain a clawback policy covering all incentive awards	✗	No guaranteed bonuses
✓	Maintain a fully independent Compensation Committee	✗	No excessive perquisites or excessive cash severance
✓	Retain an independent compensation consultant	✗	No option repricing or exchange without stockholder approval
✓	Design compensation programs that would not encourage excessive risk taking	✗	No hedging
✓	Cap bonus payouts	✗	No dividends paid on unvested equity awards

What Guides Our Program
Compensation Philosophy, Strategy and Objectives
The philosophy underlying our executive compensation program is to employ and retain the best leaders in our industry to ensure we execute on our business goals, and to reward both individual and company performance in order to promote continued growth and profitability, and to effectively create long-term stockholder value. Our executive compensation program strategy is therefore driven by the following objectives:

Pay for Performance	A significant portion of an executive’s total compensation should be variable and at risk and aligned with our short- and long-term performance results.
Stockholder Alignment	Executives should be compensated through pay elements (annual- and long-term incentives) designed to align executive compensation with the creation of long-term value for our stockholders.
Competitiveness	Target compensation should be set at a level that is competitive with that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.
Attraction and Retention	The executive compensation program should enable the Company to attract and retain high-potential team players with exceptional leadership capabilities who want to build a long-term career with the Company.
Elements of Compensation
In order to achieve our compensation objectives and to support our strategy and compensation philosophy, each as outlined above, our compensation program has been designed to include the following principal pay elements:

Executive Compensation

Element	Form of Payment	Purpose
Base Salary	Cash (Fixed)
• Provides a competitive fixed rate of pay relative to similar positions in the market.
• Enables the Company to attract and retain critical executive talent.
• Based on job scope, level of responsibilities, individual performance, experience and market levels.

Annual Incentive	Cash or Equity (Variable)
• Focuses executives on achieving important annual financial and strategic goals that drive stockholder value.
• Rewards attainment of annual business goals.
• Allows for assessment of individual performance and contribution.
• Form of award settlement determined by the Compensation Committee as part of annual bonus plan design determination.
• Potential payout capped at 2 times an NEO’s target bonus opportunity.

Long-Term Incentives	Equity (Variable)
• Provides incentives for executives to execute on longer-term financial and strategic growth goals to maintain focus on long-term stockholder value creation.
• Supports the Company’s executive retention strategy.
• In 2022, long-term incentives included performance-vesting RSUs (for all NEOS) and time-vesting RSUs (for NEOs other than the CEO), promoting a mix of incentives focused on retention and achievement of long-term Company performance metrics, including operational and relative shareholder return goals.

The Company also offers certain benefits, including medical, dental and life insurance benefits, a deferred compensation program and retirement savings that it considers to be consistent with industry practices and important for competitive recruitment and retention. The NEOs are eligible to participate in these programs on the same basis as our other employees. The Company does not offer special benefits such as supplemental executive retirement plans, perquisites, tax gross-ups or tax equalization.

Pay Mix
In accordance with our executive compensation philosophy, the charts below illustrate the target annual total direct compensation (base salary, which includes benefits), target annual incentive opportunity, and the grant date fair value of long-term equity-based incentives awarded in 2022 of our CEO, and all other NEOs, for Fiscal Year 2022, which shows our emphasis on variable, at-risk compensation.

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Executive Compensation
As illustrated by the charts above, a majority of the CEO’s and other NEOs’ target pay is incentive-based, and therefore is considered “at risk.” This incentive-based compensation, for each NEO, includes an annual bonus award, determined based on the Company’s success over certain financial metrics and paid in cash in the first quarter of Fiscal Year 2023, and long-term incentive awards delivered in the form of RSU awards, one-third of which are performance-vesting units for NEOs other than our CEO, and 100% of which are performance-vesting units for our CEO in Fiscal Year 2022. As explained below in the section of this Proxy Statement titled “Long-Term Incentives – Annual Equity-Based Awards”), our CEO declined to accept a time-vesting RSU grant in 2022, which made his long-term incentive award allocation smaller than it would have been otherwise. The percentages set forth above are measured at the time of grant. In reality, the value of the compensation package increases as the value of our shares increase, and the value of the compensation package decreases as our share value decreases. This approach directly aligns our CEO’s interests with those of our stockholders in both times of share price growth and times of share price pressure.

The Role of the Compensation Committee
The Compensation Committee, composed of independent, non-employee members of the Board, oversees the executive compensation program for our NEOs. The Compensation Committee works very closely with an independent compensation consultant, Compensia, the terms of whose engagement are described in the section of this Proxy Statement titled “The Role of the Independent Compensation Consultant.” The Committee also seeks the input of management to examine the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee reviews executive compensation and market and peer compensation data annually, in conjunction with annual operational and financial planning for the current fiscal year and periodically as needed for specific executive compensation issues that may arise at other times. The Compensation Committee makes final determinations regarding compensation for the CEO and our other executive officers in its sole discretion. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which may be accessed at our website, www.liveperson.com, by selecting “Investor Relations,” and then “Governance,” and then “Governance Overview.”

The Role of Management

Our CEO, with input from a committee of senior executives, assists the Compensation Committee by presenting it with proposals and recommendations for NEO compensation levels (other than for himself), information on Company performance and the individual performance of each NEO, and management’s perspective and recommendations on compensation design matters (except that the CEO and senior executives, to the extent

Executive Compensation
present, recuse themselves from that portion of the Compensation Committee meetings involving their own compensation).

The Role of the Independent Compensation Consultant

Under its charter, the Compensation Committee has the authority to retain an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of the inherent risks of any compensation programs. The Compensation Committee engaged Compensia as the Committee’s independent compensation consultant in August 2021. Compensia regularly refreshes the Company’s market benchmarking analysis utilizing an appropriate peer group, works with the Company to review bonus awards under its short-term incentive bonus program, and assisted in Fiscal Year 2022 on development and implementation of an updated long-term equity compensation program that introduces the use of performance share units as part of the annual equity grant mix for executive officers (as more fully described below in the section of this Proxy Statement titled “Long-Term Incentives – Annual Equity-Based Awards”). Compensia also advised on the Company’s broader equity strategy, including assessment of our total budget and underlying parameters, and provides market benchmarking analysis for director compensation.

The Compensation Committee conducted an independence assessment of Compensia in accordance with SEC and Nasdaq rules. Based on this review, the Committee is not aware of any conflicts of interest raised by the work performed by Compensia that would prevent Compensia from serving as an independent consultant to the Compensation Committee. The Compensation Committee’s compensation consultant reports directly to the Compensation Committee, and Compensia has not provided any additional services to the Company or management in Fiscal Year 2022.

The Role of Competitive Pay Positioning/2022 Benchmarking

As part of the compensation-setting process for Fiscal Year 2022, the Compensation Committee reviewed surveys and market data provided by Compensia to evaluate compensation levels and practices for the NEOs. After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee reviewed and approved Fiscal Year 2022 target total compensation opportunities for executives based on the need to attract, motivate and retain an experienced and effective management team.

Pay levels for each of our NEOs are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for our NEOs. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

Relative to the general competitive industry market data, the Compensation Committee generally intends that total target compensation (salary, annual incentive and long-term incentive opportunity) is calibrated to be within a reasonable range of the median of the competitive market. As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on several factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Given that a majority of our compensation consists of variable, at-risk elements, actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

For purposes of setting compensation for Fiscal Year 2022, the Compensation Committee utilized a compensation peer group of 17 companies. The Fiscal Year 2022 peer group remained consistent with the peer group utilized for compensation determinations in Fiscal Year 2021 as originally adopted by the Compensation Committee in the fourth quarter of Fiscal Year 2019 and includes the companies listed in the table below. In developing an appropriate

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Executive Compensation
comparator group, the following criteria served as key drivers: industry (inclusive of business scope and business mix), size (market capitalization and revenue), revenue growth rate, gross margin, number of employees and location. The Compensation Committee will continue to work with Compensia to determine if any adjustments to the peer group are appropriate for future compensation determinations.

BlackLine, Inc.	MongoDB, Inc.	Twilio, Inc.
Box, Inc.	New Relic, Inc.	Varonis Systems, Inc.
Datadog, Inc.	Nuance Communications, Inc.*	Yext, Inc.
8x8, Inc.	PROS Holdings, Inc.	Zendesk, Inc.*
Five9, Inc.	Slack Technologies, Inc.*	Zuora, Inc.
HubSpot, Inc.	Momentive Global (formerly SVMK, Inc.)
*Slack Technologies Inc., Nuance Communications, Inc., and Zendesk, Inc. were acquired on July 21, 2021, March 4, 2022, and November 22, 2022, respectively. Slack Technologies, Inc. and Nuance Communications, Inc. were subsequently removed from the peer group list in respect of 2023 compensation decisions

2022 Compensation Program in Detail
Base Salary
The Compensation Committee believes that our executive base salaries should reflect competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role and internal pay parity. Salary adjustments are generally approved during the first quarter of the calendar year and implemented during the second quarter. In April 2022, the Company implemented salary increases for John D. Collins and Monica Greenberg, as set forth in the table below, in consideration of their performance and market data. No other base salary increases were made for the NEOs in Fiscal Year 2022.

NEO	Base salary as of December 31, 2021 ($)	Base salary as of December 31, 2022 ($)	% Adjustment
Robert P. LoCascio	611,820	611,820	—%
John D. Collins	450,000	525,000	16.6%
Monica L. Greenberg	400,000	450,000	12.5%
Norman M. Osumi	340,000	340,000	—%

Annual Incentive Compensation
Our NEOs are provided the opportunity to earn a performance-based annual bonus. The annual bonus plan is designed to provide awards to such individuals as an incentive to contribute to and reward revenue growth, profitability and execution on our strategic corporate objectives.
Actual bonus payouts depend on the achievement of pre-established financial performance objectives and the Compensation Committee’s assessment of contributions toward our strategic corporate objectives, as well as the individual’s target bonus amount.
Target annual bonus opportunities are expressed as a percentage of base salary and were established by the Compensation Committee in consideration of the NEO’s level of responsibility and his or her ability to impact overall

Executive Compensation
results. The Compensation Committee also considers market data in setting target award amounts. For the 2022 Fiscal Year, target award opportunities were as follows:

NEO	Target Bonus as a % of Salary	Target Bonus ($)
Robert P. LoCascio	100%	611,820
John D. Collins (1)	55%	278,437
Monica L. Greenberg (1)	50%	218,750
Norman M. Osumi	35%	119,000
(1)Mr. Collins’ and Ms. Greenberg’s base salaries were each increased as of April 1, 2022. The target bonus listed above represents the blended target bonus amount taking into account their base salary adjustment.

Annual bonus payouts are based on achievement of financial objectives, and the related performance goals for each objective established by the Compensation Committee in consultation with the CEO. The Company believes it is important to focus on both top line growth (revenue), as well as profitability. The Compensation Committee therefore chose Revenue and Adjusted EBITDA (defined below) as the relevant financial performance metrics for 2022 annual bonuses, consistent with the financial metrics used in prior years. For this purpose, “Adjusted EBITDA” means net (loss) income, before provision for (benefit from) income taxes, interest income (expense), net, other income (expense), net, depreciation and amortization, stock-based compensation, restructuring costs, transaction-based acquisition costs, contingent earn-out adjustments and other non-cash charges.

While maintaining consistent use of Revenue and Adjusted EBITDA as the financial metrics for the annual bonus program over the last several years, the Committee reevaluates the applicable weightings each year in order to emphasize the measure best suited to drive desired business outcomes. For 2022, the Compensation Committee set the weighting at 50% for the Revenue metric (the “Revenue Goal”) and 50% for the Adjusted EBITDA metric (the “EBITDA goal”). The Compensation Committee sets threshold, target and maximum goals for each of the Revenue Goal and EBITDA Goal. Executives are eligible for payments for achievement between the threshold, target and maximum achievement goals based on a pre-determined scale set by the Compensation Committee (with 100% payout for achievement of the target goals). In the case of substantial outperformance of the Company’s financial goals, bonuses for the NEOs may be awarded up to a cap of 200% of target.

The table below summarizes the Revenue and Adjusted EBITDA performance goals and outcomes with respect to the 2022 annual bonus program:

Goal	Weighting	Goals Threshold/ Target/ Maximum ($M)	Achievement Level ($M)	Payout % Achievement	Weighted Average Achievement
2022 Revenue	50%	535.3/554.1/610.6	514.8	0%	0%
2022 Adjusted EBITDA	50%	(15)/0/15	(7.0)*	85%	42.5%
Total for Financial Metrics	100%				42.5%
* For purposes of calculating the achievement of the Adjusted EBITDA portion of our annual bonus program, we determined Adjusted EBITDA assuming that annual bonuses were paid in RSUs and therefore did not result in cash expenses. This is because our Adjusted EBITDA goals were set assuming annual bonuses would be paid in the form of RSUs as has been done in prior years, however, ultimately, the Company determined to pay bonuses in cash in 2023 in light of remaining capacity under the 2019 Stock Incentive Plan and to reduce dilution to our stockholders.

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Executive Compensation
The Compensation Committee did not revise any NEO bonus amounts based on individual performance or strategic objectives. The table below sets forth the target bonus and earned bonus for each NEO for 2022, which were paid in cash:

NEO	Target Bonus ($)	Earned Bonus ($)	Earned Bonus (as a % of Target)
Robert P. LoCascio	611,820	260,024	42.5%
John D. Collins (1)	278,437	118,336	42.5%
Monica L. Greenberg (1)	218,750	92,969	42.5%
Norman M. Osumi	119,000	50,575	42.5%

Long-Term Incentives – Annual Equity-Based Awards
Equity-based awards are an important factor in aligning the long-term financial interests of our NEOs and our stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Compensation Committee may grant equity incentives under the Company’s 2019 Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards, including, without limitation, RSUs and deferred stock units. The Compensation Committee approves equity grants at one of its regularly scheduled meetings, or at such other times as appropriate or necessary, and generally after the Compensation Committee has its annual compensation review process for the CEO and other NEOs. In 2019, the Company adopted internal grant-making guidelines which contemplate, in part, that the Committee would consider the timing of “open trading windows” as set in accordance with the Company’s Insider Trading Policy as a factor for alignment with stockholder interests when determining the exercise price methodology for stock options.

Although the Company has historically granted stock options as part of its annual equity grant program, in response to our stockholders’ feedback, we have introduced performance-vesting RSUs (“PRSUs”) into our 2022 long-term incentive program to further foster alignment with our stockholders’ and long-term financial and relative performance results. With the introduction of PRSUs, 100% of our long-term incentives for our CEO in Fiscal Year 2022 and one-third of the long-term incentive opportunities for our other NEOs are designed to be performance-based with the value only realized upon the achievement of pre-set performance goals and/or increases in our stock price over a three-year performance period. By introducing PRSUs into our long-term incentive program along with time-vesting RSUs, the Compensation Committee hopes to motivate and ensure continued focus of our NEOs in a manner that emphasizes long-term value creation, and also allows us to retain highly talented executives. As such, in July of 2022, the Compensation Committee granted equity awards to the NEOs, other than the CEO, using a mix of two-thirds RSUs and one-third PRSUs. In granting these equity awards and determining the size of the awards, the Compensation Committee considered market data regarding equity compensation awards for executive officers of comparable companies. The Compensation Committee also considered the significant roles each of the NEOs plays in driving the Company’s performance and executing on its strategic priorities, as well as his or her overall level of performance, tenure and existing equity holdings. In the course of discussions regarding the 2022 equity grants, Mr. LoCascio informed the Compensation Committee that in the interest of preserving the number of shares available in the equity plan, he would decline to accept the time-based portion of his proposed RSU grant in 2022. Mr. LoCascio therefore only received his PRSU grant for 2022. As a result of Mr. LoCascio receiving only PRSUs, his resulting equity grant value for Fiscal Year 2022 was well below the peer CEO annual equity grant market range.

The RSUs granted in Fiscal Year 2022 as part of the Company’s annual long-term incentive program each provide for service-based vesting in four equal annual installments beginning on the first anniversary of the grant date. The vesting of PRSUs is tied to our performance results over a three-year performance period, achieved against preset

Executive Compensation
revenue and EBITDA targets for Fiscal Year 2022, together with a modifier based on year-over-year EBITDA margin performance in Fiscal Year 2023, and an additional modifier based on relative Total Stockholder Return (“TSR”) to be measured over the three-year performance period ending in July 2025. The targets are set at the start of the three-year performance period and are aligned with our operating plan and key drivers of our long-term stockholder value. The program design motivates our executives to maximize both absolute and relative performance results throughout the full performance cycle in support of our sustained long-term growth objectives. Earned PRSUs, if any, cliff-vest at the end of the three-year performance period, without any interim vesting opportunities.

For the PRSUs granted to the NEOs in July of 2022, the number of earned PRSUs is determined based on the Company’s Revenue and Adjusted EBITDA achievement for Fiscal Year 2022, based on the same goals described above for the annual bonus program, with the potential payout scale ranging from 0% to 160% of the number of target PRSUs (the number of PRSUs earned referred to herein as the “Earned 2022 PRSUs”). In setting the 2022 performance goals for the PRSUs, the Compensation Committee determined that use of the same financial metrics as are applicable for determination of the Company’s annual bonus program for Fiscal Year 2022 was appropriate because the Company believed that Adjusted EBITDA and Revenue were key performance drivers for Fiscal Year 2022, and that these short-term performance goals were balanced by the PRSU program’s requirement to achieve additional, longer-term performance goals (discussed further below) before any payouts are made in respect of the PRSUs, requiring the NEOs to remain accountable for EBITDA margin for Fiscal Year 2023 and stock price performance for the entire three-year performance period. Based on Fiscal Year 2022 performance, 42.5% of the PRSUs granted will be considered Earned 2022 PRSUs. The number of Earned 2022 PRSUs will then be reduced by 25% if the EBITDA margin for Fiscal Year 2023 is less than the EBITDA margin achieved for Fiscal Year 2022. The Earned 2022 PRSUs will then similarly be multiplied by a percentage ranging from 75% to 125% based on our relative TSR performance against the S&P Software and Services Select Index (the “Index”) over the three-year period from the date of grant (the “TSR Modifier”). More specifically, the TSR Modifier to be applied will be 75% if relative TSR is less than or equal to the 25th percentile of the Index, 100% if relative TSR is equal to the 50th percentile of the Index and 125% if relative TSR is equal to or greater than the 75th percentile of the Index, with linear interpolation in between those percentiles. In addition, the TSR Modifier will be capped at 100% if the Company’s TSR is negative during the three-year performance period. The maximum number of PRSUs that could have been earned if the highest level of performance were achieved for the three-year performance period was 200% of the PRSUs originally granted. Following determination of 2022 performance, the maximum number of PRSUs that can be ultimately earned is currently approximately 53.125% of the PRSUs originally granted. The finally determined Earned 2022 PRSUs will vest and settle as soon as reasonably practicable following the third anniversary of the date of grant, subject to the NEO’s continued employment on that date. In the event of a change in control in which PRSUs are assumed by the successor entity in a transaction that closes prior to the end of the three-year performance period, the same formula described above will be used to determine the number of PRSUs eligible to vest, except any financial components that have not yet been determined will be funded at 100% of target and the relative TSR component will be calculated based on achievement through the date of the change in control, and the resulting number of PRSUs will continue to vest based on the NEO’s continued service until the end of the original three-year performance period. In the event of a change in control in which PRSUs are assumed by the successor entity in a transaction that closes prior to the end of the three-year performance period, the same formula as applies to the PRSUs will be used to determine the number of PRSUs eligible to vest, except any financial components that have not yet been determined will be funded at 100% of target and the relative TSR component will be calculated based on achievement through the date of the change in control, and the resulting number of PRSUs will continue to vest based on the executive’s continued service until the end of the original three-year performance period.

The following table describes the equity awards made to the NEOs in Fiscal Year 2022 as described above:

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Executive Compensation

NEO	Value of RSUs at Grant ($)	RSUs (# of units)	Value of PRSUs at Grant ($)	PRSUs (# of units) (1)	Total Value of Equity Awards at Grant ($) (2)
Robert P. LoCascio (2)	—	—	$1,833,159	133,127	$1,833,159
John D. Collins (2)	$2,400,001	174,292	$1,199,890	87,138	$3,599,891
Monica L. Greenberg (2)	$1,080,009	78,432	$539,949	39,212	$1,619,958
Norman M. Osumi (2)	$543,006	39,434	$271,476	19,715	$814,482
(1)Represents the number and value of PRSUs granted prior to the application of any performance modifier, and based on the closing price on the date of grant of $13.77. The actual grant date fair value set forth in the Summary Compensation Table may differ because of the mechanics of calculating the grant date fair value in accordance with the applicable accounting principles.

(2)The total value of each NEO grant was approved by the Committee on July 27, 2022, which amount was to be attributed two-third to RSUs and one-third to PRSUs for Mr. Collins, Ms. Greenberg and Mr. Osumi. In connection with this grant, as described above, the number of shares subject to each award was calculated based on the price of a share of Company common stock on July 27, 2022.

Certain 2023 Matters Related to the CEO Transition
CEO Transition
On July 10, 2023, the Company and Mr. LoCascio entered into a letter agreement. Pursuant to the terms of the letter agreement, the Company delivered notice to Mr. LoCascio that the term of his employment agreement with the Company will not be renewed upon the conclusion of its current term on December 31, 2023. On August 8, 2023, the Company announced that it had entered into an additional letter agreement with Mr. LoCascio pursuant to which, effective August 7, 2023, Mr. LoCascio would no longer serve as CEO and assumed the role of Special Advisor to the Board through December 31, 2023. Due to the Board’s decision not to renew the term of Mr. LoCascio’s employment agreement and end Mr. LoCascio’s employment with the Company as of December 31, 2023 (the “Separation Date”), on the Separation Date, Mr. LoCascio will be entitled to certain severance benefits under the terms of his employment agreement. These severance benefits are described in this Proxy Statement in the section titled “Potential Payments Upon Termination or Change in Control”.

Retention Program
On July 24, 2023, in connection with Mr. LoCascio’s transition from the position of CEO, the Compensation Committee approved a retention program for members of the Company’s leadership team and other key employees, including certain executive officers (the “Retention Program”), in the interest of supporting continuity as part of a smooth and orderly transition. Pursuant to the Retention Program, executive officers John D. Collins and Monica Greenberg are entitled to receive cash retention bonuses up to an amount equal to their annual base salary ($525,000 and $450,000, respectively), conditioned on their continued employment on the relevant payment dates (the “Retention Bonuses”) or earlier termination by the Company. The Retention Bonuses are payable in two equal installments on January 12, 2024 and July 12, 2024. If either Ms. Greenberg or Mr. Collins is terminated without cause or if they resign for good reason prior to July 12, 2024, any remaining unpaid portion of their Retention Bonus will be accelerated and paid at the time of termination.

In addition, pursuant to the Retention Program, if either Ms. Greenberg or Mr. Collins is terminated without cause or resigns for good reason prior to July 12, 2024, notwithstanding anything to the contrary set forth in their applicable award agreements or employment agreements, (i) the executive will receive the severance benefits they are entitled to under their employment agreements on a termination without cause, and (ii) any stock options or time-vesting restricted stock units held by the executive on the date of termination that would have vested in the 12 month period following termination had the executive remained employed will immediately vest on the date of termination.

Executive Compensation

Other Compensation Practices, Policies and Guidelines
Stock Ownership
We strongly encourage our executives and non-employee directors to hold an equity interest in our Company, and adopted formal executive stock ownership guidelines in April of 2022. Under the new policy, each of our executive officers and non-employee directors is required to build and maintain their share ownership to the levels listed below within a period of five years from the adoption of the policy, or the start of their service with the Company, if later:
•CEO: 5x current base salary.
•Other NEOs (including Interim CEO): 2x current base salary.
•Non-employee directors: 5x annual cash retainer.
Shares owned outright (including shares from vested RSUs and PRSUs) count toward the ownership goals, while shares associated with unvested RSUs, PRSUs and unexercised stock options do not count toward compliance with the policy. It is anticipated that all of the executive officers will be deemed to be in compliance with the suggested ownership levels within the requisite time frames.

We believe that the stock ownership policy will contribute to the retention of shares from vested RSUs and PRSUs by our executive officers and non-employee directors. In the event that the ownership goals are not achieved within the applicable five-year compliance period, the executive officer would be required to hold all net shares issued upon exercise of stock options or settlement of RSUs and PRSUs (in each case, after payment of any applicable withholding tax obligations) until the guidelines are met.

Compensation Recovery Policy
In April 2020, the Company adopted a policy under which, in the event of an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirements under federal securities laws, the Board could, in its sole discretion, seek to recover cash or equity-based incentive compensation paid to our current and former executive officers in the three years prior to the year of the accounting restatement where the payments were predicated upon the achievement of financial results that were subsequently changed in light of the accounting restatement. The policy may be applied whether or not the accounting restatement was the result of any wrongdoing on the part of the impacted executive officers, in the sole discretion of the Board.
On October 26, 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to timely amend and restate or supplement our clawback policy, as applicable, to reflect these new SEC requirements once the Nasdaq rules are effective.

Other Benefits
We do not offer special perquisites to our NEOs. The Company’s executive compensation program includes standard benefits that are also offered to all employees. These benefits include participation in the Company’s 401(k) plan accounts, including Company matching contributions, and Company-paid medical benefits and life insurance coverage. The Company annually reviews these benefits and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. The

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Executive Compensation
Company’s 401(k) has a Safe Harbor Plan and, in accordance with IRS rules, the Company matches 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, subject to IRS limitations.

Deferred Compensation Plan
In 2015, the Compensation Committee adopted the Deferred Compensation Plan. Certain key employees of the Company, including our NEOs and members of our Board, are eligible to participate in the Deferred Compensation Plan and generally may elect to defer the receipt of a portion of their base salary, bonus and/or directors’ fees until distribution (which may occur upon the following events: a specified time, a separation from service, death, disability, change in control or financial hardship that arises in connection with an unforeseeable emergency). To date, none of our current NEOs have elected to make any deferrals under the Deferred Compensation Plan. The Company may make discretionary or matching contributions to the Deferred Compensation Plan, which may or may not be subject to vesting, but has not done so to date.

Post-Termination Compensation and Benefits
Certain employment agreements with our executives provide for severance payments and benefits upon an involuntary termination of employment, or resignation for “good reason” (as defined in the agreement). In addition, certain executives are entitled to vesting acceleration in the event they are involuntarily terminated or resign for good reason, including in connection with a change in control. Additional details regarding the employment agreements with our NEOs, including a description of the severance payments and benefits payable to our executives as well as estimates of amounts payable upon termination of employment, are disclosed in the sections of this Proxy Statement titled “Employment Agreements for our Named Executive Officers” and “Potential Payments Upon Termination or Change-in-Control.”

Prohibition Against Hedging and Certain Equity Transactions
Our Insider Trading Policy prohibits those officers subject to Section 16 reporting from engaging in hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions. In addition, all executive officers and employees of the Company and all the members of our Board are prohibited from engaging in “short” sales or other transactions involving LivePerson stock which could reasonably cause our officers to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our executive officers from entering into “short” sales because such transactions signal to the market that the executive officer has no confidence in us or our short-term prospects and may reduce the officer’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our executive officers are also prohibited from trading in LivePerson-based put and call option contracts, transacting in straddles and similar transactions without Board approval. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an executive officer were to enter into such a transaction, the executive officer would no longer have the same objectives as our other stockholders. Under the Insider Trading Policy, as amended in April of 2022, officers, employees and all of the members of our Board are also prohibited from margining or pledging their common stock to secure a loan, or from purchasing Company stock “on margin” (that is, borrow funds to purchase stock, including in connection with exercising any Company stock options), other than for any approved pledges in existence at the time of the policy’s update.

Tax and Accounting Considerations

Executive Compensation
In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as further amended by the Tax Cuts and Jobs Act of 2017, denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to certain executive officers of a publicly traded corporation, with no exception for “performance-based” compensation (other than under limited transition relief). Under Section 162(m), as amended, the Company will be denied a deduction for any compensation exceeding $1.0 million for those considered “covered” individuals under the rules, unless the transition rules for certain compensation that qualified as performance-based compensation apply. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that will not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the Company and its stockholders.

Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any NEO a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Company’s Board:
Jill Layfield (Chair)
Kevin C. Lavan
Fred Mossler
Vanessa Pegueros
William G. Wesemann
Yael Zheng
The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our future filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

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Executive Compensation
Summary Compensation Table
The following table sets forth the compensation earned for all services rendered to the Company in all capacities in each of the last three fiscal years, by our NEOs.
Following the table is a discussion of material factors related to the information disclosed in the table.

Name and Principal Position (1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Robert P. LoCascio Former Chief Executive Officer	2022	611,820	2,055,481(3)	—	260,024	27,930(5)	2,955,255
	2021	611,820	2,002,338(3)	2,001,340	550,638	28,943	5,195,079
	2020	611,820	1,613,271(3)	1,613,290	2,137,429(6)	27,612	6,003,422
John D. Collins Interim Chief Executive Officer and Chief Financial Officer	2022	506,250	3,745,412(3)	—	118,336	38,988(5)	4,408,986
	2021	450,000	703,664(3)	701,800	212,625	39,179	2,107,268
	2020	441,667	655,081(3)	600,435	778,384(6)	37,713	2,513,280
Monica L. Greenberg Executive Vice President, Public Policy and General Counsel	2022	437,500	1,685,442(3)	—	92,969	19,935(5)	2,235,846
	2021	400,000	553,618(3)	551,760	180,000	19,682	1,705,060
	2020	400,000	501,237(3)	500,969	774,634(6)	19,670	2,196,510
Norman M. Osumi Senior Vice President and Former Chief Accounting Officer	2022	340,000	847,406(3)	—	50,575	30,358(5)	1,268,521
	2021	289,872	303,435(3)	601,373	117,810	26,935	1,339,425
(1)Mr. LoCascio served as CEO until August 7, 2023, and Mr. Collins was appointed Interim CEO effective as of August 7, 2023. Please refer to the section of this Proxy Statement titled “Leadership Transition” for additional details on this transition.
(2)The amounts included in the “Stock Awards” column represent the grant date fair value of PRSU awards and RSU awards granted in 2022 computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. Details and assumptions used in calculating the grant date fair value of the RSU and PRSU awards may be found in Note 13 of the Company’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2022 Fiscal Year, as filed with the SEC.

The amounts included in this column reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the NEOs and there is no assurance that these grant date fair values will ever be realized by the NEOs. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date value of the PRSU awards included in this column for each executive are based on achievement of target performance goals. The table below sets forth the grant date fair value of the PRSUs based on achievement of both target and maximum performance.

Executive	PRSU Grant Date Fair Value Based on Target Achievement ($)	PRSU Grant Date Fair Value Based on Maximum Achievement ($)
Robert P. LoCascio	2,055,481	4,110,962
John D. Collins	1,345,411	2,690,821
Monica L. Greenberg	605,433	1,210,866
Norman M. Osumi	304,400	608,800

Executive Compensation
(3)Represents the performance-based, annual incentive bonuses as described above in the section of this Proxy Statement titled “Annual Incentive Compensation”. Bonuses earned in respect of 2021 and 2020 were paid in the form of vested RSUs, in lieu of cash payments, and bonuses earned in 2022 were paid in cash.
(4)These amounts do not include the value of RSUs granted on March 1, 2022 and March 3, 2021, due to the decision to distribute fully vested RSUs in lieu of annual cash bonus payments in respect of performance for 2021 and 2020, which amounts are included in the column “Non-Equity Incentive Plan Compensation” for 2021 and 2020.

(5)Amounts include: (i) $720, $693, $621, and $490 for Mr. LoCascio, Mr. Collins, Ms. Greenberg and Mr. Osumi, respectively, for premiums for term life insurance, (ii) $6,118 for Mr. LoCascio, $11,875, for Ms. Greenberg, and $12,200 for each of Mr. Collins and Mr. Osumi for matching contributions to 401(k) plans, and (iii) $21,092, $26,095, $7,439, and $17,668 for Mr. LoCascio, Mr. Collins, Ms. Greenberg and Mr. Osumi, respectively, for health, dental, vision and disability insurance.

(6)The amounts reported for Mr. LoCascio, Mr. Collins and Ms. Greenberg in the "Non-Equity Incentive Plan Compensation" column for 2020 include $1,219,699 for Mr. LoCascio and $474,634 for each of Mr. Collins and Ms. Greenberg in respect of bonuses earned under the terms of the Company's performance-based Long-Term Incentive Plan ("LTIP") for the three-year performance period of January 1, 2018 - December 31, 2020. The terms of the LTIP were initially described in the “Compensation Discussion and Analysis” section of the Company’s DEF 14A filed on April, 29, 2020, and again, along with performance results, in the Company’s DEF 14A filed on April 26, 2021. Under the terms of the LTIP, the bonuses were settled in the form of vested RSUs on April 1, 2021 and the corresponding earnings were included in the "Option Exercises and Stock Vested in 2021 Fiscal Year" table as part of the Company’s Form 10 K/A filed on May 2, 2022. While the values of these bonuses were disclosed in our prior filings in 2020 and 2021, as discussed above, the amounts were inadvertently excluded from the 2020 compensation amounts reported in the Summary Compensation Table.

Employment Agreements for our Named Executive Officers

Robert P. LoCascio, our former CEO is party to an employment agreement entered into with an effective date of December 27, 2017 (the “LoCascio Employment Agreement”).

Pursuant to the LoCascio Employment Agreement, Mr. LoCascio was entitled to receive a base salary of $611,820, and was eligible to receive a target annual bonus equal to 100% of his base salary, which target percentage (with a maximum potential payment of 200% of target). The actual amount of the annual bonus for a given year was determined by the Board based on achievement of the relevant performance goals and metrics established by the Compensation Committee on an annual basis, the overall financial performance of the Company and such other factors as the Compensation Committee in its sole discretion deemed reasonable and appropriate (the “CEO Bonus”). At the written election of Mr. LoCascio, the CEO Bonus, if any, was permitted to be paid in fully vested shares of common stock of the Company having a fair market value at the time of issuance equivalent in an amount equal to the portion of the CEO Bonus that Mr. LoCascio elects to convert into shares.

The LoCascio Employment Agreement also provides that during the term of the LoCascio Employment Agreement and for a period of (i) 12 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is not receiving the base salary continuation portion of any severance or (ii) 18 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is receiving the base salary continuation portion of his severance, Mr. LoCascio is subject to restrictive covenants of (a) noncompetition, (b) nonsolicitation of employees and independent contractors, and (c) noninterference with customers, clients, prospective customers or clients. Additionally, the LoCascio Employment Agreement provides that payments may be subject to forfeiture or recoupment if required by law or regulation to which the Company becomes subject, or in the event of Mr. LoCascio’s acts of embezzlement, fraud or dishonesty involving the Company or its affiliates that result in financial loss to the Company or its affiliates.

The Company determined in 2023 not to renew Mr. LoCascio’s employment agreement at the end of its current term, and Mr. LoCascio transitioned to the role of Special Advisor of the Board, effective as of August 7, 2023, and no longer serves as the Company’s CEO. Please refer to the section, in this Proxy Statement titled “2023 Executive Officer and Compensation Changes,” for additional description of this transition. The LoCascio Employment Agreement provides for certain severance payments upon the conclusion of the current term of his employment as a

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Executive Compensation
result of the Company’s non-renewal of his agreement. Please refer to the section in this Proxy Statement titled “Potential Payments Upon Termination or Change in Control,” for additional description of those termination payments.

John D. Collins, our Interim CEO and Chief Financial Officer, is party to an employment agreement with us, dated as of August 9, 2022, which covers the terms and conditions of his employment. Mr. Collins' employment agreement provides that Mr. Collins is entitled to receive an annual base salary of $525,000 (his base salary following an annual increase in April 2022 from $450,000) and with (A) eligibility to participate in the Company’s annual bonus plan as it exists from time to time under terms comparable to other employees of similar role and responsibility, with a target bonus opportunity of 55% of base salary for 2022, and generally subject to Company performance and the terms and conditions of the Company’s standard bonus policies, including continued employment with the Company through the payment date, and (B) standard Company employee benefits, including vacation, in accordance with the terms of those programs in effect from time to time. The employment agreement we entered into with Mr. Collins provides for certain payments upon termination. Please refer to the section in this Proxy Statement titled “Potential Payments Upon Termination or Change in Control,” for a description of those termination payments.
Monica L. Greenberg, our Executive Vice President, Public Policy and General Counsel, is party to an employment agreement with us, dated as of October 25, 2006, that covers the terms and conditions of Ms. Greenberg’s employment including her base salary and eligibility to participate in the Company’s annual bonus plan as it exists from time to time under terms comparable to other employees of similar role and responsibility and standard Company employee benefits, including vacation, in accordance with the terms of those programs in effect from time to time. Upon annual review in April 2022, Ms. Greenberg’s annual salary was increased from $400,000 to $450,000 and her target annual incentive compensation remained unchanged. The employment agreement we entered into with Ms. Greenberg provides for certain payments upon termination. Please refer to the section in this Proxy Statement titled “Potential Payments Upon Termination or Change in Control,” for a description of those termination payments.
Norman M. Osumi, our Senior Vice President of Finance and Former Chief Accounting Officer, is party to an offer letter with us, dated as of January 25, 2021, that covers the terms and conditions of Mr. Osumi’s employment including his base salary and eligibility to participate in the Company’s annual bonus plan as it exists from time to time under terms comparable to other employees of similar role and responsibility and standard Company employee benefits, including vacation, in accordance with the terms of those programs in effect from time to time.. Upon annual review in April 2022, Mr. Osumi’s annual salary and target annual incentive compensation remained unchanged. The offer letter we entered into with Mr. Osumi provides for certain payments upon termination. Please refer to the section in this Proxy Statement titled “Potential Payments Upon Termination or Change in Control,” for a description of those termination payments.

Executive Compensation
Grants of Plan-Based Awards in 2022 Fiscal Year
The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the NEOs in 2022, including performance-based awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards (4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert P. LoCascio		305,910	611,820	1,223,640
	7/27/2022					133,127	266,254	—	2,055,481
John D. Collins		139,219	278,437	556,874
	7/27/2022					87,138	174,276	—	1,345,411
	7/27/2022					—	—	174,292	2,400,001
Monica L. Greenberg		109,375	218,750	437,500
	7/27/2022					39,212	78,424	—	605,433
	7/27/2022					—	—	78,432	1,080,009
Norman M. Osumi (3)		59,500	119,000	238,000
	7/27/2022					19,715	39,430	—	304,400
	7/27/2022					—	—	39,434	543,006
(1)Amounts shown represent the threshold, target and maximum awards that could have been earned by the NEOs under the Company’s annual incentive bonus plan. Awards are based on Company performance as measured by revenue and Adjusted EBITDA and the achievement of individual performance and strategic objectives. The Compensation Committee retains discretion to adjust the bonus amount paid to any employee or executive up or down, regardless of that person’s target bonus or specific corporate performance metrics. Additional information about these bonus opportunities appears in the section of this Proxy Statement titled “2022 Compensation Program in Detail – Annual Incentive Compensation.”

(2)Represents PRSUs granted under the 2019 Stock Incentive Plan which vest based on the achievement of certain company performance goals over a three-year performance period, as further described above in the section titled “2022 Compensation Program in Detail – Long-Term Incentives – Annual Equity-Based Awards.” The “Target” column reflects the number of PRSUs that could have been earned if all performance goals for the three-year performance period are achieved at target levels (100%), and the “Maximum” column reflects the maximum number of PRSUs that could have been earned if the highest level of performance were achieved for the three-year performance period (200%). Achievement of performance goals related to the 2022 calendar year was determined in the first quarter of 2023 to be achieved at 42.5%. The PRSUs will continue to be subject to modification based on achievement of additional financial and TSR goals for the remainder of the three-year performance period.

(3)Represents RSUs granted under the 2019 Stock Incentive Plan, as further described above in the section entitled “2022 Compensation Program in Detail – Long-Term Incentives – Annual Equity-Based Awards.”

(4)Amounts represent the aggregate grant date fair value for PRSUs and RSUs granted in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules.

Narrative Disclosure to Grants of Plan-Based Awards in 2022 Fiscal Year
As described in detail above in the section titled “2022 Compensation Program in Detail—Long-Term Incentives —Annual Equity-Based Awards,” at a Compensation Committee meeting on July 27, 2022, the Committee granted equity awards to the NEOs based on specific individual total award values, which amounts were attributed two-thirds to RSUs and one-third to PRSUs. In the course of discussions regarding the 2022 equity grants, Mr. LoCascio informed the Compensation Committee that in the interest of preserving the number of shares available in the equity plan, he

PROXY STATEMENT	55

Executive Compensation
would decline to accept the time-based portion of his proposed RSU grant in 2022. Mr. LoCascio therefore only received his PRSU grant for 2022. In connection with these grants, as described above, the number of shares subject to each award was calculated based on the price of a share of Company common stock on July 27, 2022.

Executive Compensation
Outstanding Equity Awards at End of 2022 Fiscal Year
The following table sets forth information concerning outstanding equity awards held by each of the NEOs as of the end of the 2022 fiscal year.

		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not yet vested ($)(5)
Robert P. LoCascio	7/1/2013	70,000	__	$9.24	7/1/2023	__	—	—	—
	4/25/2014	100,000	__	$10.13	4/25/2024	__	—	—	—
	5/5/2017	80,000	__	$7.60	5/5/2027	__	—	—	—
	2/16/2018	250,000	__	$12.45	2/16/2028	__	—	—	—
	2/21/2019	116,410	__	$25.95	2/21/2029	__	—	—	—
	5/15/2020	66,500	66,500	$27.39	3/30/2030	__	—	—	—
	5/7/2021	20,675	62,025	$51.74	4/9/2031	__	—	—	—
	5/15/2020	—	—	$—		29,450	298,623	—	—
	5/7/2021	—	—	$—		29,025	294,314	—	—
	7/27/2022	—	—	$—		—	—	133,127	1,349,908
John D. Collins	10/29/2019	16,371	11,447	$40.61	10/29/2029	—	—	—	—
	5/15/2020	12,376	24,750	$27.39	3/30/2030	—	—	—	—
	5/7/2021	7,250	21,750	$51.74	4/9/2031	—	—	—	—
	10/29/2019	__	__	$—		1,231	12,482	—	—
	5/15/2020	__	__	$—		11,000	111,540	—	—
	5/7/2021	__	__	$—		10,200	103,428	—	—
	7/27/2022	__	__	$—		174,138	1,767,321	—	—
	7/27/2022	__	__	$—		—	—	87,138	883,579
Monica L. Greenberg	7/1/2013	6,250	—	$9.24	7/1/2023	—	—	—	—
	4/25/2014	12,920	—	$10.13	4/25/2024	—	—	—	—
	5/5/2017	39,520	—	$7.60	5/5/2027	—	—	—	—
	2/16/2018	130,000		$12.45	2/16/2028	—	—	—	—
	4/11/2019	37,500	12,500	$29.55	4/11/2029	—	—	—	—
	5/15/2020	20,650	20,650	$27.39	3/30/2030	—	—	—	—
	5/7/2021	5,700	17,100	$51.74	4/9/2031	—	—	—	—
	4/11/2019	__	__	$—		2,500	25,350	—	—
	5/15/2020	__	__	$—		9,150	92,781	—	—
	5/7/2021	__	__	$—		8,025	81,374	—	—
	7/27/2022	__	__	$—		78,432	795,300	—	—
	7/27/2022	__	__	$—		—	—	39,212	397,610
Norman M. Osumi	4/21/2021	5,825	17,475	$55.17	4/21/2031	—	—	—	—
	4/21/2021	—	—	$—		4,125	41,828	—	—
	7/27/2022	—	—	$—		39,434	399,861	—	—
	7/27/2022	—	—	$—		—	—	19,715	199,910

PROXY STATEMENT	57

Executive Compensation
(1)Unless otherwise noted, the total original number of shares subject to each stock option grant listed in the table vests as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date of each stock option (the “Grant Date”) and as to an additional 25% of the original number of shares at the end of each successive anniversary of the Grant Date until the fourth anniversary of the Grant Date, subject to the executive’s continued service with the Company through each vesting date and any acceleration provisions set forth in each executive’s employment agreement as described above in “Employment Agreement for our Named Executive Officers.” Options granted in 2017 and on February 16, 2018, however, vested as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date and as to 6.25% of the original number of shares at the end of each quarter thereafter.
(2)The total original number of units subject to each RSU award listed in the table vests over four years, with 25% of the units vesting on the first anniversary of the grant date and the balance vesting in equal annual installments on each anniversary of the grant date.
(3)The market value of unvested RSUs is based on the closing market price of the Company’s Common Stock on December 30, 2022 of $10.14.
(4)Amounts in this column represent PRSUs granted in 2022 which vest based on the achievement of certain company performance goals over a three-year performance period, as further described above in the section entitled “2022 Compensation Program in Detail Long-Term Incentives – Annual Equity-Based Awards.” The number included in this column reflects the number of PRSUs that could have been earned if all performance goals for the three-year performance period were deemed achieved at “target” levels (100%). Achievement of performance goals related to the 2022 calendar year was determined in the first quarter of 2023 to be 42.5%. The PRSUs will continue to be subject to modification based on achievement of additional financial and TSR goals for the remainder of the three-year performance period. The final number of PRSUs deemed earned following the end of the performance period will vest on July 27, 2025, subject to the NEOs continued employment on such date.
(5)The market value of unvested PRSUs is based on the closing market price of the Company’s Common Stock on December 30, 2022 of $10.14.

Option Exercises and Stock Vested in 2022 Fiscal Year

The following table sets forth information concerning the number of shares acquired and the value realized by the NEOs as a result of RSUs vesting in 2022. No options were exercised by the NEOs in 2022.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting (3) ($)
Robert P. LoCascio	75,657	1,847,298
John D. Collins	19,172	448,584
Monica L. Greenberg	17,404	425,202
Norman Osumi	6,384	150,550
(1)Includes RSUs granted in March of 2022 in respect of annual incentive bonuses earned for the 2021 calendar year.
(2)Of the gross numbers of shares reported as vested 29,742, 6,823, 7,181 and 2,274 were withheld by the Company to cover the NEO's tax withholding obligation for Mr. LoCascio, Mr. Collins, Ms. Greenberg, and Mr. Osumi, respectively.
(3)Represents the aggregate gross value realized on vesting of RSUs based on the closing market price of the Company’s common stock on the vesting date for the specific grant.

Executive Compensation
CEO Pay Ratio Disclosure

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the total annual compensation of our employees, the total annual compensation of our CEO and the ratio of these two amounts.

Using the methodology described below, and calculated in accordance with Item 402(u) of Regulation S-K, the ratio of the total annual compensation for the CEO in the 2022 Fiscal Year to our estimated median employee was approximately 22 to 1.

We identified our median employee by examining the total cash compensation paid during the 2022 Fiscal Year to employees who were employed by us on December 31, 2022. This included our full-time, part-time and seasonal employees, subject to certain exceptions for employees in foreign jurisdictions as described below. We believe that total cash compensation reasonably reflects the annual compensation of our employee population worldwide. We examined our internal payroll and similar records in order to determine total cash compensation paid to our employees included in our calculations. For employees in foreign jurisdictions, we converted amounts paid in foreign currencies to U.S. dollars using the exchange rates we utilized in connection with the preparation of our 2022 annual financial statements.

The total number of employees in the jurisdictions identified below as excluded under the de minimis exception are less than 5% of our total workforce of 1,466 employees and have been excluded from the analysis as permitted by the SEC’s disclosure rules, while the employees located in the jurisdictions of the U.S., UK, Israel, Australia, Germany, and Canada have been included in the analysis.

Location	Total	% of Total
Excluded due to de minimis exemption
Bulgaria	1	0.07%
France	13	0.93%
Italy	6	0.43%
Japan	15	1.07%
Netherlands	13	0.93%
Singapore	9	0.64%
Spain	5	0.36%
Subtotal	62	4.42%

Included in basis for identification of median employee
Canada	25	1.78%
Australia	98	6.98%
Germany	96	6.84%
Israel	171	12.18%
United Kingdom	136	9.69%
United States	816	58.12%
Subtotal	1,342	95.58%
Grand Total	1,404	100.00%

After identifying the estimated median employee using total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our NEO's as set forth in the Summary Compensation Table in this Proxy Statement. The estimated median employee for purposes of this disclosure is a resident of the United States.

PROXY STATEMENT	59

Executive Compensation

Total compensation for the CEO as reported in the Summary Compensation Table was $2,955,255 and the reasonably estimated total compensation of the median employee was $133,870. Therefore, our 2022 CEO to median employee estimated pay ratio is 22 to 1.

The SEC rules for identifying the median employee and calculating that employee’s total annual compensation allows companies to make reasonable assumptions and estimates, and to apply a variety of methodologies and exclusions that reflect their compensation practices. We believe the pay ratio provides a reasonable estimate of the required information calculated in a manner consistent with Item 402(u) of Regulation S-K.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions. In light of the various assumptions, estimates, methodologies and exclusions that may be used in accordance with the pay ratio disclosure rules, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different compensation practices, and may utilize different assumptions, estimates, methodologies and exclusions in calculating their own pay ratios.

Potential Payments Upon Termination or Change in Control
The following table, footnotes and narrative disclosure describe and quantify the additional compensation that would have become payable to certain of our NEOs in connection with an involuntary termination of their employment or a change in control of the Company on December 31, 2022, pursuant to the employment agreements entered into with our NEOs and the terms of their outstanding equity awards, as of that date. Where applicable, the amounts payable assume a $10.14 fair value of our common stock (the closing price of our common stock on December 30, 2022).

Executive Compensation

Named Executive Officer	Reason for Payment	Salary-Related Payments ($)		Bonus-Related Payments ($)		Accelerated Vesting of Equity Awards ($)		Other Benefits ($)
Robert P. LoCascio	Termination (i) without cause, (ii) for good reason or (iii) by Company notice of nonrenewal (not in connection with a change in control)	917,730	(1)	917,730	(2)	494,832	(3)	37,586	(4)
	Termination by reason of (i) death, (ii) disability or (iii) notice of nonrenewal by Mr. LoCascio after reaching retirement age	—		917,730	(2)	494,832	(3)	37,586	(4)
	Termination without cause or for good reason (in connection with a change of control)	917,730	(1)	917,730	(2)	1,942,844	(5)	37,586	(4)
	Change in control	—		—		971,422	(6)	—
John D. Collins	Termination without cause or for good reason not following a change in control	262,500	(7)	—		—		10,027	(8)
	Termination without cause or for good Reason within 3 months prior to a change in control or following a change in control if employed less than 12 months	525,000	(9)	—		2,878,351	(10)	20,054	(11)
	Change in control	—		—		—		—
Monica L. Greenberg	Termination without cause or constructively terminated, not following a change of control	225,000	(12)	—		—	(13)	3,200	(14)
	Termination without cause or constructively terminated, following a change in control	337,500	(15)	—		—		3,200	(14)
	Change in control	—		—		—		—
Norman M. Osumi	Termination without cause or constructively terminated	85,000	(16)	—		—		—
	Change in control	—		—		—		—
(1)Represents 18 months of Mr. LoCascio’s annual base salary as of December 31, 2022.
(2)Represents 1.5 times Mr. LoCascio’s 2022 Fiscal Year target bonus.
(3)Represents the closing price of our common stock on December 30, 2022, less the exercise price for the options multiplied by the number of unvested shares underlying the options or RSUs held by Mr. LoCascio that would otherwise have vested in the two-year period following termination of employment.
(4)Represents 18 months of company contributions toward premium payments for health insurance coverage under COBRA.
(5)Represents the closing price of our common stock on December 30, 2022, less the exercise price for the options, multiplied by the total number of unvested shares underlying the options or RSUs held by Mr. LoCascio. For purposes of this table, we have included the value of all unvested PRSUs assuming funding at 100% of target, and based on the closing price of our common stock on December 30, 2022.
(6)In the event of a change in control, half of Mr. LoCascio’s outstanding RSUs and stock options will fully vest. This column therefore includes an amount equal to the closing price of our common stock on December 30, 2022, less the exercise price for the options, multiplied by 50% of the total number of unvested shares underlying the options or RSUs held by Mr. LoCascio,

PROXY STATEMENT	61

Executive Compensation
and, for purposes of this table, assuming funding for PRSUs at 100% of target. In the event Mr. LoCascio remains employed by the Company or a successor entity following a change in control, the CEO Bonus for the then-current year shall be equal to the greater of (i) 100% of the amount of the CEO Bonus actually paid to Mr. LoCascio for the immediately preceding calendar year or (ii) the bonus target amount for the CEO Bonus for the then-current year; provided that if the CEO Bonus for the calendar year preceding the change in control has not been determined prior to the change in control, the amount of such bonus shall be determined by the Board and shall not be less than the target bonus for such year.
(7)Represents 6 months of Mr. Collins' annual base salary as of December 31, 2022.
(8)Represents 6 months of company reimbursement for the differential cost of continuation of his then-current health insurance coverage under COBRA.
(9)Represents 12 months of Mr. Collins' annual base salary as of December 31, 2022.
(10)Represents the closing price of our common stock on December 30, 2022, less the exercise price for the options, multiplied by the total number of unvested shares underlying the options or RSUs held by Mr. Collins. For purposes of this table, we have included the value of all unvested PRSUs assuming funding at 100% of target.
(11)Represents 12 months of company reimbursement for the differential cost of continuation of his then-current health insurance coverage under COBRA.
(12)Represents 6 months of Ms. Greenberg’s annual base salary as of December 31, 2022.
(13)Ms. Greenberg is entitled to accelerated vesting of outstanding options, which were out-of-the money as of December 30, 2022.
(14)Represents 6 months of company contributions toward premium payments for health insurance coverage under COBRA.
(15)Represents 9 months of Ms. Greenberg’s base salary as of December 31, 2022.
(16)Represents 3 months of Mr. Osumi’s base salary as of December 31, 2022.

Robert P. LoCascio
Pursuant to the LoCascio Employment Agreement, in the event of a termination of Mr. LoCascio’s employment by the Company for Cause (as such term is defined in the LoCascio Employment Agreement), Mr. LoCascio would be entitled to the following: (i) his unpaid base salary and reimbursable expenses through date of termination, (ii) accrued benefits under Company plans and programs, and (iii) continued coverage under indemnification agreements and Company directors’ and officers’ liability insurance applicable to Mr. LoCascio ((i), (ii) and (iii) collectively, the “Accrued Benefits”). In the event of a termination of employment by Mr. LoCascio without Good Reason (as such term is defined in the Employment Agreement), or pursuant to a notice of nonrenewal delivered by Mr. LoCascio (prior to his reaching normal retirement age), Mr. LoCascio would be entitled to the Accrued Benefits plus (i) payment of his annual bonus for the prior year to the extent not yet paid, and (ii) any vested stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option.

As a result of the Company’s nonrenewal of the LoCascio Employment Agreement, following the end of the current term of his employment agreement on December 31, 2023, Mr. LoCascio is entitled to the following severance benefits (which are the same severance benefits that would have been payable on a termination without Cause or resignation for Good Reason (each, together with a Company nonrenewal, a “Qualifying Termination”)), in addition to the Accrued Benefits and subject to his execution of a release of claims: (i) 18 months’ base salary continuation (“Base Salary Continuation”), (ii) a prorated annual bonus for the year of termination based on days worked, calculated as 1.5x the highest bonus paid for the three preceding years, payable in a lump sum, (iii) payment of what would have been the employer portion of the premiums for the Company’s group health insurance coverage to be put toward Mr. LoCascio’s COBRA continuation payments for 18 months (or until he is eligible for coverage through another employer) (the “COBRA Premium Contribution”), (iv) any stock options or RSUs held by Mr. LoCascio on the date of termination that would have vested in the two years following termination, had he remained employed, will immediately vest , and (v) any vested stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option. In the event of a termination of Mr. LoCascio’s employment by reason of his death or Disability (as such term is defined in the LoCascio Employment

Executive Compensation
Agreement), Mr. LoCascio would be entitled to the same benefits payable upon a Qualifying Termination, except that the Base Salary Continuation will not be provided.

In the event a Qualifying Termination occurs within the 12-month period immediately following a change in control of the Company, Mr. LoCascio will be entitled to the Accrued Benefits, and subject to his execution of a separation agreement, will be entitled to: (i) his annual bonus for the prior year to the extent not paid, (ii) Base Salary Continuation, (iii) his annual bonus for the current year calculated as 150% of the highest annual bonus actually paid for the three preceding years, payable in a lump sum, (iv) the COBRA Premium Contribution, (v) any unvested stock options or RSUs held by Mr. LoCascio on the date of termination will immediately vest, and (vi) any vested stock options held on the date of termination will remain exercisable for 18 months following his termination, or until the original expiration date of the option.

The LoCascio Employment Agreement also provides that, in the event of a change in control, 50% of each of the unvested stock options and unvested RSUs held by Mr. LoCascio on the date of the change in control shall fully vest, subject to Mr. LoCascio’s employment on such date. In addition, in the event of a change in control, in the event that any of the payments or benefits provided by the Company to Mr. LoCascio will constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Code, and will be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then such Parachute Payments to be made to Mr. LoCascio shall be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Mr. LoCascio’s receipt on an after-tax basis, of the greatest amount of economic benefits under the LoCascio Employment Agreement, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.

As discussed in the section of this Proxy Statement titled “2023 Executive Officer and Compensation Changes,” in connection with the Company's non-renewal of his employment agreement, Mr. LoCascio will be entitled to the severance payments described above in connection with a Company non-renewal following the conclusion of the current term of his employment agreement on December 31, 2023.

John D. Collins
If Mr. Collins is terminated by us without Cause (as defined in his employment agreement), then, subject to his executing a release of claims, he will be entitled to the following: (i) severance in the amount of six months’ base salary, (ii) reimbursement for the differential cost of continuation of his then-current health insurance benefits under COBRA (provided Mr. Collins timely elects COBRA) for a period of six months, and (iii) if such termination occurs on or before the date that bonuses are paid for the fiscal year completed prior to termination, a payment equal to the bonus that he would have received for the prior fiscal year had he remained employed on the date bonuses for such fiscal year are paid.
In addition, if Mr. Collins’ employment is terminated by us without Cause or by Mr. Collins for Good Reason (as defined in his employment agreement), in each case within the three month period immediately prior to or the twelve month period immediately following a change in control of the Company, then, subject to his execution of a release of claims against the Company, he will be entitled to the following: (i) severance in the amount of twelve months’ base salary, (ii) reimbursement for the differential cost of continuation of his then-current health insurance benefits under COBRA (provided Mr. Collins timely elects COBRA) for a period of twelve months, (iii) a bonus payment equal to his target bonus for the prior completed fiscal year (if not yet paid), (iv) a bonus payment equal to his target bonus prorated for the number of months Mr. Collins was employed during the then-current fiscal year prior to termination, (v) immediate vesting, as of the termination date, of any outstanding unvested options and any other unvested equity awards held by Mr. Collins at the time of termination, and (vi) continued exercisability for 90 days following termination of the vested portion of any options held by Mr. Collins (except to the extent that such 90-day period would be longer than the original term of the award as set forth in the applicable award agreement).
Monica L. Greenberg

PROXY STATEMENT	63

Executive Compensation
If Ms. Greenberg is terminated by us without Cause (as defined in her employment agreement) or Ms. Greenberg is “constructively terminated” (as defined in the employment agreement), then, subject her execution of a release of claims, she will be entitled to receive the following severance: (i) a lump sum severance payment equal to six months of her then-current base salary, (ii) all of her unvested options will immediately vest and become exercisable upon such termination and will remain exercisable for up to 12 months following her termination, and (iii) up to six months of premium payments for health insurance coverage under COBRA.
If there is a change in control of the Company and Ms. Greenberg is terminated by us without Cause or Ms. Greenberg is constructively terminated, in each case within 12 months following the change in control, then, subject to her execution of a release of claims, she will be entitled to receive the same severance benefits as described above except the lump sum severance payment will be equal to nine months of her then-current base salary.
Norman Osumi
If Mr. Osumi’s employment is terminated by the Company without Cause or by Mr. Osumi for Good Reason (as such terms are defined in his offer letter), then, subject to his execution of a release of claims, he is entitled to receive severance equal to three months base salary continuation, and, if such termination occurs on or before the date that bonuses are paid for the fiscal year prior to termination, a payment equal to the bonus he would have received for the prior fiscal year had he remained employed on the date bonuses for such fiscal year are paid.

Equity Compensation Plan Information
The following table summarizes the number of securities underlying outstanding options and RSUs granted to employees and directors, as well as the number of securities remaining available for future issuance, under LivePerson’s equity compensation awards as of December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2022(1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2022 (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,023,889	$24.5203	1,468,466(3)
Equity compensation plans not approved by security holders	2,718,942	$21.4141	918,117(4)
Total	9,742,831		2,386,583
(1)Consists of options to purchase shares of our common stock, as well as RSU awards, each representing the right to acquire shares of our common stock. In respect of the plans approved by security holders, including the 2000 Stock Incentive Plan, 2009 Stock Incentive Plan and 2019 Stock Incentive Plan, the number of shares reported represents 3,627,430 shares subject to stock options and 3,396,459 RSUs. For purposes of this table, the number of RSUs includes a number in respect of PRSUs granted under the 2019 Stock Incentive Plan that assumes the highest level of performance for the three-year performance period applicable to the award has been achieved. In respect of the plan not approved by security holders, including the Inducement Plan (described below), the number of shares reported represents 880,668 shares subject to stock options, and 1,838,274 RSUs.
(2)The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSU awards or performance stock units, which have no exercise price.
(3)Consists of 1,069,211 shares remaining available for issuance under the 2019 Stock Incentive Plan and 399,255 shares remaining available for issuance under the 2019 Employee Stock Purchase Plan.
(4)Represents shares under the Inducement Plan, which is intended to qualify as an “inducement plan” under Nasdaq rule 5635(c)(4).

Executive Compensation

LivePerson, Inc. 2018 Inducement Plan
On January 19, 2018, the Board adopted the LivePerson, Inc. 2018 Inducement Plan (the “Inducement Plan”), which provides for the grants of awards of stock options, stock appreciation rights, restricted stock, RSUs and other stock and cash-based awards to persons who have not previously been an employee or director of the Company, or to an individual following a bona fide period of non-employment with the Company, as an inducement for the individual’s entering into employment with the Company. The purpose of the Inducement Plan is to help the Company provide an inducement to attract and retain the employment services of new employees, to motivate those new employees whose potential contributions are important to the success of the Company to accept an offer of employment by providing them with equity ownership opportunities, and to advance the interests of the Company’s stockholders by providing incentives to those eligible individuals who are expected to make important contributions to the Company.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, the Board will make equitable adjustments to the maximum number and type of shares or other securities that may be issued under the Inducement Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards, the exercise price or grant price of outstanding awards and other necessary adjustments in connection with the Inducement Plan.
The Inducement Plan is administered by the Board. Pursuant to the terms of the Inducement Plan, subject to applicable law, the Board may delegate certain authority under the Inducement Plan to one or more committees or subcommittees of the Board or one or more officers of the Company. Subject to the provisions of the Inducement Plan, the Board has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Inducement Plan, and to determine the terms and conditions of awards. The Board may also modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Inducement Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
The Inducement Plan permits the granting of stock options, stock appreciation rights, restricted stock, RSUs, performance awards and other stock and cash-based awards to persons who have not previously been an employee or director of the Company, or an individual following a bona fide period of non-employment with the Company, as an inducement for the individual’s entering into employment with the Company.

Stock Options
The Board may grant stock options under the Inducement Plan. The number of shares covered by each stock option granted to a participant (subject to the Inducement Plan’s stated limit) and all other terms and conditions will be determined by the Board. The stock option exercise price is established by the Board and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, and to the extent authorized by the Board, payment of the exercise price of stock options may be made in one of more of the following: (i) cash or check, (ii) broker assisted cashless exercise, (iii) shares of our common stock, (iv) net exercise, (v) delivery to the Company of a promissory note, (vi) any other lawful means, or (vii) any combination of these permitted forms of payment. The Inducement Plan prohibits decreasing the exercise price of an option or canceling an option and replacing it with an award with a lower exercise price.
After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable stock option agreement. Unless otherwise provided by the Board, unvested stock options will generally expire upon termination of the participant’s employment and vested

PROXY STATEMENT	65

Executive Compensation
stock options will generally expire immediately following a termination for cause. In no event, however, may a stock option be exercised beyond its original expiration date. The term of a stock option will not exceed 10 years from the date of grant.

Stock Appreciation Rights
The Board may grant stock appreciation rights under the Inducement Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. The Board may grant stock appreciation rights either alone or in tandem with a stock option granted under the Inducement Plan. The number of shares of Company common stock covered by each stock appreciation right (subject to the Inducement Plan’s stated limit) and all other terms and conditions will be determined by the Board. Stock appreciation rights are generally subject to the same terms and limitations applicable to options or, when granted in tandem with an option, to the same terms as the option. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Board in its sole discretion. Unless otherwise approved by the Company’s stockholders, the Inducement Plan prohibits decreasing the exercise price of a stock appreciation right or canceling a stock appreciation right and replacing it with an award with a lower exercise price.

Restricted Stock
The Board may award shares of restricted stock under the Inducement Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Board in its sole discretion. The Board will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest. Specifically, with respect to restricted stock awards with solely time-based vesting, generally no portion of the award may vest until the first anniversary of the date of grant, no more than one-third of the award may be vested prior to the second anniversary of the date of grant, and no more than two-thirds of the award may be vested prior to the third anniversary of the date of grant. With respect to restricted stock awards that do not vest solely based on the passage of time, generally no portion of the award may vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). These minimum vesting schedules do not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the Inducement Plan. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, which dividends shall be accrued and become payable when and if the restricted stock vests. When the restricted stock award conditions are satisfied, the shares will no longer be subject to forfeiture as the participant is vested in the shares and has complete ownership of the shares.

Restricted Stock Units
The Board may also grant an award of RSUs under the Inducement Plan. An RSU is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of an RSU award. The Board will determine the terms of any RSU award, including the number of shares covered by such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards. RSU awards may include a dividend equivalent right feature, but any dividends payable to stockholders will accrue with respect to the RSU and become payable only when and if the underlying RSU vests. When the participant satisfies the conditions of an RSU award, the Company will pay the participant cash or shares of our common stock to settle the vested RSUs. The Board may permit a participant to elect to defer the settlement of his or her vested RSU award until a later date; provided that such deferral election must be made pursuant to an exemption from, or in compliance with, Code Section 409A.

Executive Compensation
Other Stock-Based and Cash-Based Awards
Under the Inducement Plan, the Board may also grant awards of shares of our common stock or other awards denominated in cash. The Board will determine the terms of any such stock-based or cash-based award, including the number of shares or amount of cash, as applicable, covered by such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards.

Performance Awards
The Board may grant performance awards under the Inducement Plan. Performance awards provide participants with the opportunity to earn a payout subject to the award only if certain performance goals or other vesting criteria are achieved. The Board will establish the performance goals or other vesting in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. The Board has discretion to determine other terms of the performance award, including the number of shares or value subject to a performance award (subject to the Inducement Plan’s stated limit), the period as to which performance is to be measured (which may be no shorter than a one-year period), any applicable forfeiture provisions and any other terms and conditions consistent with the Inducement Plan. After the completion of the performance period applicable to the award, the Board will measure performance against the applicable goals and other vesting criteria and determine whether any payment will be made under the award. If the participant satisfies the conditions of the performance share award, the Company will pay the participant cash or shares or any combination of both to settle the award.

Performance Goals
The Compensation Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on certain performance goals (as described below). The performance criteria for each such performance award will be based on one or more of the following measurable performance goals: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total stockholder return, (o) introduction of new products, (p) expansion into new markets or (q) achievement of any other strategic, operational goals or such other individual performance measures as the Board may determine.
These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board; and (iii) shall be set by the Compensation Committee at a time that the accomplishment of such goals is reasonably uncertain. The Compensation Committee may adjust downwards or upwards the cash or number of shares payable pursuant to such awards, and the Compensation Committee may waive the achievement of the applicable performance measures in its discretion.

PROXY STATEMENT	67

Executive Compensation
Transferability of Awards
Awards granted under the Inducement Plan generally may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may in its sole discretion permit and subject to certain conditions provide for the gratuitous transfer of an award to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof to the extent permitted under Form S-8 under the Securities Act.

Reorganization Event
In the event of a reorganization event, each outstanding award will be treated as the Board determines, including, without limitation, that each award may be assumed or an equivalent option or right substituted by the successor corporation, or in the case of stock options, may be terminated after giving holders notice of such pending termination and a change to exercise the option prior to the reorganization event. In addition, the vesting of awards that are unvested at the time of a reorganization event does not automatically accelerate, but the Board may cause any vesting to accelerate or restrictions lapse in connection with the reorganization event. In the case that stockholders are receiving a cash payment for each share in a reorganization event, the Board may also provide that all awards will be canceled in connection with the reorganization event in exchange for the holder of such award receiving a cash payment for each share underlying the award in the same amount as the stockholders receive, or, in the case of options, the excess, if any, between the amount a stockholder is receiving and the exercise price of the stock option. The Board will generally not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly in the transaction. Upon the occurrence of a liquidation or dissolution of the Company, except to the extent specifically provided otherwise in the restricted stock or RSU award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock and RSU awards then outstanding will automatically be deemed terminated or satisfied.

Amendment and Termination; Forfeiture Events
Our Board may amend, suspend or terminate the Inducement Plan at any time and for any reason, provided that any amendment may not materially and adversely affect the rights of the existing participants under the Inducement Plan. No award will be made that is conditioned upon stockholder approval of any amendment to the Inducement Plan. The Inducement Plan will terminate on January 19, 2028, unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board.
The Board may specify in any award agreement that the participant’s rights, payments and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the award.

Pay Versus Performance Disclosure
Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain measures of the Company’s financial performance. For further information concerning the Company’s pay-for-performance philosophy and how our Compensation Committee aligns executive compensation with the Company’s performance, refer to the section of this Proxy Statement titled “Compensation Discussion and Analysis.”
The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.
Pay Versus Performance Table
The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation and a measure reflecting “compensation actually paid” for our principal executive officer (“PEO”) and, as an average, for our other NEOs, and (ii) select financial performance measures, in each case, for the 2022, 2021, and 2020 fiscal years.

Year		Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ in thousands)	Adjusted EBITDA ($ in thousands)
	Summary Compensation Table Total for PEO ($)				Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
(a)	(b) (1)	(c) (2)	(d) (3)	(e) (4)	(f) (5)	(g) (6)	(h) (7)	(i) (8)
2022	2,955,255	(4,034,728)	2,637,784	750,818	27.41	134.82	(225,747)	(16,179)
2021	5,195,079	659,690	1,806,298	(2,193,543)	96.54	189.64	(124,974)	29,142
2020	6,003,422	22,886,354	1,858,425	4,151,106	168.19	142.21	(107,594)	37,931
(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. LoCascio for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the section of this Proxy Statement titled “Summary Compensation Table.”
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. LoCascio for the corresponding fiscal year, as computed in accordance with Item 402(v) of Regulation S-K and as further described below. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. LoCascio during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. LoCascio’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2022	2,955,255	(2,055,481)	(4,934,502)	(4,034,728)
2021	5,195,079	(4,003,678)	(531,711)	659,690
2020	6,003,422	(3,226,561)	20,109,493	22,886,354
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Refer to the section of this Proxy Statement titled “Summary Compensation Table.” We have never provided pension benefits to our NEOs; therefore, no adjustments to the Summary Compensation Table total for changes in pension values are necessary.

PROXY STATEMENT	69

Pay Versus Performance Disclosure
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate the fair value were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Equity Award Adjustments ($)
2022	1,447,090 (a)	(1,596,936)	—	(4,784,657)	—	—	(4,934,502)
2021	3,662,277	(1,686,928)	—	(2,507,060)	—	—	(531,711)
2020	12,142,558	5,341,874	—	2,625,061	—	—	20,109,493
(a) For purposes of the valuing the PRSUs granted in fiscal year 2022, we assumed achievement of the performance metrics at 100% target level.

(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, John D. Collins, Monica L. Greenberg and Norman M. Osumi; (ii) for 2021, John D. Collins, Monica L. Greenberg, Norman M. Osumi and Alexander Spinelli; and (iii) for 2020, John D. Collins, Monica L. Greenberg, Alexander Spinelli, Daryl J. Carlough and Christopher E. Greiner.

(4)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-PEO NEOs specified in footnote (3), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs for each year to determine the compensation actually paid, using the same methodology described above in footnote (2):

Year	Average Reported Summary Compensation Table Total for Non- PEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($) (a)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,637,784	(2,092,753)	205,787	750,818
2021	1,806,298	(1,280,298)	(2,719,543)	(2,193,543)
2020	1,858,425	(862,209)	3,154,890	4,151,106
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Pay Versus Performance Disclosure

Year	Average Year-End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Average Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Prior Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Average Equity Award Adjustments ($)
2022	1,248,721 (a)	(820,457)	—	(222,477)	—	—	205,787
2021	726,165	(1,013,725)	—	39,884	(2,471,867)	—	(2,719,543)
2020	2,165,564	1,817,214	—	(20,760)	(807,128)	—	3,154,890
(a)For purposes of the valuing the PRSUs granted in fiscal year 2022, we assumed achievement of the performance metrics at 100% target level.

(5)Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Standard & Poor 500’s Information Technology Index (the “Index”).

(7)The dollar amounts reported represent our net income (loss), as reflected in the Company’s audited financial statements for the applicable year.

(8)Adjusted EBITDA is defined as net (loss) income, before provision for (benefit from) income taxes, interest income (expense), net, other income (expense), net, depreciation and amortization, stock-based compensation, restructuring costs, transaction-based acquisition costs, contingent earn-out adjustments and other non-cash charges. While the Company uses several financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance.

Financial Performance Measures
As described in greater detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the long-term value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance are set forth in the following table were as follows:
•Adjusted EBITDA
•Revenue
•Relative TSR

PROXY STATEMENT	71

Pay Versus Performance Disclosure
For further information concerning the Company’s variable pay-for-performance philosophy and how the Company uses these financial performance measures to align executive compensation with the Company’s performance, refer to the section of this Proxy Statement titled “Compensation Discussion and Analysis.”

Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs depicting the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid, Cumulative TSR and Peer Group Cumulative TSR
Total Shareholder Return has the most direct impact on PEO and NEO compensation actually paid, as significant portion of PEO and NEO compensation is considered at-risk. Item 402(v) of Regulation S-K requires that Peer Group Total Shareholder Return be presented as a performance measure in the Pay versus Performance Table above. The graph below shows the relationship between the compensation actually paid to our PEO, the average amount of compensation actually paid to the Non-PEO NEOs, the Company’s cumulative total shareholder return for the respective periods (assuming an initial investment of $100 on December 31, 2019), and the total shareholder return for the respective periods of the Company’s peer group (the Standard & Poor 500’s Information Technology Index, assuming an initial investment of $100 on December 31, 2019) for the fiscal years ended December 31, 2020, 2021 and 2022.

Compensation Actually Paid vs. Cumulative TSR
Compensation Actually Paid
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
$210
$175
$140
$105
$70
$35
$0
2020
2021
2022
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
LivePerson TSR
S&P Information Technology Index Group TSR

Pay Versus Performance Disclosure
Compensation Actually Paid and Net Income (Loss)
Item 402(v) of Regulation S-K requires that net income (loss) be presented as a performance measure in Pay versus Performance Table above. The graph below shows the relationship between the compensation actually paid to our PEO, the average amount of compensation actually paid to the Non-PEO NEOs, and the Company’s reported net income (loss) for the fiscal years ended December 31, 2020, 2021 and 2022.

Compensation Actually Paid vs. Net Income (Loss)
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
Compensation Actually Paid
$0
($40)
($80)
($120)
($160)
($200)
($240)
Net Income (Loss) (in millions)
2020
2021
2022
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Net Income (Loss)

Compensation Actually Paid and Adjusted EBITDA
Adjusted EBIDTA is the “Company Selected Measure” in accordance with Item 402(v) of Regulation S-K. This metric represents, in the Company’s assessment, the most important financial performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance. The graph below shows the relationship between the compensation actually paid to our PEO and the average amount of compensation actually paid to the Non-PEO NEOs, and Adjusted EBITDA for the fiscal years ended December 31, 2020, 2021 and 2022.

Compensation Actually Paid vs. Adjusted EBITDA
$29,000,000
$24,000,000
$19,000,000
$14,000,000
$9,000,000
$4,000,000
-$1,000,000
-$6,000,000
Compensation Actually Paid
$39
$31
$23
$15
$7
-$1
-$9
-$17
Adjusted EBITDA (in millions)
2020
2021
2022
Fiscal Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Adjusted EBITDA (in millions)

PROXY STATEMENT	73

OWNERSHIP OF SECURITIES
The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of August 11, 2023, unless otherwise indicated in the footnotes below, by:
•each person or group of affiliated persons whom we know to beneficially own more than 5% of our common stock;
•each of our NEOs identified in the “Summary Compensation Table” included in this Proxy Statement on page 52;
•each of our directors; and
•all of our directors and executive officers as a group.
A person is deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after August 11, 2023, including any shares of our common stock subject to an option that are exercisable or will be exercisable, or RSUs that have vested or will vest, within 60 days after August 11, 2023.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 78,010,303 shares of common stock outstanding at August 11, 2023 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned:

Ownership of Securities

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Common Stock Outstanding (%)
5% Stockholders
BlackRock, Inc. (3)	7,701,251	10%
The Vanguard Group. (4)	9,227,882	12%

Executive Officers and Directors
Robert P. LoCascio (5)	5,193,207	7%
John D. Collins (6)	83,860	*
Monica L. Greenberg (7)	307,145	*
Norman M. Osumi (8)	23,066	*
Kevin C. Lavan (9)	189,041	*
Jill Layfield (10)	155,971	*
James Miller	—	—%
Fred Mossler (11)	150,519	*
William G. Wesemann (12)	400,971	*
Vanessa Pegueros	49	*
Bruce Hansen	—	—%
Yael Zheng (13)	3,000	*
Directors and Executive Officers as a group (12 persons) (14)	1,290,556	2%
*Less than 1%.
(1)Unless noted otherwise, the business address of each beneficial owner is c/o LivePerson, Inc., 530 7th Avenue, Floor M1, New York, New York 10018.
(2)Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.

(3)Based solely on our review of the Schedule 13G/A filed with the SEC on July 7, 2023 by BlackRock, Inc., whose address is 50 Hudson Yards, New York, New York 10001. BlackRock, Inc. reported that it has sole voting power as to 7,266,932 shares, and sole dispositive power as to 7,701,251 shares.

(4)Based solely on our review of the Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, whose address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported that it has shared voting power as to 116,979 shares, sole dispositive power as to 9,048,950 shares and shared dispositive power as to 178,932 shares.

(5)Of the total shares held by Mr. LoCascio, 4,148,354 shares of common stock are held indirectly by Mr. LoCascio through Ikon LP, a limited partnership of which Mr. LoCascio is the sole owner. Includes 687,510 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of August 11, 2023. In January 2012, 2,000,000 shares of common stock beneficially owned by Mr. LoCascio were pledged as collateral in connection with a line of credit extended to Mr. LoCascio by UBS, and such pledge is currently in effect with regard to those shares.

(6)Includes 55,622 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of August 11, 2023.

(7)Includes 274,815 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of August 11, 2023.

PROXY STATEMENT	75

(8)Includes 11,650 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of August 11, 2023.

(9)Includes 169,917 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of August 11, 2023.

(10)Includes 141,017 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of August 11, 2023.

(11)Includes 77,137 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of August 11, 2023.

(12)Includes 186,017 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of August 11, 2023.

(13)Of the total shares held by Ms. Zheng, 3,000 shares of common stock are held by Ms. Zheng indirectly through the Winthrop Alan White and Yael Zheng Revocable Trust, a trust of which Ms. Zheng is a co-trustee with her spouse.

(14)Includes 904,525 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of August 11, 2023, and shares of which the directors and executive officers are indirect beneficial owners.

Proposal No. 4 Advisory Vote on Frequency of Future Advisory Votes to Approve Executive Compensation
PROPOSAL No. 4 ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION
Rule 14A of the Securities and Exchange Act of 1934, as amended, which was implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires us, this year, to provide our stockholders with an opportunity to cast an advisory vote to determine the frequency with which the Company should present future proposals seeking an advisory stockholder vote to approve the compensation of our named executive officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC (the “say-on-pay vote”). We must solicit your advisory vote on whether to present future say-on-pay votes every one, two or three years. Stockholders may vote as to whether future say-on-pay votes should occur every one, two or three years, or may abstain from voting on the matter.

We believe that the say-on-pay vote should be conducted every year so that stockholders may annually express their views on the Company’s compensation program as it relates to our named executive officers. Our stockholders voted on a similar proposal in 2017 and a majority voted in favor of conducting the say-on-pay vote every year, and votes have been conducted annually since that time. The Company values the opinions expressed by our stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation in the future. While compensation decisions and programs often proceed over a multi-year timeframe, annual feedback from our stockholders through the say-on-pay vote has been valuable to the process.
Required Vote
The Board of Directors recommends that the stockholders vote to hold an advisory vote on the compensation of our named executive officers (the say-on-pay vote) every year. The stockholders’ vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal, stockholders have four choices: stockholders may elect that we hold future advisory votes to approve the compensation of our named executive officers every year, every two years or every three years, or you may abstain from voting. The number of years that receives the highest number of votes, at the Annual Meeting at which a quorum is present and entitled to vote, will be the frequency that stockholders approve.

As an advisory vote, the vote on Proposal No. 4 is not binding upon us, and the Compensation Committee and the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders. However, the Compensation Committee and the Board of Directors will consider the outcome of the vote when making future decisions on executive compensation.

The Board unanimously recommends that the stockholders vote to hold an advisory vote on executive compensation every year, by the selection of “1 YEAR” for Proposal No. 4 on the proxy card.

PROXY STATEMENT	77

Proposal No. 5 Amendment to the 2019 Stock Incentive Plan
PROPOSAL NO. 5
AMENDMENT TO THE 2019 STOCK
INCENTIVE PLAN
We seek approval of an amendment to our 2019 Stock Incentive Plan (the “2019 Stock Incentive Plan Amendment”). Our Board has adopted the 2019 Stock Incentive Plan Amendment, the effectiveness of which is subject to receiving stockholder approval at our 2023 Annual Meeting, which authorizes an increase in the number of shares of our common stock authorized for issuance under the 2019 Stock Incentive Plan by 2,300,000 shares (the “Share Increase”). Whether the 2,300,000 new shares will be available for future grants depends on whether our stockholders approve of the 2019 Stock Incentive Plan Amendment under this Proposal No. 5.

Our 2019 Stock Incentive Plan was originally adopted by our Board on April 11, 2019, and was approved by our stockholders on June 6, 2019, and has been subsequently amended and restated two times, which amendments were approved by our stockholders on June 11, 2020, and May 26, 2021, respectively (as amended, the “2019 Stock Incentive Plan”).

The purpose of the 2019 Stock Incentive Plan Amendment, and the 2019 Stock Incentive Plan generally, is to advance the interests of our stockholders by continuing our ability to use equity compensation to help attract, retain and motivate employees, to grow our business and develop new products, and to ultimately increase stockholder value. Our Board strongly believes that the approval of the 2019 Stock Incentive Plan Amendment is critical to the ethos of a growth-focused technology company. As discussed more fully below, without stockholder approval of the 2019 Stock Incentive Plan Amendment, we will not be able to continue to make appropriate equity grants under the 2019 Stock Incentive Plan to our employees. Continued use of our 2019 Stock Incentive Plan is vital to our ability to remain competitive in our industry, to attract and retain outstanding and highly skilled individuals, and to motivate our employees to achieve our business and financial goals. We are therefore making this request of stockholders in order to provide us with the opportunity to continue to utilize our 2019 Stock Incentive Plan.

Importance of the Proposed Share Increase
Approval of the 2019 Stock Incentive Plan Amendment is needed at this time to replenish the pool of shares available for grant as equity and equity-based awards. We believe that equity ownership by our employees has a direct correlation to achieving both short- and long-term financial goals and creating stockholder value. Delivering a significant portion of total compensation in the form of equity compensation is essential to our core compensation philosophy and the success of our business, as it allows us to:
•Retain and incentivize highly skilled and qualified employees, which is critical to our ability to execute, compete effectively in the current technology market and to continue to grow our business; and
•Create employee owners, which increases employee engagement and ultimately drives value and aligns employee interests with our stockholders.

We also believe that maintaining a robust yet targeted long-term equity incentive program is critical to retaining and effectively motivating our highest-performing employees. Under our current compensation philosophy, a substantial portion of our employees receive, on an annual basis, long-term equity grants as part of their compensation package, a practice intended to promote retention and to motivate employees as Company owners. These long-term equity grants typically vest over a period of up to four years, focusing employees on long-term value creation. In 2022, we also implemented performance-vesting restricted stock unit grants for our executive

Proposal No. 5 Amendment to the 2019 Stock Incentive Plan
officers, which awards vest over a three-year period based on achievement of a series of strategic and financial goals, and include a total shareholder return modifier component. These awards were designed to further align our top executives with the interests of our stockholders.

The general long-term equity incentive program continues to be a critical element of our compensation structure for employees throughout our organization and covers a substantial portion of our employee population. While we view this program as central to our core compensation philosophy and incentive program by creating a culture of employee owners, having the program cover such a broad range of our employees increases the number of shares to be granted as awards each year. From 2019-2021 we used equity and equity-based grants as part of our annual bonus program, settling annual bonuses in the form of vested restricted stock units (“Bonus RSUs”). This reflected, in part, our desire to further foster an ownership culture throughout the Company and focus on long-term value creation in addition to conserving cash and minimizing any negative impact on our cash flow. For the 2022 annual bonuses paid in 2023, the Company reverted to using cash in an effort to conserve our equity pool and reduce our annual dilution rate.

We previously requested two increases in the number of shares authorized under the 2019 Stock Incentive Plan, which increases were approved by stockholders on June 11, 2020, and May 26, 2021, respectively. Due to a number of factors, including, (i) the need to stabilize the employee base for business continuity in a time of social and financial unpredictability precipitated by the global pandemic and intense competition for quality personnel, which caused us to need to make meaningful retention grants to a broad spectrum of employees, (ii) our increased use of “full value” awards rather than options for long-term equity program participants below the executive level (which practice depletes the 2019 Stock Incentive Plan share pool reserve more quickly, as described below), (iii) systemic market volatility generally, and (iv) continued pressure on our share price, we have utilized more shares than projected in connection with our last share increase.

As of August 11, 2023, 3,424,151 shares remained authorized for issuance as new awards under the 2019 Stock Incentive Plan. Based on this availability, if the 2019 Stock Incentive Plan Amendment is not approved by our stockholders, we will, in the near future, be unable to continue to make market-competitive equity grants to our employees. This will have an adverse impact on us and our ability to retain and incentivize our highly skilled, quality employees, as the equity compensation portion of our compensation packages is a key element of compensation for a broad portion of our employee base.

Maintaining our current equity compensation program is particularly critical at this time when competition for quality personnel is intense in the highly competitive technology marketplace in which we operate, and our ability to successfully execute, compete and deliver value to shareholders could be significantly negatively impacted if we cannot maintain our current equity practices in support of retaining and attracting key talent. If we are limited in our ability to grant desired equity awards to our employees and other eligible individuals, we may not be able to compete for or retain key talent, and/or we may have to increase cash-based compensation incentives, which could work against our current philosophy of aligning the interests of our personnel with the interests of our stockholders. This course of action could also be a distraction for our management team and employees because it would disrupt the normal and scheduled operations of our compensation programs and restrict their ability to utilize equity grants to retain and motivate our employees.

In recent years, our ability to offer competitive equity compensation packages was integral to hiring and retaining key performers who are instrumental in the operations of the Company. For these reasons, we believe it is critically important to approve the Share Increase at this time to ensure we have a sufficient number of shares authorized for issuance under the 2019 Stock Incentive Plan.

If the 2019 Stock Incentive Plan is not approved at our 2023 Annual Meeting, we will be unable to continue use of the 2019 Stock Incentive Plan as a meaningful part of our compensation packages, which would significantly impede our ability to attract, retain and motivate the talent we need and could have an adverse effect on our performance.

PROXY STATEMENT	79

Historical Burn Rate, Proposed Share Reserve and Impact on Dilution
We recognize the dilutive impact of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance, our Board and the Compensation Committee of our Board worked with management and an independent compensation consultant to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on stockholders, (ii) our historical burn rate and overhang, (iii) the number of shares remaining available under the 2019 Stock Incentive Plan (as well as under our Inducement Plan), (iv) forecasted grants (including our emphasis on incorporating full-value awards, such as RSUs, as a long-term incentive component of compensation packages for a majority of grant recipients and the recently approved introduction of performance-vested equity awards for certain participants), (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for retaining key talent in a competitive technology marketplace, (vi) our strategic growth plans, and (vii) the interests of our stockholders. Our Compensation Committee of our Board carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees. In addition, the 2019 Stock Incentive Plan includes provisions designed to be less dilutive to stockholders. As described further below, the 2019 Stock Incentive Plan does not contain an “evergreen” provision, so the number of shares available for issuance under the 2029 Stock Incentive Plan does not automatically increase each year, and it includes a share counting provision whereby each restricted stock and RSU award (or other “full value” award) granted will count as though 1.5 shares have been issued for purposes of monitoring share usage.

Further to our commitment to balance our philosophy of closely aligning compensation with stockholder interests by utilizing long-term value creation with the exercise of deploying equity responsibly, we are focused on maintaining a burn rate that is within the competitive market range for our peers. During the three most recently completed fiscal years (January 2020 - December 2022), the gross unadjusted average burn rate of grants under our equity plan was 6.6%, which was within the market range of our peer set for that period, and the annual fair value of awards granted in fiscal 2022 was below the market range of our peer set on a relative dollar basis. Further, both the number of shares remaining available for grant (exclusive of the shares being requested under this Proposal No. 5) and the total overhang (including the shares underlying all outstanding awards plus the number of shares remaining available for grant), each as of the end of fiscal year 2022, were below the market range of our compensation peer group. The number of shares being requested to be newly authorized under the 2019 Stock Incentive Plan Amendment represents approximately 2.94% of the total number of shares outstanding as of December 31, 2022. The table below shows our burn rate for the prior three fiscal years.

	Options Granted	RSUs Granted	PRUs Granted (1)	Weighted Average Common Shares Outstanding Each Year	Burn Rate
2020	737,044	2,530,219	-	65,888,450	5%
2021	1,704,793	3,066,203	-	69,606,105	7%
2022	993,000	4,647,421	279,192	74,509,404	8%
(1)Represents a number in respect of performance-vesting RSUs granted under the 2019 Stock Incentive Plan assuming the target performance for the three-year performance period applicable to the award has been achieved.

In consideration of these and other factors, and, in particular, in light of the continued market volatility and uncertain macroeconomic climate, our Board has determined that a Share Increase in the amount of 2,300,000 shares is appropriate and in the best interest of the Company in order to continue to make competitive equity grants under the 2019 Stock Incentive Plan, each in furtherance of our compensation philosophy of creating employee-owners. Based on Company models, if the Share Increase is approved, we expect our share reserve following the Share Increase to last for 12 to 18 months. The actual amount of time this authorized pool will sustain our future share needs is difficult to predict, particularly under current market conditions, and will depend, in part, on (i) the determination of the size of future long-term equity grants, based in part on a desire to keep compensation packages competitive in the marketplace and appropriately motivate employees, (ii) the price of our common stock at the time long-term equity awards are granted, (iii) our hiring and retention needs across our employee population, including the appointment of a new CEO, the size of any equity award that we may need to grant to hire a new CEO, and whether or not such grant will be made from the 2019 Stock Incentive Plan or our Inducement Plan, (iv) the amount of forfeitures of outstanding awards, and (v) our equity grant practices (including the use of RSUs, each of which, for purposes of counting share usage under the 2019 Stock Incentive Plan, count as 1.5 shares being subtracted from the authorized pool, thereby limiting their dilutive impact but reducing the available pool more quickly). In light of the variable nature of these factors, and, in particular, the sustained market volatility throughout the technology sector and the Company’s desire to retain and motivate its employees, despite efforts to manage the share pool responsibly, the number of shares covered by the Share Increase may not sustain the Company’s anticipated equity grant programs for as long as current Company estimates suggest. If this is the case, the Company may seek additional share increase approvals when the Board determines that it is in the best interest of the Company to do so. We will continue to thoughtfully evaluate our equity-based compensation needs and projected share usage in order to responsibly manage our 2019 Stock Incentive Plan program, taking into consideration the concerns of our shareholders and need to remain competitive in our industry and move our business forward.

General
The 2019 Stock Incentive Plan, as amended by the 2019 Stock Incentive Plan Amendment (together, the “Amended 2019 Stock Incentive Plan”) continues to incorporate a number of key good governance features, as outlined below.

The 2019 Stock Incentive Plan Amendment is set forth in Appendix A to this Proxy Statement. The full text of the 2019 Stock Incentive Plan (prior to the 2019 Stock Incentive Plan Amendment described in this Proposal No. 5) is set forth in Exhibit 99.1 to the Form S-8 filed on August 6, 2021.

The following is a summary of the principal features of the Amended 2019 Stock Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the Amended 2019 Stock Incentive Plan. It is qualified in its entirety by reference to the full text of the Amended 2019 Stock Incentive Plan.

Governance Highlights
The Amended 2019 Stock Incentive Plan will allow us the flexibility to continue to achieve our goals and motivate our service providers through awards of stock options, stock appreciation rights, restricted stock, RSUs, performance awards and other stock and cash-based awards. Each of these is referred to individually as an “award.” Below is a summary of the material terms of the Amended 2019 Stock Incentive Plan, including its key good corporate governance features:
•The Amended 2019 Stock Incentive Plan includes a share counting provision whereby each restricted stock and RSU award (or other “full value” award) granted will count as though 1.5 shares have been issued for purposes of monitoring share usage, limiting the Amended 2019 Stock Incentive Plan’s potential dilution impact on stockholders.
•The Amended 2019 Stock Incentive Plan share reserve does not benefit from liberal share recycling provisions, and the limited recycling provision specifically prohibits shares of common stock used by a participant to cover the payment of the exercise price of a stock option and tax obligations related to an award from being added back to the number of shares available for future award grants.

PROXY STATEMENT	81

•The Amended 2019 Stock Incentive Plan does not include an “evergreen” share reserve provision.
•The Amended 2019 Stock Incentive Plan limits the overall number of shares of common stock that may be used with respect to grants to directors that are not employees of the Company at the time of grant.
•Stock options and stock appreciation rights granted under the Amended 2019 Stock Incentive Plan must be granted with an exercise price (or measurement price, as applicable) that is not less than the fair market value (as defined under the Amended 2019 Stock Incentive Plan) of a share of our common stock on the date of grant.
•The exercise price of any outstanding award may not be reduced, whether through amendment, cancellation or replacement grants with options, other awards and/or cash, or by any other means without stockholder approval.
•Awards are subject to certain minimum vesting requirements. Specifically, awards must generally vest over at least a one-year period from the date of grant, except that such limitations will not apply to such awards granted with respect to up to 5% of the total shares authorized for issuance under the Amended 2019 Stock Incentive Plan or shares delivered in lieu of fully-vested cash incentive awards.
•The Amended 2019 Stock Incentive Plan provides that any dividend and dividend equivalent rights provided as part of a restricted stock or RSU award may not allow for dividends to be paid currently, but rather all such dividends must be accrued and paid only when and if the underlying award vests.
•The Amended 2019 Stock Incentive Plan allows options, restricted stock, RSUs and other stock- and cash-based awards to include vesting conditions subject to specific performance goals.
•Awards are subject to the Company’s clawback policy.
•The Amended 2019 Stock Incentive Plan does not provide for an automatic “single-trigger” acceleration of vesting on unvested awards in the event of a change in control of the Company.
•The Amended 2019 Stock Incentive Plan does not provide any tax-gross ups to participants.
All awards made under the Amended 2019 Stock Incentive Plan are discretionary, including the Bonus RSUs. Therefore, the benefits and amounts that will be received or allocated under the Amended 2019 Stock Incentive Plan are not determinable at this time. None of the new shares being requested are needed to cover any outstanding awards.
As of August 15, 2023, the fair market value of one share of our common stock was $4.53 (the closing price of our common stock on August 15, 2023).
Share Reserve and Individual Award Limits
Under the Amended 2019 Stock Incentive Plan the maximum aggregate number of shares of our common stock authorized for issuance as awards (including the proposed Share Increase, if approved) will include (A) 2,300,000 shares, which is the number of shares that is being requested in connection with this Proposal No. 5 as the Share Increase described above; (B) 12,250,000 shares, which is the sum of shares authorized by our stockholders in connection with the 2019 Stock Incentive Plan’s adoption and the amendments in 2021 and 2020, and (C) such additional number of shares as is equal to the sum of (i) the number of shares reserved for issuance under the Company’s 2000 Stock Incentive Plan and Amended and Restated 2009 Incentive Plan that remained available for grant under the plan prior to adoption of the 2019 Stock Incentive Plan and (ii) any shares subject to awards granted under the Company’s 2000 Stock Incentive Plan and Amended and Restated 2009 Incentive Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, subject, however, in the case of incentive stock options to any limitations of the Internal Revenue Code (the “Code”); provided that in no event will the sum of (i) and (ii) above exceed 11,645,851 shares.

Any restricted stock or RSU award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant will be counted against the shares reserved for issuance under the Amended 2019 Stock Incentive Plan, and the limits described below, as 1.5 shares for every 1 share subject to such award and all other awards made under the Amended 2019 Stock Incentive Plan will be counted against the shares reserved for issuance under the Amended 2019 Stock Incentive Plan, and the limits described below, as 1 share for every 1 share underlying the award. To the extent a share that was subject to an award that was counted as 1.5 shares is returned to the Amended 2019 Stock Incentive Plan, the share reserve and limits will be credited with 1.5 shares. To the extent a share that was subject to an award that was counted as one share is returned to the Amended 2019 Stock Incentive Plan, the share reserve and limits will be credited with one share.

Under the Amended 2019 Stock Incentive Plan, the maximum number of shares with respect to which awards may be granted to any participant under the Amended 2019 Stock Incentive Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of a stock option in tandem with a stock appreciation right is treated as a single award. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of grant is 5% of the maximum number of shares authorized for issuance under the Amended 2019 Stock Incentive Plan. The maximum amount of cash payable under a performance-based award may not exceed $1,000,000 per participant per calendar year.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, the Board will make equitable adjustments to the maximum number and type of shares or other securities that may be issued under the Amended 2019 Stock Incentive Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards, the exercise price or grant price of outstanding awards and other necessary adjustments in connection with the Amended 2019 Stock Incentive Plan.

Administration
The Amended 2019 Stock Incentive Plan will be administered by our Board. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2019 Stock Incentive Plan and to interpret the provisions of the Amended 2019 Stock Incentive Plan and any award agreements entered into under the Amended 2019 Stock Incentive Plan. Pursuant to the terms of the Amended 2019 Stock Incentive Plan, subject to applicable law, our Board may delegate certain authority under the Amended 2019 Stock Incentive Plan to one or more of its committees or subcommittees or one or more of our officers satisfying applicable laws (collectively, referred to in this Proposal No. 5 as the “Board”). However, awards to any employees that are considered “executive officers” and/or “officers” under Rules 3b-7 and 16a-1, respectively, of the Exchange Act may not be delegated to our officers.

Subject to the provisions of the Amended 2019 Stock Incentive Plan, our Board has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Amended 2019 Stock Incentive Plan, and to determine the terms and conditions of awards. Discretionary awards to our non-employee directors will only be granted and administered by a committee of the Board, all of the members of which are independent as defined by the Nasdaq Marketplace Rules.

Our Board may also grant awards to participants who are foreign nationals or employed outside the United States on such terms or conditions different from those applicable to awards to participants who are employed in the United States or establish subplans or procedures under the Amended 2019 Stock Incentive Plan to satisfy applicable securities or tax laws of such foreign jurisdictions.

PROXY STATEMENT	83

Eligibility and Types of Awards under the Incentive Plan
The Amended 2019 Stock Incentive Plan permits the granting of stock options, stock appreciation rights, restricted stock, RSUs, performance awards and other stock and cash-based awards. Employees, officers, directors, consultants and advisors of the Company and our subsidiaries and of other business ventures in which we have a controlling interest are eligible to be granted awards under the Amended 2019 Stock Incentive Plan. As of December 31, 2022, approximately 1,502 persons were eligible to participate in the 2019 Stock Incentive Plan, including our approximately 1,444 employees (inclusive of four executive officers), seven non-employee directors, and approximately 51 consultants.
Options
Our Board may grant nonstatutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the Amended 2019 Stock Incentive Plan. The number of shares covered by each stock option granted to a participant (subject to the Amended 2019 Stock Incentive Plan’s stated limit) and all other terms and conditions will be determined by our Board. The stock option exercise price is established by our Board and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, and to the extent authorized by the Board, payment of the exercise price of stock options may be made in one of more of the following: (i) cash or check, (ii) broker assisted cashless exercise, (iii) shares of our common stock, (iv) net exercise, (v) delivery to us of a promissory note, (vi) any other lawful means, or (vii) any combination of these permitted forms of payment. Unless otherwise approved by our stockholders, the Amended 2019 Stock Incentive Plan prohibits decreasing the exercise price of an option or cancelling an option and replacing it with an award with a lower exercise price. After a termination of services with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable award agreement. The term of a stock option will not exceed 10 years from the date of grant.
Stock Appreciation Rights
Our Board may grant stock appreciation rights under the Amended 2019 Stock Incentive Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. Our Board may grant stock appreciation rights either alone or in tandem with a stock option granted under the Amended 2019 Stock Incentive Plan. The number of shares of our common stock covered by each stock appreciation right (subject to the Amended 2019 Stock Incentive Plan’s stated limit) and all other terms and conditions will be determined by our Board. Stock appreciation rights are generally subject to the same terms and limitations applicable to options or, when granted in tandem with an option, to the same terms as the option. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Board, in its sole discretion. Unless otherwise approved by our stockholders, the Amended 2019 Stock Incentive Plan prohibits decreasing the exercise price of a stock appreciation right or canceling a stock appreciation right and replacing it with an award with a lower exercise price.
Restricted Stock
Our Board may award shares of restricted stock under the Amended 2019 Stock Incentive Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by our Board in its sole discretion. Our Board will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Amended 2019 Stock Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the minimum vesting requirements described below. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, which dividends shall be accrued and become payable when and if the restricted stock vests. When the restricted stock award conditions are satisfied, the shares will no longer be subject to forfeiture as the participant is vested in the shares and has complete ownership of the shares.

Restricted Stock Units
Our Board may also grant an award of RSUs under the Amended 2019 Stock Incentive Plan. An RSU is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay us any consideration at the time of grant of an RSU award. Our Board will determine the terms of any RSU award, including the number of shares covered by such award (subject to the Amended 2019 Stock Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the minimum vesting requirements described below. RSU awards may include a dividend equivalent right feature, but any dividends payable to stockholders will accrue with respect to the RSU and become payable only when and if the underlying RSU vests. When the participant satisfies the conditions of an RSU award, we will pay the participant cash or shares of our common stock to settle the vested RSUs. Our Board may permit a participant to elect to defer the settlement of his or her vested RSU award until a later date; provided that such deferral election must be made pursuant to an exemption from, or in compliance with, Section 409A of the Code.
Other Stock-Based and Cash-Based Awards
Under the Amended 2019 Stock Incentive Plan, our Board may also grant awards of shares of our common stock or other awards denominated in cash. Our Board will determine the terms of any such stock-based or cash-based award, including the number of shares or amount of cash, as applicable, covered by such award (subject to the Amended 2019 Stock Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the minimum vesting requirements described below.
Performance Awards
Our Board may grant performance awards under the Amended 2019 Stock Incentive Plan. Performance awards provide participants with the opportunity to earn a payout subject to the award only if certain performance goals or other vesting criteria are achieved. Our Board will establish the performance goals or other vesting in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. Our Board has discretion to determine other terms of the performance award, including the number of shares or value subject to a performance award (subject to the Amended 2019 Stock Incentive Plan’s stated limit), the period as to which performance is to be measured (which may be no shorter than a one-year period), any applicable forfeiture provisions, and any other terms and conditions consistent with the Amended 2019 Stock Incentive Plan. After the completion of the performance period applicable to the award, our Board will measure performance against the applicable goals and other vesting criteria and determine whether any payment will be made under the award. If the participant satisfies the conditions of the performance share award, we will pay the participant cash or shares or any combination of both to settle the award.
Minimum Vesting Requirements
With respect to all awards (other than cash-based awards) that vest solely based on the passage of time, generally no portion of the award may vest until the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant that is at least 50 weeks after the immediately preceding year’s annual meeting). With respect to awards that do not vest solely based on the passage of time, generally no portion of the award may vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant that is at least 50 weeks after the immediately preceding year’s annual meeting). These minimum vesting schedules do not apply to performance-based awards granted in accordance with the terms of the Amended 2019 Stock Incentive Plan, awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the Amended 2019 Stock Incentive Plan or shares delivered in lieu of fully vested cash incentive awards.

PROXY STATEMENT	85

Performance Goals
Our Board may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on certain performance goals (as described below). The performance criteria for each such performance award will be based on one or more of the following measurable performance goals: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) introduction of new products, (p) expansion into new markets or (q) achievement of any other strategic, operational or individual performance goals as the Board may determine.

These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Our Board in its sole discretion may adjust the performance goals to include, exclude or otherwise reflect any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) charges for restructuring and rationalization programs, and (vi) other material changes to the business. Such performance goals may (i) vary by participant and may be different for different awards and (ii) be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by our Board

Transferability of Awards
Awards granted under the Amended 2019 Stock Incentive Plan generally may not be transferred other than by will or the laws of descent and distribution or other than in the case of an incentive stock option, pursuant to a qualified domestic relations order.

During the life of the participant, awards are exercisable only by the participant. Our Board may in its sole discretion permit and subject to certain conditions provide for the gratuitous transfer of an award to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof to the extent permitted under Form S-8 under the Securities Act.

Reorganization Event
In the event of a reorganization event of the Company, each outstanding award will be treated as our Board determines, including, without limitation, that each award may be assumed or an equivalent option or right substituted by the successor corporation, or in the case of stock options, may be terminated after giving holders notice of such pending termination and a change to exercise the option prior to the reorganization event. In addition, the vesting of awards that are unvested at the time of a reorganization event does not automatically accelerate, but our Board may cause any vesting to accelerate or restrictions lapse in connection with the change in control event. In the case that stockholders are receiving a cash payment for each share in a reorganization event, our Board may also provide that all awards will be cancelled in connection with the reorganization event in exchange for the holder of such award receiving a cash payment for each share underlying the award in the same amount as the stockholders receive, or, in the case of options, the excess, if any, between the amount a stockholder is receiving and the exercise price of the stock option. Our Board will generally not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly in the transaction. Upon the occurrence of a liquidation or dissolution of the Company, except to the extent specifically provided otherwise in the restricted stock or RSU award agreement or any other agreement between a participant and us, all restrictions and conditions on all restricted stock and RSU awards then outstanding will automatically be deemed terminated or satisfied.

Amendment and Termination
Our Board may amend, suspend or terminate the Amended 2019 Stock Incentive Plan at any time and for any reason, provided that any amendment will be subject to stockholder approval to the extent required by the NASDAQ rules or Section 422 of the Code with respect to incentive stock options. In addition, any amendment to the Amended 2019 Stock Incentive Plan may not materially and adversely affect the rights of the existing participants under the Amended 2019 Stock Incentive Plan. No award will be made that is conditioned upon stockholder approval of any amendment to the Amended 2019 Stock Incentive Plan. The 2019 Stock Incentive Plan will terminate on June 6, 2029 unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board.

Forfeiture Events; Clawback
Awards granted pursuant to the Amended 2019 Stock Incentive Plan shall be subject to the terms of the clawback policy adopted by us as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to us or our subsidiaries or specified in any award agreement.

Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Amended 2019 Stock Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Amended 2019 Stock Incentive Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary

PROXY STATEMENT	87

income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time performance awards or RSUs are granted. Instead, a participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such award (if any) when the vested performance awards or RSUs are settled and the underlying shares are distributed. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Section 409A of the Code contains certain requirements for non-qualified deferred compensation arrangements with respect to a participant’s deferral and distribution elections and permissible distribution events. Awards granted under the 2019 Stock Incentive Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A of the Code fails to comply with its provisions, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer, chief financial officer, and to each of our three most highly compensated executive officers (other than our chief executive officer and our chief financial officer) as well as certain former executive officers. In general, annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000, unless the compensation qualifies for deductibility under the transition rules of the amendments to Section 162(m) of the Code that took affect following the adoption of the Tax Cuts and Jobs Act of 2017.

Awards to be Granted
The number of awards (if any) that an eligible participant may receive under the Amended 2019 Stock Incentive Plan is in the discretion of our Board and therefore cannot be determined in advance and no awards have been granted pending stockholder approval.
Additional Information
The following Equity Compensation Plan Information table summarizes the number of securities underlying outstanding options and RSUs granted to employees and directors, as well as the number of securities that remained available for future issuance, under LivePerson’s equity compensation awards, as of December 31, 2022. The table reflects both the 2019 Stock Incentive Plan (not including any shares attributable to the Share Increase described in this Proposal 5) and the Company’s 2018 Inducement Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2022(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2022 (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,023,889	24.52	1,468,466(3)
Equity compensation plans not approved by security holders	2,718,942	21.41	918,117(4)
Total	9,742,831		2,386,583
(1)Consists of options to purchase shares of our common stock, as well as RSU awards, each representing the right to acquire shares of our common stock. In respect of the plans approved by security holders, including the 2000 Stock Incentive Plan, 2009 Stock Incentive Plan and 2019 Stock Incentive Plan, the number of shares reported represents 3,627,430 shares subject to stock options and 3,396,459 RSUs. For purposes of this table, the number of RSUs includes a number in respect of performance-vesting RSUs granted under the 2019 Stock Incentive Plan that assumes the highest level of performance for the three-year performance period applicable to the award has been achieved. In respect of the plan not approved by security holders, including the Inducement Plan (described below), the number of shares reported represents 880,668 shares subject to stock options, and 1,838,274 RSUs.

(2)The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSU awards or performance stock units, which have no exercise price.

(3)Consists of 1,069,211 shares remaining available for issuance under the 2019 Stock Incentive Plan and 399,255 shares remaining available for issuance under the 2019 Employee Stock Purchase Plan.

(4)Represents shares under the Inducement Plan, which is intended to qualify as an “inducement plan” under Nasdaq rule 5635(c)(4).

The table set forth above is also included in the section of this Proxy Statement entitled “Equity Compensation Plan Information” below, along with further information regarding the Company’s 2018 Inducement Plan under the heading “LivePerson, Inc. 2018 Inducement Plan.”

As an additional point of reference, the following table includes further information regarding awards outstanding and shares available for future awards under each of the 2019 Stock Incentive Plan and 2018 Inducement Plan, in each case as of March 31, 2023, as well as the impact of the proposed Share Increase. As of March 31, 2023, there were 76,104,644 shares of the Company’s common stock outstanding.

PROXY STATEMENT	89

	2019 Stock Incentive Plan Number of shares	2018 Inducement Plan	Total of Both Equity Plans	Total as a percentage of the Company’s common stock outstanding as of March 31, 2023
Outstanding stock options	3,304,992(1)	773,946(2)	4,078,938(3)	5.36%
Outstanding RSUs and PSUs	3,168,327(4)	1,495,266	4,663,593(4)	6.13%
Total shares subject to outstanding awards as of March 31, 2023 (A)	6,473,319	2,269,212	8,742,531	11.49%
Total shares available for future awards as of March 31, 2023 (B)	2,194,121	1,032,586	3,226,707	4.24%
Proposed additional shares available for future awards (C)	2,300,000	—	2,300,000	3.02%
Total of (A), (B) and (C) above	10,967,440	3,301,798	14,269,238	18.75%
(1)As of March 31, 2023, the weighted average price and weighted average remaining term to expiration of stock options outstanding under the 2019 Stock Incentive Plan were $24.382 and 4.9054, respectively.

(2)As of March 31, 2023, the weighted average price and weighted average remaining term to expiration of stock options outstanding under the 2018 Inducement Plan were $20.0198 and 6.4884, respectively.

(3)As of March 31, 2023, the weighted average price and weighted average remaining term to expiration of stock options outstanding under both the 2019 Stock Incentive Plan and 2018 Inducement Plan on an aggregated based were $23.1127 and 5.2058 years, respectively.

(4)Includes performance-vesting RSUs granted under the 2019 Stock Incentive Plan assuming target performance for the three-year performance period applicable to the award has been achieved.
Required Vote
The affirmative vote of a majority of the stock having voting power that is present virtually or represented by proxy at our 2023 Annual Meeting at which a quorum is present is required to approve the 2019 Stock Incentive Plan Amendment.

The Board unanimously recommends a vote “FOR” the amendment to the 2019 Stock Incentive Plan to increase the number of shares available for issuance thereunder.

Proposal No. 6 Amendment to the 2019 Employee Stock Purchase Plan
PROPOSAL NO. 6
AMENDMENT TO THE 2019 EMPLOYEE STOCK PURCHASE PLAN
We seek approval of an amendment to our 2019 Employee Stock Purchase Plan (the “ESPP Amendment”). Our Board has adopted the ESPP Amendment, the effectiveness of which is subject to receiving stockholder approval at our 2023 Annual Meeting, which authorizes an increase in the number of shares of our common stock available for purchase under our 2019 Employee Stock Purchase Plan (our “Employee Stock Purchase Plan”) by 1,000,000 shares (the “ESPP Share Increase”). Whether the 1,000,000 new shares will be available for future purchase depends on whether our stockholders approve of the ESPP Amendment under this Proposal No. 6.

Our Employee Stock Purchase Plan was originally adopted by our Board on April 11, 2019, and was approved by our stockholders on June 6, 2019. The purpose of the ESPP Amendment, and our Employee Stock Purchase Plan generally, is to promote employee stock ownership, by allowing our employees and employees of our participating subsidiary corporations to purchase shares at a discount. As discussed more fully below, without stockholder approval of the ESPP Amendment we will not be able to continue to allow our employees to purchase shares of our common stock directly from the Company. Continued use of our Employee Stock Purchase Plan is crucial to aligning our employees’ interests with those of our stockholders, and to our ability to attract, retain and motivate highly qualified employees.

If our stockholders reject this proposal, we will only be able to continue to provide employees with the opportunity to purchase shares of our common stock until the maximum number of shares authorized for issuance under our Employee Stock Purchase Plan are purchased. As of August 11, 2023, 213,629 shares remained available for issuance under our Employee Stock Purchase Plan. We are therefore making this request of stockholders in order to provide us with the opportunity to continue to allow our employees to purchase shares of our common stock pursuant to our Employee Stock Purchase Plan.

General
Employee participation in our Employee Stock Purchase Plan, as amended by the ESPP Amendment (together, “the Amended ESPP”) is voluntary and dependent on each eligible employee’s election to participate and their designated payroll deductions. Therefore, the benefits and amounts that will be received or allocated under the Amended ESPP are not determinable.

The ESPP Amendment is set forth in Appendix B to this Proxy Statement. The full text of our Employee Stock Purchase Plan (prior to the ESPP Amendment described in this Proposal No. 6) is set forth in Exhibit 99.2 to the Form S-8 filed on November 13, 2019.

The following is a summary of the principal features of the Amended ESPP. This summary does not purport to be a complete description of all of the provisions of the Amended ESPP. It is qualified in its entirety by reference to the full text of the Amended ESPP.

PROXY STATEMENT	91

Proposal No. 6 Amendment to the 2019 Employee Stock Purchase Plan
Description of the Purchase Plan
Share Reserve
Under the Amended ESPP the maximum aggregate number of shares of our common stock authorized for issuance (including the proposed ESPP Share Increase, if approved) that will be available for issuance will be 2,000,000; which includes (A) 1,000,000 shares, which is the number of shares that is being requested in connection with this Proposal No. 6, as the ESPP Share Increase described above and (B) 1,000,000 shares, which is the number of shares authorized by our stockholders in connection with our Employee Stock Purchase Plan’s adoption. In the event of any change to our outstanding common stock, such as a recapitalization, stock split or similar event, appropriate adjustments will be made to the Amended ESPP and to each outstanding option thereunder.

Eligibility
Any person who is employed by the Company (or by any of its designated subsidiaries) for at least 5 months and at least 20 hours per week is eligible to participate in the Amended ESPP, subject to certain limitations imposed by Section 423(b) of Code, including (i) the requirement that no person may be granted rights under the Amended ESPP (and all plans qualified under Section 423(b) of the Code maintained by the Company or any parent or subsidiary) to purchase more than $25,000 worth of shares (valued at the time each right is granted) for each calendar year in which rights are outstanding and (ii) the requirement that, no person who owns or holds options to purchase or who, as a result of participation in the Amended ESPP, would own or hold options to purchase 5% or more of our outstanding common stock, is eligible to participate in the Amended ESPP. Non-employee directors are not eligible to participate in the Amended ESPP. As of August 11, 2023, approximately 1,067 employees (including our executive officers) were eligible to participate in our Employee Stock Purchase Plan.

Participation in an Offering
To participate in the Amended ESPP, eligible employees must authorize payroll deductions in any multiple of one percent (1%) up to fifteen percent (15%) of eligible earnings, including, base salary, bonuses, overtime pay, commissions and other wages. Once an employee becomes a participant in the Amended ESPP, the employee will automatically participate in each successive offering period until such time as the employee withdraws or is withdrawn from the Amended ESPP. Offering periods of our Employee Stock Purchase Plan are typically three-months, and pursuant to the Amended ESPP, an offering period cannot exceed 24-months.

Purchase Price
The purchase price per Share under the Amended ESPP will be no less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the relevant offering period or (ii) the last day of the relevant purchase period. The fair market value of our common stock on these measurement dates will be equal to the closing price per share as reported on NASDAQ. The purchase price per share will initially be equal to 85% of the fair market value of our common stock on the last day of the relevant purchase period. On August 15, 2023, the closing price of our common stock on the NASDAQ was $4.53 per share.

Shares Purchased
Each participant who continues to be a participant in the Amended ESPP on the last trading day of the offering period will be deemed to have exercised an option to purchase a number of shares, determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period by the purchase price. The number of shares purchased may be limited by the $25,000 limitation set forth in Section 423(b) of the Code and described above. In addition, the Amended ESPP limits the amount of shares that any participant can purchase during any consecutive 12-month period to 2,000 shares, and the amount of shares that all participants can purchase during any consecutive 12-month period to 250,000 shares, provided that the plan administrator will establish the maximum amount of shares that any participant and all participants can purchase on any purchase date

Proposal No. 6 Amendment to the 2019 Employee Stock Purchase Plan
prior to the beginning of the relevant offering period. In the event that the number of shares of our common stock that may be issued and sold during any offering period is limited by the 250,000 share limit, the number of shares that any participant purchases in that offering period will be reduced in proportion to the respective amounts which would otherwise have been purchasable by each such participant if enough shares had been available to enable all participants to purchase the full amount they elected. Any cash not applied to the purchase of fractional shares will be applied toward the purchase of shares in subsequent offerings.

Withdrawal
A participant may withdraw from an offering under the Amended ESPP at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not subsequently participate in the same offering. A participant will automatically be withdrawn from an offering under the Amended ESPP upon a termination of employment and, in certain cases, following a leave of absence or a temporary period of ineligibility.

Transferability
No options granted under the Amended ESPP will be transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Change in Control
In the event the Company is acquired by merger or sale of all or substantially all of the Company’s assets or outstanding voting stock, all outstanding options will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will generally be equal to 85% of the fair market value of our common stock on the day immediately prior to consummation of the transaction. In addition, in accordance with the principles of Section 423 of the Code, the plan administrator may create special purchase periods or special purchase dates for individuals who become employees in connection with the acquisition of another company or cease to be employees in connection with the disposition of any portion of the Company or its subsidiaries.

Administration and Amendment
The Amended ESPP is administered by our Compensation Committee. All questions of interpretation or application of the Amended ESPP are determined in the sole discretion of the plan administrator, and its decisions are final and binding upon all participants. Our Board may at any time amend or terminate the Amended ESPP; however, such termination or amendment may not make any changes in an option previously granted that would adversely affect the rights of any participant unless such action is necessary or desirable to comply with applicable laws or is necessary to assure that the Company will not recognize, for financial accounting purposes, any additional compensation expense in connection with the shares offered under the Amended ESPP, should the financial accounting rules change. No amendment may be made to the Amended ESPP without the approval or ratification of our stockholders if such amendment would require stockholder approval under Section 423 of the Code, or any other applicable law or regulation.

Without stockholder approval and without regard to whether any participant’s rights may be considered to have been “adversely affected,” the Board is entitled to cancel or change purchase or offering periods, limit the frequency and/or number of changes in the amount withheld during a purchase or offering period, change or establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant’s eligible compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Amended ESPP.

PROXY STATEMENT	93

Proposal No. 6 Amendment to the 2019 Employee Stock Purchase Plan

Unless sooner terminated by the Board, our Employee Stock Purchase Plan is currently scheduled to terminate upon the earliest of (i) June 6, 2029, (ii) the date on which all Shares available for issuance under our Employee Stock Purchase Plan shall have been sold pursuant to options exercised under our Employee Stock Purchase Plan, or (iii) the date on which all options are exercised in connection with a change in control of the company.

Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences applicable to participation in the Amended ESPP based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances.

This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Amended ESPP. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the Amended ESPP.

The Amended ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under this type of plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, due to the grant of the option at the beginning of an offering or the purchase of shares at the end of an offering. A participant will, however, recognize taxable income in the year in which the shares purchased under the Amended ESPP are sold or otherwise made the subject of disposition.

A sale or other disposition of shares purchased under the Amended ESPP will be a disqualifying disposition if it is made within two years after the first day of the offering period pursuant to which the shares were purchased or one year after the purchase date.

If the participant makes a disqualifying disposition of shares purchased under the Amended ESPP, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition and the Company will be entitled to an income tax deduction for the same amount for the taxable year of the Company in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of our officers under Section 162(m) of the Code. In no other instance will the Company be allowed a deduction with respect to the participant’s disposition of the purchased shares. Any additional gain (or loss) on the disposition will be a capital gain (or loss) to the participant.

If the participant disposes of shares purchased under the Amended ESPP after satisfying the holding period outlined above (a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of disposition exceeds the purchase price or (ii) 15% of the fair market value of the shares on the first day of the offering period pursuant to which the shares were purchased. This amount of ordinary income will be added to the basis in the shares and any gain (or loss) recognized upon the disposition will be a long-term capital gain (or loss).

Additional Information
The following table sets forth information regarding shares that have been issued and shares available for purchase under our Employee Stock Purchase Plan, as of August 11, 2023, as well as the impact of the proposed ESPP Share Increase. As of August 11, 2023, 78,010,303 shares of our common stock were outstanding.

Proposal No. 6 Amendment to the 2019 Employee Stock Purchase Plan

	Employee Stock Purchase Plan	Total as a percentage of the Company’s common stock outstanding as of August 11, 2023
Total shares issued as of August 11, 2023 (A)	786,371	1.0%
Total shares available for future issuance as of August 11, 2023 (B)	213,629	0.27%
Proposed additional shares available for future awards (C)	1,000,000	1.28%
Total of (A), (B) and (C) above	2,000,000	2.56%

Required Vote

The affirmative vote of a majority of stock having voting power that is present virtually or represented by proxy at our 2023 Annual Meeting at which a quorum is present is required to approve the ESPP Amendment.

The Board unanimously recommends a vote “FOR” the amendment to the 2019 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder.

PROXY STATEMENT	95

Certain Relationships and Related Transactions
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any transaction or series of transactions, of which the aggregate amount involved exceeds or may be reasonably expected to exceed $120,000, in which we participate and a related person has a material interest would require the prior approval by our Board. In such cases, the Board would review all of the relevant facts and circumstances and would take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a transaction relates to a director, that director would not participate in the Board’s deliberations.

Related persons would include a member of our Board and our executive officers and their immediate family members. It would also include persons controlling over 5% of our outstanding common stock. Under our written policy on conflicts of interest, all of our directors, executive officers and employees have a duty to report to the appropriate level of management potential conflicts of interests, including transactions with related persons.

Pursuant to our Audit Committee Charter, our Audit Committee is responsible for reviewing potential conflict of interest situations and approving, on an ongoing basis, all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K. In particular, our Audit Committee Charter requires that our Audit Committee approve all transactions between the Company and one or more directors, executive officers, major stockholders or firms that employ directors, as well as any other material related party transactions that are identified in a periodic review of our transactions. In considering a related party transaction, the Audit Committee will consider such factors as it deems appropriate, including, without limitation, the commercial reasonableness of the terms, if the terms are judged to be the same as a transaction made on an arm’s-length basis, the benefit or perceived benefit (or lack thereof) to the Company, the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship, opportunity costs and availability of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and any actual or apparent conflict of interest of the related person.

Since the beginning of the 2022 Fiscal Year, the Company has not been a participant in any transaction with a related person other than the agreements and transactions described below.

Indemnification Agreements with Directors and Executive Officers

The Charter provides that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and executive officers. We monitor developments in Delaware law in order to provide our directors and officers the highest level of protection under the law. Our Board approved an updated form of indemnification agreement which was filed as an exhibit to our 2011 Annual Report on Form 10-K. The form of indemnification agreement used by the Company contains provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain highly qualified individuals to serve the Company. We also have obtained an insurance policy covering our directors and executive officers for claims that such directors and executive officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.
Other Relationships and Transactions

Certain Relationships and Related Transactions

On February 25, 2022, Starboard Value and Opportunity Master Fund Ltd notified us of its intent to nominate four candidates for election to the Board at the 2022 Annual Meeting. On July 20, 2022, the Company and Starboard Value, LP and certain of its affiliates (collectively, “Starboard”) entered into an agreement (the “Starboard Agreement”) pursuant to which Starboard Value and Opportunity Master Fund Ltd withdrew its nomination notice. As part of the Starboard Agreement, the Company reimbursed Starboard for reasonable, documented out-of-pocket fees and expenses incurred in connection with its involvement with the Company, including but not limited to, its Schedule 13D filings, its preparation and delivery of its nomination notice, its preparation and filing of preliminary proxy materials, and the negotiation and execution of the Agreement, for an aggregate total reimbursement of $1.1 million.

On November 18, 2022, Mr. John D. Collins, our Interim Chief Executive Officer and Chief Financial Officer, sold to the Company, and the Company repurchased, 19,830 shares of Common Stock at the price of $11.17 per share, the closing market price of the shares on the date of repurchase, for an aggregate purchase price of $221,501.10. The transaction was effected by mutual agreement of the Company and Mr. Collins in order for Mr. Collins to cover tax liabilities from bonus and equity based compensation.

On May 5, 2023, Starboard Value and Opportunity Master Fund Ltd submitted notice of its intent to nominate three persons for election to the Company’s Board at the 2023 Annual Meeting. On July 24, 2023, Starboard withdrew its notice.

PROXY STATEMENT	97

Other Information
OTHER INFORMATION
Costs of the Solicitation
The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the Company’s stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their out-of-pocket costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, e-mail or other means, by directors, officers or employees of the Company, without additional compensation. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained MacKenzie Partners to solicit proxies. Under our agreement with MacKenzie Partners, we anticipate that MacKenzie Partners will receive a fee of $25,000 plus certain out-of-pocket expenses. The Company also agreed to indemnify MacKenzie Partners against certain liabilities relating to, or arising out of, its retention. MacKenzie Partners will solicit proxies by mail, telephone, facsimile and email.

Householding
The SEC has adopted rules that permit companies to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Annual Report to Stockholders and this Proxy Statement, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and saves natural resources. If you received a household mailing and you would like to have additional copies mailed to you, please submit your request in writing to Monica L. Greenberg, Executive Vice President of Public Policy, and General Counsel, at the Company’s principal executive offices located at 530 Seventh Avenue, Floor M1, New York, New York 10018 or by calling (212) 609-4200. Similarly, you may also contact Ms. Greenberg if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Stockholders who hold their shares in street name should contact their broker, bank or other nominee regarding combined mailings.

Availability of Annual Report on Form 10-K
The Company filed an Annual Report on Form 10-K with the SEC on March 16, 2023 and Amendment No. 1 to its Annual Report on Form 10-K with the SEC on May 1, 2023. A copy of each of these reports is also available through http://magna.isa.gov.il and http://maya.tase.co.il. Stockholders may also obtain a copy of these reports, without charge, by writing to Monica L. Greenberg, Executive Vice President of Public Policy, and General Counsel, at the Company’s principal executive offices located at 530 Seventh Avenue, Floor M1, New York, New York 10018.

A copy of the Annual Report to Stockholders for the 2022 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. It may also be viewed at www.proxyvote.com. The Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Other Information
Stockholder Proposals and Nominations
In order to be considered for inclusion in the Company’s proxy statement and proxy card relating to the 2024 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices on or before May 11, 2024 and must otherwise be in compliance with the SEC rules regarding eligibility for inclusion in our proxy statement and proxy card. In addition, any proposal for consideration at the 2024 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 must be received by the Secretary of the Company at its principal executive offices not later than the close of business on July 7, 2024 and not earlier than the close of business on June 7, 2024 (or if the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the first anniversary of the 2023 Annual Meeting of Stockholders, not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the public announcement of the meeting date and not earlier than the close of business on the 120th day prior to the meeting) and must otherwise be in compliance with the requirements for the proposal of business to be considered by stockholders set forth in the Bylaws.

To nominate a director for election to the Board at the 2024 Annual Meeting of Stockholders, a stockholders’ notice must be received by the Secretary of the Company at its principal executive offices not later than the close of business on July 7, 2024 and not earlier than the close of business on June 7, 2024 (or if the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the first anniversary of the 2023 Annual Meeting of Stockholders, not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the public announcement of the meeting date and not earlier than the close of business on the 120th day prior to the meeting) and must otherwise be in compliance with the requirements for the nomination of directors set forth in the Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 6, 2024 (or if the date of the meeting has changed by more than 30 days from the previous year, no later than the later of 60 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made).

Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed “filed” with the SEC, are not deemed “soliciting material” and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes. Additionally, website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

Stockholder List
We will make available a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting from September 25, 2023 through October 5, 2023 at 125 West 25th Street, 5th Floor, New York, New York 10001. The list will also be available electronically on the meeting website during the live webcast of the Annual Meeting.

PROXY STATEMENT	99

Other Information
Other Matters
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the proxy card.

Forward-Looking Statements
Statements in this Proxy Statement regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; our ability to retain existing customers and cause them to purchase additional services and to attract new customers; major public health issues; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; the material weakness in our internal controls and limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy and data protection and increased public scrutiny of privacy and security issues that could result in increased government regulation and other legal obligations; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks related to our common stock being traded on more than one securities exchange; and other factors described in the "Risk Factors" section of our Annual Report to Stockholders on Form 10-K for the 2022 Fiscal Year. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to our reports and documents filed from time to time by us with the SEC for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

Other Information

Reconciliation of Non-GAAP Financial Measures
Investors are cautioned that adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs, is a “non-GAAP financial measure”. Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. The Company presents non-GAAP financial information in this Proxy Statement because the Company believes that it is helpful to some investors as one measure of the Company’s operations. The following table presents a reconciliation of adjusted EBITDA to the corresponding GAAP measure.

Reconciliation of Non-GAAP Financial Information to GAAP

(In Thousands)
Unaudited
	Year ended December 31,
	2022	2021	2020
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(225,747)	$(124,974)	$(107,594)
Add/(less):

Amortization of purchased intangibles and finance leases	22,112	9,327	3,552
Stock-based compensation	109,638	69,656	65,946
Contingent earn-out adjustments	(8,516)	132	263
Restructuring costs(1)	19,967	3,397	29,420
Depreciation	32,284	27,423	22,826
Other litigation and consulting costs(2)	17,212	6,665	5,375
(Benefit from) provision for income taxes	1,727	(2,404)	2,466
Acquisition costs	4,492	5,808	—
Interest expense, net	352	37,406	14,334
Other (income) expense, net(3)	10,300	(3,294)	1,343
Adjusted EBITDA (loss)	$(16,179)	$29,142	$37,931

(1)Includes severance costs and other compensation related costs of $19.5 million and lease restructuring costs of $0.4 million for the year ended December 31, 2022.
(2)Includes litigation costs of $11.0 million, employee benefit costs of $1.6 million, consulting costs of $2.2 million, employee-related costs of $2.1 million and reserve for sales and use tax liability of $0.3 million for the year ended December 31, 2022.
(3)Includes $0.2 million of other income related to the settlement of leases offset by $7.7 million of costs related to elimination entries for our Equity Method Investment in Claire Holdings, Inc. for the year ended December 31, 2022. The remaining amount of other (income) expense is attributable to currency rate fluctuations.

PROXY STATEMENT	101

Other Information
Appraisal Rights

Holders of shares of our common stock do not have appraisal rights under Delaware law in connection with this proxy solicitation.

By Order of the Board of Directors

By:	/s/ Jill Layfield
Name:	Jill Layfield
Title:	Chair of the Board

New York, New York

September 8, 2023

Appendix A: Amendment to the LivePerson, Inc. 2019 Stock Incentive Plan
AMENDMENT TO THE
LIVEPERSON, INC.
2019 STOCK INCENTIVE PLAN

THIS AMENDMENT (the “Amendment”) of the LivePerson, Inc. 2019 Stock Incentive Plan is dated as of September 7, 2023.

WHEREAS, the Board of Directors of LivePerson, Inc. (the “Company”) has adopted the LivePerson, Inc. 2019 Stock Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to amend the Plan as more particularly set forth below, to increase the number of shares available for issuance under the Plan by 2,300,000 shares.

NOW, THEREFORE, the Plan shall be amended as follows:
1. Stock Available for Awards. Subsection 4(a)(1) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:
a. Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:
i. 12,250,0001shares of Common Stock;
ii. such additional number of shares of Common Stock is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2009 Stock Incentive Plan and the 2000 Stock Incentive Plan (the “Existing Plans”) that remained available for grant under the Existing Plans as of June 6, 2019, and (y) the number of shares of Common Stock subject to awards granted under the Existing Plans which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, in each case, on or after June 6, 2019, subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code; provided that in no event shall the sum of (x) and (y) above exceed 11,645,851; plus
iii. 2,300,000 shares of Common Stock.

2. This Amendment shall be effective as of the date set forth above, subject to and contingent on approval of the Company’s stockholders at the 2023 Annual Meeting of Stockholders.

3. Except as expressly amended by this Amendment, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Amendment to the Plan was duly adopted by the Board of Directors.

LIVEPERSON, INC.

By: /s/ Monica Greenberg
Name: Monica Greenberg
Title: General Counsel
1 Reflects the 4,250,000 shares originally approved at the time of the Plan’s adopting in 2019, plus the aggregate number of shares that been approved for increase following the Plan’s adoption in 2019.

PROXY STATEMENT	103

Appendix B: Amendment to the LivePerson, Inc. 2019 Employee Stock Purchase Plan
AMENDMENT TO THE
LIVEPERSON, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT (the “Amendment”) of the LivePerson, Inc. 2019 Employee Stock Purchase Plan is dated as of September 7, 2023.

WHEREAS, the Board of Directors of LivePerson, Inc. (the “Company”) has adopted the LivePerson, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”); and

WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to amend the ESPP as more particularly set forth below, to increase the number of shares reserved for issuance under the Plan by 1,000,000 shares.

NOW, THEREFORE, the ESPP shall be amended as follows:

1. Shares Reserved for ESPP. The first sentence of Subsection 3 of the ESPP shall be deleted in its entirety and the following substituted in lieu thereof:

a. Subject to adjustment pursuant to this Section 3, an aggregate of two million (2,000,000) Shares are reserved for issuance pursuant to this Plan.

2. This Amendment shall be effective as of the date set forth above, subject to and contingent on approval of the Company’s stockholders at the 2023 Annual Meeting of Stockholders.

3. Except as expressly amended by this Amendment, all terms and conditions of the ESPP shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Amendment to the ESPP was duly adopted by the Board of Directors.

LIVEPERSON, INC.

By: /s/ Monica Greenberg
Name: Monica Greenberg
Title: General Counsel

LIVEPERSON

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LPSN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V16928-P97966 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIVEPERSON, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED HEREIN, "FOR" PROPOSALS 2 AND 3, "1 YEAR" ON PROPOSAL 4 AND "FOR" PROPOSALS 5 AND 6.

Nominees:	**For**	**Against**	**Abstain**
1a. Jill Layfield	☐	☐	☐
1b. James Miller	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of the advisory vote on executive compensation	☐	☐	☐	☐

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PROXY STATEMENT	105

ANNUAL MEETING OF STOCKHOLDERS OF

LIVEPERSON, INC.

October 5, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to online access.

Important Notice of Internet Availability of Proxy Materials:
The Notice of Annual Meeting, Proxy Statement and Proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.proxyvote.com.

V16929-P94235

LIVEPERSON, INC.
Annual Meeting of Stockholders
October 5, 2023 10:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on October 5, 2023 and the Proxy Statement, and appoints John D. Collins, Interim Chief Executive Officer and Chief Financial Officer, and Monica L. Greenberg, Executive Vice President of Public Policy and General Counsel, and each of them, the Proxy of the undersigned with full power of substitution and resubstitution to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/LPSN2023 on October 5, 2023 at 10:00 a.m. (Eastern Time) (the "Annual Meeting") and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side